Exhibit 10.13

EXECUTION COPY

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

DISCOVERY AND DEVELOPMENT COLLABORATION

AND LICENSE AGREEMENT

by and between

AGIOS PHARMACEUTICALS, INC.

and

CELGENE CORPORATION

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Exhibits and Schedules

Exhibit A	—	Certain Financial Definitions
Schedule 1.1	—	Baseline Activity
Schedule 1.6	—	Agios Patent Rights as of the Effective Date
Schedule 1.53	—	Existing Third Party Agreements
Schedule 1.65	—	IND Study Criteria
Schedule 1.91	—	Phase I MAD Protocol Criteria
Schedule 1.93	—	Phase I Report Criteria
Schedule 1.105	—	Publication Guidelines
Schedule 1.119	—	Target List
Schedule 1.128	—	Validation Criteria
Schedule 3.5(a)	—	Target Inclusion Criteria
Schedule 3.5(b)	—	Certain Rationale for Target/Program Exclusion
Schedule 3.6(b)	—	Clinical Candidate Guidelines
Schedule 10.2(f)	—	Countries for Filing Agios Collaboration Patent Rights
Schedule 11.3	—	Press Release

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DISCOVERY AND DEVELOPMENT COLLABORATION AND LICENSE AGREEMENT

This Discovery and Development Collaboration and License Agreement (this “Agreement”) is entered into as of April 14, 2010 (the “Effective Date”), by and between Agios Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 38 Sidney St., 2nd Floor, Cambridge, MA 02139-4169 (“Agios”), and Celgene Corporation, a corporation organized and existing under the laws of the State of Delaware and having its principal office at 86 Morris Avenue, Summit, NJ 07901 (“Celgene”).

INTRODUCTION

1.	Agios has expertise and technology relating to the discovery and development of drug candidates that modulate the metabolic functioning of cancer cells.

2.	Celgene is engaged in the discovery, development and commercialization of therapeutics in the fields of oncology and immunological diseases.

3.	Celgene and Agios desire to establish a collaboration to apply Agios’ expertise and technology to the discovery and validation of novel targets, primarily cancer metabolism targets, and the discovery and development of associated therapeutics, primarily in the Oncology Field, and to provide for the development and commercialization of such therapeutics, all on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Agios and Celgene hereby agree as follows:

Article I

Definitions

When used in this Agreement, each of the following terms shall have the meanings set forth in this Article I:

Section 1.1 “Active” or “Activity” means, with respect to a given compound in relation to a given Collaboration Target, that such compound meets the baseline criteria for activity in modulating such Collaboration Target, the mechanism of action of which is a specific interaction with such Collaboration Target. The general baseline criteria for activity in modulating Collaboration Targets are set forth on Schedule 1.1. The JRC by Mutual Consent may establish more specific baseline criteria for activity in modulating a particular Collaboration Target based on such general baseline criteria.

Section 1.2 “Affiliate” means, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as the case may be, for so long as such control exists. As used in this Section 1.2, “control” means: (a) to possess, directly or indirectly, the power to direct the management and policies of a Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance; or (b) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage that is the maximum allowed to be owned by a foreign Person in a particular jurisdiction) of the voting share capital in a Person.

Section 1.3 “Agios Collaboration Intellectual Property,” “Agios Collaboration Know-How” and “Agios Collaboration Patent Rights” means, respectively, the Collaboration Intellectual Property Controlled by Agios, the Collaboration Know-How Controlled by Agios and the Collaboration Patent Rights Controlled by Agios.

Section 1.4 “Agios Intellectual Property” means Agios Know-How and Agios Patent Rights, collectively.

Section 1.5 “Agios Know-How” means any Know-How that is (a) Controlled by Agios as of the Effective Date or during the Term, and (b) necessary or useful for the Development, Manufacture and/or Commercialization of Collaboration Targets, Celgene Reverted Targets, Collaboration Compounds, Independent Compounds, Celgene Reverted Compounds, Celgene Reverted Products, Licensed Compounds and/or Licensed Products; but excluding (i) Collaboration Know-How, and (ii) Know-How to the extent specifically related to any Target other than a Collaboration Target or Celgene Reverted Target.

Section 1.6 “Agios Patent Rights” means any Patent Rights that (a) are Controlled by Agios as of the Effective Date or during the Term, and (b) Cover, or are otherwise necessary or useful for Development, Manufacture and/or Commercialization of, a Collaboration Target, Celgene Reverted Target, Collaboration Compound, Independent Compound, Celgene Reverted Compound, Celgene Reverted Product, Licensed Compound or Licensed Product (including the composition of matter, manufacture or any use thereof); but excluding (i) Collaboration Patent Rights, and (ii) Patent Rights to the extent specifically related to a Target other than a Collaboration Target or Celgene Reverted Target. Agios Patent Rights as of the Effective Date are as set forth on Schedule 1.6.

Section 1.7 “Agios Reverted Compound(s)” means:

(a) the Picked Compounds with respect to each Picked Validated Program selected by Agios pursuant to Section 3.7 (or, as applicable, Section 3.3(b)(iii) or Section 15.5);

(b) each Development Candidate with respect to each Optionable Program for which Celgene either rejects the Development Candidate or Celgene does not exercise the Celgene Program Option; provided that, for this purpose and notwithstanding Section 1.47, “Development Candidate” means (i) the one (1) Collaboration Compound that meets the Clinical Candidate Guidelines nominated by Agios, (2) the Back-Up Compound identified by Agios pursuant to Section 3.6(b)(ii), and (3) up to [**] additional Back-Up Compounds identified by the JRC (or the JDC, as applicable) by Mutual Consent at the DC Selection Stage;

(c) notwithstanding Section 1.66, (i) a single Independent Compound under each Independent Program that becomes an Agios Reverted Program that is Developed prior to such Independent Program becoming an Agios Reverted Program, and (ii) [**] Back-Up Compounds identified by the JRC (or the JDC, as applicable) by Mutual Consent at the time of such Independent Program becoming an Agios Reverted Program; and

(d) with respect to any other Program that becomes an Agios Reverted Program in accordance with Section 3.12, (i) one (1) Collaboration Compound that is Active against the Agios Reverted Target and Developed under the applicable Program (but only to the extent Developed prior to such Program becoming an Agios Reverted Program), and (ii) [**] Back-Up Compounds identified by the JRC (or the JDC, as applicable) by Mutual Consent at the time of such Program becoming an Agios Reverted Program.

Section 1.8 “Agios Reverted Product” means a product that contains as an active ingredient any Agios Reverted Compound.

Section 1.9 “Agios Reverted Target” means, with respect to each Discovery Program or Independent Program that becomes an Agios Reverted Program in accordance with Section 3.12, the Target which was the subject of such Discovery Program or Independent Program, as applicable.

Section 1.10 “Agreement Compounds” means Collaboration Compounds, Residual Program Compounds, Development Candidates, Picked Compounds, Picked Products, Back-Up Compounds, Buy-In Compounds, Buy-In Products, Split Compounds, Split Products, Co-Commercialized Products, Licensed Compounds, Licensed Products, Independent Compounds, Agios Reverted Compounds, Agios Reverted Products, Celgene Reverted Compounds and/or Celgene Reverted Products.

Section 1.11 “Analog” means, with respect to a specific Development Candidate, Back-Up Compound, Buy-In Compound, Picked Compound or Celgene Reverted Compound against a specific Target, a molecule (a) that contains the same core structure (meaning [**]) as such specific Development Candidate, Back-Up Compound, Buy-In Compound, Picked Compound, or Celgene Reverted Compound or that contains [**] within the core structure of any of the foregoing; (b) that modulates the Target to which such Development Candidate, Back-Up Compound, Buy-In Compound, Picked Compound, or Celgene Reverted Compound is directed; and (c) that has a level of potency against such Target, expressed as [**], as applicable, for the Development Candidate as defined in Section 1.47(a), the Buy-In Compound as defined in Section 1.14(a)(i), the most advanced Picked Compound as defined in Section 1.98(a)(i), or the most advanced Celgene Reverted Compound as defined in Section 1.23(a), respectively, for such Target, as measured in an [**] assay for such Target designated by the JDC.

Section 1.12 “Back-Up Compound” means, with respect to each Program, Agios Reverted Program or Celgene Reverted Program, as applicable, a Collaboration Compound (a) that meets, [**], the Clinical Candidate Guidelines under such Program, Agios Reverted Program or Celgene Reverted Program, as applicable, and (b) that is directed to the same Collaboration Target, Agios Reverted Target or Celgene Reverted Target, as applicable, as the lead Collaboration Compound in such Program, Agios Reverted Program or Celgene Reverted Program.

Section 1.13 “Business Day” means a day other than a Saturday or Sunday or federal holiday in Cambridge, Massachusetts or Summit, New Jersey.

Section 1.14 “Buy-In Compound” means

(a) with respect to each Independent Program that becomes a Buy-In Program for which Celgene is the Commercializing Party, (i) the Collaboration Compound with respect to which the IND Acceptance is achieved, (ii) Back-Up Compounds identified by the JRC (or the JDC, as applicable) by Mutual Consent at the time of the Buy-In Party’s exercise of its Buy-In Right, (iii) any Analogs, Derivatives, [**] of any chemical entity identified in (i) or (ii), and (iv) any compound that contains [**] of any of the foregoing in (i) or (ii) or any series of compounds demonstrating activity against the Target within such Program, in each case as determined by the JRC (or the JDC, as applicable) by Mutual Consent at the time of the Buy-In Party’s exercise of its Buy-In Right; and

(b) with respect to each Independent Program that becomes a Buy-In Program for which Agios is the Commercializing Party, (i) the Collaboration Compound with respect to which the IND Acceptance is achieved, and [**] Back-Up Compounds identified by the JRC (or the JDC, as applicable) by Mutual Consent at the time of the Buy-In Party’s exercise of its Buy-In Right.

Section 1.15 “Buy-In Product” means any Licensed Product that contains as an active ingredient any Buy-In Compound.

Section 1.16 “Buy-In Program” means any Independent Program for which the Buy-In Party exercises its Buy-In Right pursuant to Section 3.11.

Section 1.17 “Calendar Quarter” means a calendar quarter ending on the last day of March, June, September or December; provided, however, that the first Calendar Quarter shall begin on the Effective Date and end on the last day of June following the Effective Date.

Section 1.18 “Calendar Year” means a period of time commencing on January 1 and ending on the following December 31; provided, however, that the first Calendar Year shall begin on the Effective Date and end on December 31, 2010.

Section 1.19 “Celgene Collaboration Intellectual Property,” “Celgene Collaboration Know-How” and “Celgene Collaboration Patent Rights” means, respectively, the Collaboration Intellectual Property Controlled by Celgene, the Collaboration Know-How Controlled by Celgene and the Collaboration Patent Rights Controlled by Celgene.

Section 1.20 “Celgene Intellectual Property” means Celgene Know-How and Celgene Patent Rights, collectively.

Section 1.21 “Celgene Know-How” means any Know-How that is (a) Controlled by Celgene as of the Effective Date or during the Option Term; (b) necessary for the Development, Manufacture and/or Commercialization of Collaboration Targets, Collaboration Compounds, Licensed Compounds and/or Licensed Products; and (c) contributed by Celgene, in Celgene’s sole discretion, to the Collaboration, as evidenced by written notice from Celgene to Agios; but excluding (i) Collaboration Know-How, and (ii) Know-How to the extent specifically related to any Target other than a Collaboration Target.

Section 1.22 “Celgene Patent Rights” means any Patent Rights that (a) are Controlled by Celgene as of the Effective Date or during the Option Term; (b) Cover a Collaboration Target, Collaboration Compound, Licensed Compound and/or Licensed Product (including the composition of matter, manufacture or any use thereof); and (c) are contributed by Celgene, in Celgene’s sole discretion, to the Collaboration, as evidenced by written notice from Celgene to Agios; but excluding (i) Collaboration Patent Rights, and (ii) Patent Rights to the extent specifically related to a Target other than a Collaboration Target.

Section 1.23 “Celgene Reverted Compound” means, with respect to each Independent Program that becomes a Celgene Reverted Program, (a) the Independent Compound(s) Developed under such Independent Program prior to such Independent Program becoming a Celgene Reverted Program, (b) Back-Up Compounds identified by the JRC (or the JDC) by Mutual Consent at the time of such Independent Program becoming a Celgene Reverted Program, (c) any Analogs, Derivatives, [**] of any chemical entity identified in (a) or (b), and (d) any compound that contains [**] of any of the foregoing in (a) or (b) or any series of compounds demonstrating activity against the Target within such Program, in each case as determined by the JRC (or the JDC, as applicable) by Mutual Consent at the time of such Independent Program becoming a Celgene Reverted Program.

Section 1.24 “Celgene Reverted Product” means any product that contains as an active ingredient a Celgene Reverted Compound.

Section 1.25 “Celgene Reverted Program” means any Independent Program Developed by Celgene and for which Agios does not exercise its Buy-In Right pursuant to Section 3.11.

Section 1.26 “Celgene Reverted Target” means, with respect to any Independent Program Developed by Celgene that becomes a Celgene Reverted Program in accordance with Section 3.11(c)(iii), the Target which was the subject of such Independent Program.

Section 1.27 “Clinical Trial” means a Phase I Study, a Phase II Study, a Phase III Study, a Phase IV Study or a combination of any of the foregoing studies.

Section 1.28 “Co-Commercialized Product” means a Licensed Product under an Optionable Program for which Celgene exercises the Celgene Program Option, excluding (a) any Split Products and (b) any Licensed Product in the US Territory under a Split Program if, after any Agios Opt-Out, Celgene elects not to assume US Territory rights as set forth in Section 3.10(c)(ii).

Section 1.29 “Co-Commercialized Program” means any Licensed Program that relates to a Co-Commercialized Product.

Section 1.30 “Collaboration” means the activities performed or to be performed by a Party or Parties, as the case may be, under or in connection with a Program under this Agreement.

Section 1.31 “Collaboration Compound” means a chemical entity Controlled by Agios (or, if the JRC (or the JDC, as applicable) agree by Mutual Consent in accordance with Section 3.6(a)(i) or Section 3.6(a)(ii), Controlled by Celgene) that is Active against a Collaboration Target as of the date of its inclusion in a Discovery Program, Independent Program or Licensed Program, as applicable, or found to be Active against a Collaboration

Target in the course of conducting a Discovery Program, Independent Program or Licensed Program, as applicable. For purposes of clarity, any Agios Reverted Compound and any Celgene Reverted Compound shall no longer be deemed a “Collaboration Compound” hereunder.

Section 1.32 “Collaboration Intellectual Property” means Collaboration Know-How and Collaboration Patent Rights, collectively.

Section 1.33 “Collaboration Know-How” means any Know-How or interest therein, that is developed or generated, either solely by or on behalf of a Party and/or its Affiliate(s) or jointly by or on behalf of both Parties and/or their Affiliate(s), in the conduct of the Collaboration.

Section 1.34 “Collaboration Patent Rights” means any Patent Rights or interest therein Controlled by either Party or Controlled jointly by the Parties that Cover Collaboration Know-How.

Section 1.35 “Collaboration Target(s)” means the Target(s) on the Target List. For purposes of clarity, any Agios Reverted Target and any Celgene Reverted Target shall no longer be deemed a “Collaboration Target” hereunder.

Section 1.36 “Commercialization” or “Commercialize” means any activities directed to using, marketing, promoting, distributing, importing, offering to sell, and/or selling a product, after or in expectation of receipt of Regulatory Approval for such product (but excluding Development), including carrying out Phase IV Studies commenced after First Commercial Sale of a Licensed Product anywhere in the world.

Section 1.37 “Commercializing Party” means (a) Agios, with respect to a Split Product in the US Territory, unless and until any Agios Opt-Out occurs, (b) Celgene, with respect to a Split Product in the ROW Territory and, upon the occurrence of any Agios Opt-Out and Celgene’s assumption of such rights pursuant to Section 3.10(c), the US Territory, (c) Celgene, with respect to any Licensed Product (other than a Split Product or any Buy-In Product) and any Celgene Reverted Product, and (d) the Party that is not the Buy-In Party, with respect to any Buy-In Product.

Section 1.38 “Commercially Reasonable Efforts” means, with respect to the performing Party, the carrying out of obligations of such Party in a diligent, expeditious and sustained manner, including the allocation of a commercially reasonable level of personnel and financial resources, but in no event less than such level of resources that an established biopharmaceutical company [**] typically devotes to products of similar market potential at a similar stage in its development or product life, taking into account scientific and commercial factors, including commercial Manufacturing, issues of safety and efficacy, product profit, difficulty in developing or manufacturing the Collaboration Compound, Licensed Compound or Licensed Product, competitiveness of alternative Third Party products in the marketplace, the patent or other proprietary position of the Collaboration Compound, Licensed Compound or Licensed Product, the regulatory requirements involved and the potential profitability for the performing Party of the Collaboration Compound, Licensed Compound or Licensed Product marketed or to be marketed.

Section 1.39 “Companion Diagnostic” means a biomarker or diagnostic test that may be used with a Licensed Product, or may be developed by the Parties pursuant to Section 3.14, to generate a result for the purposes of diagnosing a disease or condition, or to facilitate the application of the Licensed Product that is used in the cure, mitigation, treatment, or prevention of disease, including a biomarker or diagnostic test used to diagnose the likelihood that a specific patient will contract a certain type of cancer or to predict which patients are suitable candidates for a specific form of chemotherapy.

Section 1.40 “Completion of Phase I MAD” means the completion of the first Phase I MAD Study and the delivery by Agios of a final written report meeting the Phase I Report Criteria, as set forth in Section 3.6(b)(iii)(A)(2). For avoidance of doubt, “Completion of Phase I MAD” does not include the development of a protocol for a Phase II Study.

Section 1.41 “Confidential Information” means (a) all confidential or proprietary information relating to Collaboration Targets, Celgene Reverted Targets, Agios Reverted Targets, Agreement Compounds, and Target Indications, and (b) all other confidential or proprietary documents, technology, Know-How or other information (whether or not patentable) actually disclosed by one Party to the other pursuant to this Agreement or the Prior Confidentiality Agreement, including information regarding a Party’s technology, products, business information or objectives and reports and audits under Sections 9.4(a)(ii), 9.4(d), 9.5(e), 9.8 and 9.10, and all proprietary biological materials of a Party. Notwithstanding the foregoing, at such point as a Target is removed from the Target List (whether removed by Mutual Consent of the JRC, upon expiration of the Option Term (or, if applicable, with respect to any Extended Program, following any Post-Option Extension), or otherwise), the identity of such Target shall not be the Confidential Information of either Party, unless added back to the Target List in accordance with Section 3.5.

Section 1.42 “Control” or “Controlled” means, with respect to any (a) Know-How or other information or materials, (b) any compounds, or (c) intellectual property right, the possession (whether by license (other than a license granted under this Agreement) or ownership) by a Party of the ability to grant to the other Party access and/or a license, as provided herein, without violating the terms of any agreement with any Third Party existing as of the Effective Date or thereafter during the Term.

Section 1.43 “Core Patent Rights” means those Patent Rights comprising [**] claims.

Section 1.44 “Cover,” “Covering” or “Covered” means that, with respect to a product or technology, but for a license granted to a Person under a Valid Claim included in the Patent Rights under which such license is granted, the Development, Manufacture, Commercialization and/or other use of such product or practice of such technology by such Person would infringe any Valid Claim of any patent included in such Patent Rights or, with respect to a Valid Claim included in any patent application, would infringe such Valid Claim if such patent application were to issue as a patent.

Section 1.45 “Derivative” means, with respect to a specific Development Candidate, Back-Up Compound, Buy-In Compound, Picked Compound or Celgene Reverted Compound against a specific Target, any molecule (a) that is synthesized using a synthetic route that is [**] used for a specific Development Candidate, Back-Up Compound, Buy-In Compound, Picked Compound or Celgene Reverted Compound against a specific Target, respectively, such that such molecule is derived from, by a maximum of [**] synthetic steps (excluding protection/de-protection steps), such a specific Development Candidate, Back-Up Compound, Buy-In Compound, Picked Compound or Celgene Reverted Compound, respectively, and such that any compound modifications (i.e., differences between such molecule and the corresponding Development Candidate, Back-up Compound, Buy-In Compound, Picked Compound or Celgene Reverted Compound) are readily determined to be [**] or [**] the corresponding Development Candidate, Back-Up Compound, Buy-In Compound, Picked Compound, or Celgene Reverted Compound, respectively, and (b) that has a level of potency against such Target, expressed as [**], as applicable, for the Development Candidate as defined in Section 1.47(a), the Buy-In Compound as defined in Section 1.14(a)(i), the most advanced Picked Compound as defined in Section 1.98(a)(i), or the most advanced Celgene Reverted Compound as defined in Section 1.23(a), respectively, for such Target, as measured in an [**] assay for such Target designated by the JDC.

Section 1.46 “Develop” or “Development” means discovery, research, preclinical, non-clinical and clinical development activities, including activities relating to screening, assays, test method development and stability testing, toxicology, pharmacology, formulation, quality assurance/quality control development, Clinical Trials (excluding a Phase IV Study commenced after First Commercial Sale of a product anywhere in the world), technology transfer, statistical analysis, process development and scale-up, pharmacokinetic studies, data collection and management, report writing, and other pre-Regulatory Approval activities.

Section 1.47 “Development Candidate” means, with respect to each Program (excluding any Independent Program), (a) a Collaboration Compound that meets the Clinical Candidate Guidelines, as determined in accordance with Section 3.6(b), (b) the Back-Up Compound identified by Agios pursuant to Section 3.6(b)(ii) and any other Back-Up Compounds identified by the JRC (or the JDC, as applicable) by Mutual Consent at the DC Selection Stage, (c) any [**] of any chemical entity identified in (a) or (b), and (d) any compound that contains [**] of any of the foregoing in (a) or (b) or any series of compounds demonstrating activity against the Target within such Program, in each case as determined by the JRC (or the JDC, as applicable) by Mutual Consent within [**] days of the nomination of the compound described in the foregoing (a) in accordance with Sections 3.6(b) and 3.8(b).

Section 1.48 “Development Cost Initiation Date” means (a) with respect to any Co-Commercialized Program for which Celgene exercises the Celgene Program Option at IND Acceptance, [**]; (b) with respect to any Co-Commercialized Program for which Celgene exercises the Celgene Program Option at Completion of Phase I MAD, [**]; (c) with respect to a Buy-In Program, [**]; (d) with respect to any Picked Validated Program selected by Celgene, [**]; and (e) with respect to any Split Program, [**].

Section 1.49 “Discovery Program” means, for each Collaboration Target, the activities performed or to be performed by Agios (or Celgene, with its prior written consent) in accordance with the Discovery Plan and under the overall direction of the JRC and JSC to discover and Develop Collaboration Compounds directed to such Collaboration Target during the Discovery Term. For purposes of clarity, unless the JRC decides otherwise by Mutual Consent, the Parties intend that activities directed to a distinct method of modulating a Collaboration Target shall not be deemed a distinct Discovery Program (i.e., more than one Discovery Program cannot be directed to the same Collaboration Target). For purposes of clarity, if and when a Discovery Program becomes an Independent Program, Licensed Program, Agios Reverted Program, or Celgene Reverted Program, such Independent Program, Licensed Program, Agios Reverted Program, or Celgene Reverted Program shall no longer be deemed a “Discovery Program” for purposes of this Agreement (unless or until any such Independent Program again becomes a Discovery Program pursuant to Section 3.5(a)(i) or Section 3.5(b)(ii)(B)).

Section 1.50 “Discovery Term” means, with respect to each Discovery Program, the period commencing on the Effective Date and ending upon the earliest of:

(a) rejection or waiver by Celgene at the DC Selection Stage of any confirmed Development Candidate Developed under such Discovery Program pursuant to Section 3.6(b) (or failure to exercise Celgene’s right to designate such confirmed Development Candidate for further Development within the exercise period set forth in Section 3.6(b)(iii)), subject to Celgene’s right to defer making a DC Commitment pursuant to Section 3.6(d);

(b) if Celgene designates a confirmed Development Candidate for further Development pursuant to Section 3.6(b), the earlier of (i) the Option Exercise Date and (ii) rejection or waiver by Celgene of its right to exercise the Celgene Program Option (or failure to exercise the Celgene Program Option within the applicable Celgene Option Exercise Period), subject to Celgene’s right to defer making a DC Commitment pursuant to Section 3.6(d);

(c) such time as such Discovery Program becomes an Independent Program, Agios Reverted Program or a Celgene Reverted Program, as applicable;

(d) such time as the Collaboration Target to which such Discovery Program relates is removed from the Target List pursuant to Section 3.5(b) below, unless such Collaboration Target is added back to the Target List as part of a Discovery Program pursuant to such Section 3.5(a) or 3.5(b), in which event the Discovery Term for such Collaboration Target shall again be in effect; and

(e) the end of the Option Term; provided, however, that, with respect to any Discovery Program directed to [**] that has not yet reached the DC Selection Stage as of the end of the Option Term, the Discovery Term for each such Discovery Program shall not end until the earlier of (i) the [**] year following the end of the Option Term and (ii) IND Acceptance for a Development Candidate in such Discovery Program; provided further that, with respect to any Extended Program, the Discovery Term for each such Extended Program shall not end at the end of the Option Term but shall continue until the expiration of the Post-Option Extension.

Section 1.51 “Executive Officers” means Celgene’s Chief Executive Officer (or the officer or employee of Celgene then serving in a substantially equivalent capacity) or his designee and Agios’ Chief Executive Officer (or the officer or employee of Agios then serving in a substantially equivalent capacity) or his designee; provided that any such designee must have decision-making authority on behalf of the applicable Party.

Section 1.52 “Exclusivity Period” means, as to each Licensed Program and each Celgene Reverted Program, as applicable, on a Program-by-Program (or Celgene Reverted Program-by-Celgene Reverted Program) and Collaboration Target-by-Collaboration Target (or Celgene Reverted Target-by-Celgene Reverted Target) basis, the period commencing on the earlier of (a) [**] and (b) [**], and ending upon the earlier of (x) [**], and (y) [**] with respect to all Licensed Products in the applicable Licensed Program or all Celgene Reverted Products in the applicable Celgene Reverted Program, as applicable. As to each Independent Program, on a Program-by-Program and Collaboration Target-by-Collaboration Target basis, “Exclusivity Period” means the period commencing upon the expiration of the Option Term and ending upon the earliest of (A) [**] with respect to the applicable Independent Program, (B) [**], and (C) [**]; provided that, if an Independent Program becomes a Buy-In Program or a Celgene Reverted Program, the “Exclusivity Period” set forth in the immediately preceding sentence shall apply.

Section 1.53 “Existing Third Party Agreement” means any agreement listed on Schedule 1.53.

Section 1.54 “FDA” means the United States Food and Drug Administration, or any successor agency thereof.

Section 1.55 “FDCA” means the United States Federal Food, Drug, and Cosmetic Act, and the regulations promulgated thereunder, each as amended from time to time.

Section 1.56 “Field” means the treatment, control, mitigation, prevention or cure or diagnosis of any Indications.

Section 1.57 “First Commercial Sale” means the first commercial sale of a Royalty-Bearing Product by the Commercializing Party, its Affiliates, distributors and/or agents in a country in an arms’ length transaction to a Third Party following receipt of applicable Regulatory Approval of such product in such country. Sales for test marketing or clinical trial purposes shall not constitute a First Commercial Sale.

Section 1.58 “FPD” means, with respect to a Clinical Trial, the dosing of the first human subject with any Collaboration Compound, Licensed Compound or Licensed Product, as applicable, in such Clinical Trial.

Section 1.59 “Generic Competition” means, with respect to a Royalty-Bearing Product in a given country in a given Calendar Year, that, during such Calendar Year [**] Generic Products shall be commercially available in such country.

Section 1.60 “Generic Product” means, as to a Royalty-Bearing Product, any product (including a “generic product” approved by way of an Abbreviated New Drug Application by the FDA (or equivalent regulatory mechanism for another Regulatory Authority), “biogeneric,” “follow-on biologic,” “follow-on biological product,” “follow-on protein product,” “similar biological medicinal product,” or “biosimilar product”) that, in each case, (a) is sold by a Third

Party that is not a sublicensee of the Commercializing Party or any of its Affiliates and that has not otherwise been authorized by the Commercializing Party or any of its Affiliates under a Regulatory Approval granted by a Regulatory Authority to such Third Party that is based upon or relies upon the Regulatory Approval granted by such Regulatory Authority for such Royalty-Bearing Product; and (b) in the United States, is “therapeutically equivalent,” “comparable,” “biosimilar,” or “interchangeable,” as evaluated by the FDA, applying the definition of “therapeutically equivalent” set forth in the preface to the then-current edition of the FDA publication “Approved Drug Products With Therapeutic Equivalence Evaluations” or any other definitions set forth in the U.S. Code, FDA regulations, or other source of U.S. Law and, outside the United States, meets such equivalent determination by the applicable Regulatory Authorities (including a determination that the product is “comparable,” “interchangeable,” “bioequivalent,” or “biosimilar” with respect to the Royalty-Bearing Product), in each case, as is necessary to permit a pharmacist or other individual authorized to dispense pharmaceuticals under Law to substitute one product for another product in the absence of specific instruction from a physician or other authorized prescriber under Law.

Section 1.61 “IDH1” means (alias PICD, IDPC; UniProt identifier O75874) the persoxisomal/cytosolic form of isocitrate dehydrogenase that catalyzes the NADP+ dependent conversion of isocitrate to alpha-ketoglutarate.

Section 1.62 “IND” means any Investigational New Drug application, filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any supplements or amendments thereto. References herein to IND shall include, to the extent applicable, any comparable filing(s) outside the United States.

Section 1.63 “IND Acceptance” means thirty (30) days following the filing of an IND with the FDA; provided that the FDA has not provided any communication indicating that the conduct of clinical activities described in such IND may not begin within thirty (30) days after such filing. In the event that any such communication is provided by the FDA, “IND Acceptance” means the date that the Parties are permitted by the FDA to begin clinical activities. If the Parties both agree, “IND Acceptance” shall mean the date, following filing of an IND with a Regulatory Authority (other than the FDA), that Agios receives a written communication from such Regulatory Authority pursuant to which the conduct of clinical activities described in the appropriate submissions is permitted to begin.

Section 1.64 “IND-Enabling Studies” means studies that are required to meet the requirements for filing an IND with a Regulatory Authority, including ADME (absorption, distribution, metabolism, and excretion) and GLP (good laboratory practice) toxicology studies, or studies required for the preparation of the CMC (chemistry, manufacturing, and controls) section of such IND, including studies relating to analytical methods and purity analysis, and formulation and Manufacturing development studies, all as necessary to obtain the permission of the Regulatory Authority to begin the human clinical testing proposed to be pursued under the Discovery Plan or Development Plan, as applicable. Unless the Parties mutually agree, all IND-Enabling Studies will be for purposes of filing an IND with the FDA.

Section 1.65 “IND Study Criteria” means the criteria set forth on Schedule 1.65 with respect to IND-Enabling Studies. The IND Study Criteria may not be amended other than by Mutual Consent of the JDC.

Section 1.66 “Independent Compound” means, with respect to each Independent Program, all Collaboration Compounds on the Compound List for such Independent Program immediately prior to it becoming an Independent Program; provided that any Collaboration Compounds that are also on the Compound List of another Program shall not be deemed “Independent Compounds”; provided further that, as the Compound List for such Independent Program becomes narrower, as contemplated by Section 3.6(a)(iii), Collaboration Compounds removed from the Compound List for such Independent Program shall no longer be deemed Independent Compounds but shall become Residual Program Compounds.

Section 1.67 “Independent Program” means a Discovery Program which a Party elects to Develop pursuant to Section 3.5(a) or 3.5(b).

Section 1.68 “Independent Target” means, with respect to each Discovery Program that becomes an Independent Program, the Target that was the subject of such Discovery Program.

Section 1.69 “Indication” means any human disease, condition or syndrome, or sign or symptom of, or associated with, a human disease or condition.

Section 1.70 “Know-How” means any tangible or intangible trade secrets, know-how, expertise, discoveries, inventions, information, data or materials, including ideas, concepts, formulas, methods, procedures, designs, technologies, compositions, plans, applications, technical data, assays, manufacturing information or data, samples, chemical and biological materials and all derivatives, modifications and improvements thereof.

Section 1.71 “Law” means any law, statute, rule, regulation, ordinance or other pronouncement having the effect of law, of any federal, national, multinational, state, provincial, county, city or other political subdivision, as from time to time enacted, repealed or amended, including good clinical practices and adverse event reporting requirements, guidance from the International Conference on Harmonization or other generally accepted conventions, the FDCA and similar laws and regulations in countries outside the United States, and all other rules, regulations and requirements of the FDA and other applicable Regulatory Authorities.

Section 1.72 “Lead Party” means:

(a) With respect to any Discovery Program, Agios until the earlier of the Option Exercise Date and the end of the Discovery Term for such Discovery Program;

(b) With respect to any Co-Commercialized Program, Celgene following the Option Exercise Date;

(c) With respect to any Picked Validated Program selected by Celgene pursuant to Section 3.7 (or, as applicable, Section 3.3(b)(iii), Section 3.6(c) or Section 15.5), Celgene following Celgene’s selection of such Validated Program pursuant to Section 3.7 (or, as applicable, Section 3.3(b)(iii), Section 3.6(c) or Section 15.5);

(d) With respect to any Split Program in the US Territory, Agios following the Option Exercise Date for such Split Program (unless and until any Agios Opt-Out occurs), except that, if Celgene is the Party responsible for Manufacturing, then Celgene shall be the Lead Party in the US Territory with respect to Manufacturing matters, unless a supply failure occurs under the Supply Agreement, in which event Agios shall be the Lead Party in the US Territory with respect to Manufacturing matters;

(e) With respect to any Split Program in the US Territory after an Agios Opt-Out, Celgene following such Agios Opt-Out if Celgene assumes such US Territory rights pursuant to Section 3.10(c);

(f) With respect to any Split Program in the ROW Territory, Celgene following the Option Exercise Date for such Split Program;

(g) With respect to any Celgene Reverted Program, Celgene at such time as such Program becomes a Celgene Reverted Program;

(h) With respect to any Agios Reverted Program, Agios at such time as such Program becomes an Agios Reverted Program;

(i) With respect to any Buy-In Program, the Commercializing Party; and

(j) With respect to any Independent Program, the Party that elects to undertake the independent Development of such Independent Program pursuant to Section 3.5(a) or Section 3.5(b).

Section 1.73 “Licensed Compound” means (a) any Development Candidate under a Program with respect to which Celgene has exercised the Celgene Program Option pursuant to Section 3.6 (or, as applicable, Section 15.5(a)(iv)), (b) any Picked Compound under a Picked Validated Program selected by Celgene pursuant to Section 3.7 (or, as applicable, Section 3.3(b)(iii), Section 3.6(c) or Section 15.5), and (c) any Buy-In Compound.

Section 1.74 “Licensed Product” means any product that contains as an active ingredient a Licensed Compound.

Section 1.75 “Licensed Program” means, for each Collaboration Target, the activities performed or to be performed by a Party or Parties, as the case may be, in accordance with the Development Plan and/or the Commercialization Plan, as the case may be, and under the overall direction of the JDC, JCC and JSC, as applicable, to Develop, Manufacture and Commercialize Licensed Compounds and Licensed Products directed to such Collaboration Target following the Discovery Term. For purposes of clarity, a Licensed Program includes a Discovery Program for which Celgene exercises the Celgene Program Option (including a Split Program), a Picked Validated Program selected by Celgene pursuant to Section 3.7 (or, as applicable, Section 3.3(b)(iii), Section 3.6(c) or Section 15.5), and, upon the Buy-In Party’s exercise of its Buy-In Rights with respect to a Buy-In Program, such Buy-In Program, but excludes any Independent Program unless and until the Buy-In Party exercises its Buy-In Rights with respect to such Independent Program.

Section 1.76 “Licensee Partner” means any Third Party to whom a Party or any of its Affiliates grants a sublicense or license with respect to the Development, Manufacture or Commercialization of Licensed Products in the Field under the rights to Agios Intellectual Property, Celgene Intellectual Property or Collaboration Intellectual Property, as the case may be, granted to such Party or Affiliate hereunder, in each case excluding (a) any Person that is granted a sublicense in accordance with Section 8.4(a), and (b) wholesale distributors or any other Third Party that purchases Licensed Product in an arm’s-length transaction, where such Third Party does not have a sublicense to Develop, Manufacture or Commercialize the Licensed Product except for a limited sublicense to the extent required to enable such Third Party to perform final packaging for such Licensed Product for local distribution.

Section 1.77 “Major European Countries” means France, Germany, Italy, Spain and the United Kingdom.

Section 1.78 “Major Market” means each of the United States, Japan, and the Major European Countries.

Section 1.79 “Manufacture” or “Manufacturing” means, as applicable, all activities associated with the production, manufacture, processing, filling, packaging, labeling, shipping, and storage of a drug substance or drug product, and/or any components thereof, including process and formulation development, process validation, stability testing, manufacturing scale-up, preclinical, clinical and commercial manufacture and analytical methods development and validation, product characterization, quality assurance and quality control development, testing and release.

Section 1.80 “Manufacturing Technology” means copies of all Celgene Know-How, Agios Know-How or Collaboration Know-How, as applicable, which are necessary or useful for Manufacturing preclinical, clinical and/or commercial supply, as applicable, of Collaboration Compounds, Licensed Compounds and/or Licensed Products under a Program, including specifications, assays, batch records, quality control data, and transportation and storage requirements.

Section 1.81 “Metabolome” means enzymes, receptors, transporters that are direct exponents of cellular, or biochemical reactions (including redox reactions), in each case, that [**], e.g., amino acids, nucleotides, lipids, carbohydrate monomers and dimers. For the avoidance of doubt, “Metabolome” will exclude, for example, proteins that have activity in signal transduction, epigenetic, protein translation, cellular or sub-cellular structures, gene expression, protein degradation via the ubiquitination pathway as their role in cellular function.

Section 1.82 “Mutual Consent” means a matter requiring the unanimous agreement of both Parties or both Parties’ Committee members, as applicable, with each Party, in its sole discretion, being entitled to veto the matter, subject to arbitration pursuant to Section 2.9 in the case of Arbitrable Matters.

Section 1.83 “NDA” means an application submitted to a Regulatory Authority for the marketing approval of a Licensed Product, including (a) a New Drug Application, Product License Application or Biologics License Application filed with FDA or any successor applications or procedures, (b) a foreign equivalent of a U.S. New Drug Application, Product License Application or Biologics License Application or any successor applications or procedures, and (c) all supplements and amendments that may be filed with respect to the foregoing.

Section 1.84 “Oncology Field” means the treatment, control, mitigation, prevention or cure or diagnosis of any oncology Indications or any dysplastic syndromes or states (e.g., MDS).

Section 1.85 “Option Exercise Date” means, on an Optionable Program-by-Optionable Program basis, with respect to each Optionable Program for which Celgene has exercised the Celgene Program Option, the date on which Celgene provides notice of its exercise of the Celgene Program Option pursuant to Section 3.6 (or, as applicable, Section 15.5(a)(iv)).

Section 1.86 “Optionable Program” means (a) a Discovery Program that reaches the DC Selection Stage during the Option Term, (b) a Discovery Program pursuant to which the option set forth in, as applicable, Section 3.6(c) or Section 15.5(a)(iv) is exercisable, or (c) a Discovery Program directed to [**] that does not reach the DC Selection Stage as of the end of the Option Term but reaches the DC Selection Stage during the [**] year period following the end of the Option Term.

Section 1.87 “Party” means Agios or Celgene; “Parties” means Agios and Celgene.

Section 1.88 “Patent Rights” means (a) patents and patent applications anywhere in the world, (b) all divisionals, continuations, continuations in-part thereof or any other patent application claiming priority, or entitled to claim priority, directly or indirectly to (i) any such patents or patent applications or (ii) any patent or patent application from which such patents or patent applications claim, or is entitled to claim, direct or indirect priority, and (c) all patents issuing on any of the foregoing anywhere in the world, together with all registrations, reissues, re-examinations, patents of addition, renewals, supplemental protection certificates, or extensions of any of the foregoing anywhere in the world.

Section 1.89 “Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

Section 1.90 “Pharmacophore” means a [**].

Section 1.91 “Phase I MAD Protocol Criteria” means the criteria for a Phase I MAD Study set forth on Schedule 1.91. The Phase I MAD Protocol Criteria may not be amended other than by Mutual Consent of the JDC.

Section 1.92 “Phase I MAD Study” means a dose-exploratory Phase I Study to determine a recommended Phase II Study dose that is conducted in the US Territory, unless Celgene approves the conduct of such study outside the US Territory.

Section 1.93 “Phase I Report Criteria” means the criteria for the content of a final report on a Phase I MAD Study set forth on Schedule 1.93. The Phase I Report Criteria may not be amended other than by Mutual Consent of the JDC.

Section 1.94 “Phase I Study” means a human clinical trial of a product, the principal purpose of which is a preliminary determination of safety, tolerability and pharmacokinetics in study subjects where potential pharmacological activity may be determined or similar clinical study prescribed by the Regulatory Authorities, from time to time, pursuant to applicable Law or otherwise, including for example the trials referred to in 21 C.F.R. §312.21(a), as amended (or the non-United States equivalent thereof).

Section 1.95 “Phase II Study” means a human clinical trial of a product, the principal purpose of which is a preliminary determination of safety and efficacy or appropriate dosage ranges in the target patient population or a similar clinical study prescribed by the Regulatory Authorities, from time to time, pursuant to applicable Law or otherwise, including for example the trials referred to in 21 C.F.R. §312.21(b), as amended (or the non-United States equivalent thereof).

Section 1.96 “Phase III Study” means a pivotal human clinical trial of a product, the principal purpose of which is to gain evidence with statistical significance of the efficacy of a product in a target population, to obtain expanded evidence of safety for such product that is needed to evaluate the overall benefit-risk relationship of such product, and to provide an adequate basis to determine warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support or maintain Regulatory Approval for such product, including all tests and studies prescribed by the applicable Regulatory Authority, from time to time, pursuant to applicable Law or otherwise, including for example the trials referred to in 21 C.F.R. §312.21(c), as amended (or the non-United States equivalent thereof).

Section 1.97 “Phase IV Study” means a human clinical trial of a product which is (a) conducted to satisfy a requirement of a Regulatory Authority in order to maintain a Regulatory Approval or (b) conducted voluntarily after Regulatory Approval of the product has been obtained from an appropriate Regulatory Authority for enhancing marketing or scientific knowledge of an approved Indication.

Section 1.98 “Picked Compound” means,

(a) with respect to each Picked Validated Program selected by Celgene pursuant to Section 3.7 (or, as applicable, Section 3.3(b)(iii), Section 3.6(c) or Section 15.5), (i) any and all Collaboration Compound(s) that are Active against the Collaboration Target that is the subject of such Picked Validated Program and Developed under such Picked Validated Program prior to the expiration of the Option Term, including any Collaboration Compounds on the Compound List for such Picked Validated Program, (ii) Collaboration Compounds (including Back-Up Compounds) identified by the JRC (or the JDC, as applicable) by Mutual Consent following the Option Term as being Active against the Collaboration Target that is the subject of such Picked Validated Program, (iii) any Analogs, Derivatives, [**] of any chemical entity identified in (i) or (ii), (iv) any compound that contains [**] of any of the foregoing in (i) or (ii) or any series of compounds demonstrating activity against the Target within such Program, in each case as determined by the JRC (or the JDC, as applicable) by Mutual Consent following the Option Term, and (v) any compound Controlled by Celgene that is Active against the Collaboration Target that is identified and used by Celgene after Celgene’s selection of such Picked Validated Program; and

(b) with respect to each Picked Validated Program selected by Agios pursuant to Section 3.7 (or, as applicable, Section 3.3(b)(iii) or Section 15.5), (i) one (1) Collaboration Compound that is Active against the Collaboration Target that is the subject of such Picked Validated Program and Developed under such Picked Validated Program prior to the expiration of the Option Term, and (ii) [**] Back-Up Compounds identified by the JRC (or the JDC, as applicable) by Mutual Consent at the time of such Picked Validated Program becoming an Agios Reverted Program.

Section 1.99 “Picked Product” means any Licensed Product that contains as an active ingredient any Picked Compound.

Section 1.100 “[**]” means [**].

Section 1.101 “Prior Confidentiality Agreement” means the Mutual Confidentiality Agreement between Agios and Celgene, dated as of September 9, 2009.

Section 1.102 “Program” means a Discovery Program, Independent Program or a Licensed Program, as the context requires, but excluding any Agios Reverted Program or Celgene Reverted Program. “Programs” means all of the foregoing Discovery Programs, Independent Programs and/or Licensed Programs.

Section 1.103 “Prosecution” or “Prosecute” means the filing, preparation, prosecution (including any interferences, reissue proceedings, reexaminations, and oppositions) and maintenance of Patent Rights.

Section 1.104 “Publication” means any publication in a scientific journal, any abstract to be presented to any scientific audience, any presentation at any scientific conference, including slides and texts of oral or other public presentations, any other scientific presentation and any other oral, written or electronic disclosure directed to a scientific audience that pertains to any Collaboration Targets, Celgene Reverted Targets, Collaboration Compounds, Development Candidates, Independent Compounds, Celgene Reverted Compounds, Celgene Reverted Products, Licensed Compounds, Licensed Products, Target Indications, and Collaboration Know-How, or the use of any of the foregoing, or the data or result from any work under the Validated Programs, Discovery Programs, Licensed Programs, Independent Programs, or Celgene Reverted Programs.

Section 1.105 “Publication Guidelines” means the criteria for Publication set forth on Schedule 1.105. The Publication Guidelines may not be amended other than by Mutual Consent of the JSC.

Section 1.106 “Regulatory Approval” means all approvals of the applicable Regulatory Authority necessary for the commercial marketing and sale of a product for a particular indication in a country.

Section 1.107 “Regulatory Authority” means a federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the testing, manufacture, use, storage, import, promotion, marketing or sale of a product in a country or territory.

Section 1.108 “Regulatory Documentation” means, with respect to the Collaboration Compounds, Licensed Compounds and Licensed Products, all INDs, NDAs and other regulatory applications submitted to any Regulatory Authority, Regulatory Approvals, pre-clinical and clinical data and information, regulatory materials, drug dossiers, master files (including Drug Master Files, as defined in 21 C.F.R. 314.420 and any non-United States equivalents), and any other data, reports, records, regulatory correspondence and other materials relating to Development or Regulatory Approval of a Collaboration Compound, Licensed Compound or Licensed Product, or required to Manufacture, distribute or sell such Collaboration Compounds, Licensed Compounds and/or Licensed Products, including any information that relates to pharmacology, toxicology, chemistry, Manufacturing and controls data, batch records, safety and efficacy, and any safety database.

Section 1.109 “Regulatory Exclusivity” means, with respect to a Royalty-Bearing Product in a country, that the Royalty-Bearing Product has been granted marketing exclusivity afforded approved drug products, or approved biological products if applicable, pursuant to (a) Sections 505(c), 505(j), and 505A of the FDCA, and the regulations promulgated thereunder, as amended from time to time, or similar laws enacted to apply to biological products, and the regulations promulgated thereunder, as amended from time to time, or their equivalent in a country other than the United States, (b) the orphan drug exclusivity afforded approved drugs designated for rare diseases or conditions under Sections 526 and 527 of the FDCA, and the regulations promulgated thereunder, as amended from time to time, or its equivalent in a country other than the United States, or (c) any future Law.

Section 1.110 “Residual Program Compound” means, subject to Section 3.12(c), any chemical entity (a) included in, or otherwise Developed under a Discovery Program or Independent Program directed to any Collaboration Target that ceases to be a Collaboration Target hereunder (as a result of it being removed from the Target List and/or becoming an Agios Reverted Target or Celgene Reverted Target), excluding any Agios Reverted Compound or Celgene Reverted Compound, or (b) that is removed from a Compound List as set forth in Section 3.6(a)(iii).

Section 1.111 “Right of Reference or Use” means a “Right of Reference or Use” as that term is defined in 21 C.F.R. §314.3(b), and any non-United States equivalents.

Section 1.112 “ROW Territory” means all countries in the world other than the US Territory.

Section 1.113 “Royalty-Bearing Product” means a Co-Commercialized Product, a Split Product, a Buy-In Product, a Picked Product and a Celgene Reverted Product, as applicable.

Section 1.114 “Split Compound” means any Licensed Compound that is Developed under a Split Program.

Section 1.115 “Split Product” means any Licensed Product that contains as an active ingredient any Split Compound.

Section 1.116 “Split Program” means any Licensed Program for which Celgene exercised the Celgene Program Option and under which Agios retains all US Territory rights and Celgene retains all ROW Territory rights pursuant to Section 3.10.

Section 1.117 “Target” means any and all [**] cellular metabolism that is believed to be associated with a disease activity in the Oncology Field when initially included within the Collaboration, all of which shall be collectively regarded as a single target, subject to Section 3.5(c).

Section 1.118 “Target Indication” means, with respect to each Program and the Collaboration Target to which such Program is directed, any Indication that is designated as a target Indication with respect to such Program in accordance with this Agreement.

Section 1.119 “Target List” means the list of Targets attached hereto as Schedule 1.119, as such list may be updated or modified by the JRC pursuant to Section 3.5.

Section 1.120 “Terminated Product” means, with respect to a Terminated Program, any Collaboration Compound, Licensed Compound or Licensed Product Developed in or arising from such Terminated Program.

Section 1.121 “Terminated Program” means (a) with respect to the termination of this Agreement with respect to a Program pursuant to Section 14.2(a) or 14.2(b), the Program subject to such termination; and (b) with respect to the termination of this Agreement in its entirety, all Programs.

Section 1.122 “Territory” means the US Territory and the ROW Territory.

Section 1.123 “Third Party” means any Person other than Agios or Celgene or each Party’s respective Affiliates.

Section 1.124 “Third Party Agreement” means (a) any Existing Third Party Agreement and (b) any other Third Party agreements which either Party may enter into, during the Term in accordance with the terms of this Agreement, to acquire or license Third Party Patent Rights or Know-How that are necessary or useful to use a Collaboration Target or for the Development, Manufacture and/or Commercialization of Collaboration Compounds, Licensed Compounds and/or Licensed Products.

Section 1.125 “Third Party Rights” means, with respect to a Party, any rights of, and any limitations, restrictions or obligations imposed by, Third Parties pursuant to any Third Party Agreements.

Section 1.126 “US Territory” means the United States of America, including its territories, possessions and Puerto Rico.

Section 1.127 “Valid Claim” means (a) a claim of any issued, unexpired patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) a patent application or subject matter of a claim thereof filed by a Person in good faith that has not been cancelled, withdrawn or abandoned, nor been pending for more than [**] years from the earliest filing date to which such patent application or claim is entitled.

Section 1.128 “Validation Criteria” means the criteria for biological validation of the potential efficacy of a Collaboration Target in the Oncology Field, which validation criteria is set forth in Schedule 1.128. The Validation Criteria may not be amended other than by Mutual Consent of the JRC.

Section 1.129 “Validated Program” means a Discovery Program for which the Collaboration Target has met the Validation Criteria and for which a viable starting point for medicinal chemistry, biologics or other treatment modality has been identified.

Section 1.130 Additional Definitions. Each of the following definitions is set forth in the section of this Agreement indicated below:

DEFINITION	SECTION
AAA	2.9
Accounting Standards	Exhibit A
Acquired Party	15.4(b)
Acquired Party Activity	15.4(c)
Acquired Third Party	15.4(c)
Acquirer	15.4(b)
Acquisition	15.4(b)
Agios	Preamble
Agios Deferral	3.10(a)(ii)
Agios Indemnified Parties	13.1(a)
Agios Opt-Out	3.10(c)
Agios Opt-Out Date	3.10(c)
Agios Reverted Program	3.12(a)
Agreement	Preamble
Alliance Manager	2.6
Annual Net Sales	Exhibit A
Arbitrable Matters	2.9(e)
Audit Team	9.10(a)
Audit Rights Holder	9.10(f)
Auditee	9.10(f)
Bankruptcy Code	8.11
[**] Agreement	Schedule 1.53
[**] Indemnitees	13.3(a)
Breaching Party	14.2(b)(i)
Buy-In Party	3.11(a)
Buy-In Right	3.11(b)
Buy-In Right Term	3.11(d)(i)
Celgene	Preamble

DEFINITION	SECTION
Celgene Election Period	15.5(a)(i)
Celgene IND Option Exercise Period	3.6(b)(iii)(A)
Celgene Indemnified Parties	13.2(a)
Celgene MAD Option Exercise Period	3.6(b)(iii)(A)(2)
Celgene Option Exercise Period	3.6(b)(iii)(A)(2)
Celgene Program Option	3.2
Challenge	10.8(a)
Change of Control	15.5(c)
Clinical Candidate Guidelines	3.6(b)(i)
Combination Product	Exhibit A
Commercialization Activities	6.3(a)
Commercialization Plan	6.2(a)(i)
Committee	2.1
Competitive Infringement	10.3(b)(i)
Compound List	3.6(a)(iii)
CREATE Act Patent	10.7
DC Commitment	3.6(b)(iii)
DC Selection Stage	3.6(b)(ii)
Delayed Commitment Date	3.6(d)
Development Budget	3.9(a)
Development Costs	Exhibit A
Development Plan	3.9(a)
Disclosing Party	11.1
Discovery Plan	3.4
Dispute	15.1
DOJ	3.6(e)(iv)(A)
[**] Agreement	Schedule 1.53
Earlier Patent	10.7
Effective Date	Preamble
Expert	2.9(a)
Extended Initial Phase	3.3(b)(iii)
Extended Program	3.3(d)
Failed Product	9.6(a)(iv)
Field-Based Costs	Exhibit A
First Extension Phase	3.3(b)(i)
First Extension Option	3.3(b)(i)
First Picking Party	3.7(b)(ii)
FTC	3.6(e)(iv)(B)
FTE	Exhibit A
FTE Rate	Exhibit A
Global Development Costs	Exhibit A
Global Safety Database	5.3
Global Study	Exhibit A
HHMI	15.12
HSR Act	3.6(e)(iii)(C)

DEFINITION	SECTION
IND Amount	9.3(a)(i)
Initial Phase	3.3(a)
Invalidity Claim	10.4(b)
JCC	2.1
JDC	2.1
Joint Inventions	10.1(c)
Joint Patents	10.1(c)
JRC	2.1
JSC	2.1
Licensing Opportunity	3.10(d)
Major Pharmaceutical Company	11.3(b)(ii)(E)
Manufacturing Costs	Exhibit A
Manufacturing Scale-Up Costs	Exhibit A
Net Sales	Exhibit A
Non-Breaching Party	14.2(b)(i)
Option Term	3.3(d)
Out-of-Pocket Costs	Exhibit A
Partnered Programs	8.8(a)(C)
Payments	9.11(a)
Pharmacovigilance Agreement	5.3
Pick or Picked Validated Program	3.7(b)
Phase I Amount	9.3(a)(ii)
Post-Option Extension	3.3(d)
Receiving Party	11.1
Redacted Version	11.3(b)(i)
Regulatory Interactions	5.1(h)
Regulatory Expenses	Exhibit A
Released Target	3.5(b)
Responsible Party	10.3(c)
Royalty Term	9.7(f)(i)
Second Extension Option	3.3(c)
Second Extension Option Trigger Event	3.3(b)(i)(A)
Second Extension Phase	3.3(c)
Second Generation Product	9.6(a)(iv)
SPA	3.10(e)
Supply Agreement	4.1(c)(i)
Term	14.1(a)
Territory-Specific Development Costs	Exhibit A
Third Party Activity	15.4(b)
Third Party Contractors	8.4(a)(ii)
Third-Party Infringement	10.3(a)
[**] Agreement	Schedule 1.53
Unilateral In-License	9.7(g)(ii)(E)
Validated Program Discovery Costs	3.7(a)

Article II

Governance

Section 2.1 General. The Parties shall establish (a) a Joint Steering Committee (“JSC”) to oversee and coordinate the overall conduct of all Programs hereunder; (b) a Joint Research Committee (“JRC”) to oversee and coordinate discovery, research and pre-clinical Development activities with respect to each Discovery Program during the applicable Discovery Term; (c) a Joint Development Committee (“JDC”) for each Licensed Program to oversee and coordinate clinical Development (including Manufacturing of clinical supply) of Licensed Compounds under such Licensed Program; and (d) a Joint Commercialization Committee (“JCC”) to oversee the Commercialization (including Manufacturing of commercial supply) of Licensed Products (the JSC, the JRC, the JDC and the JCC shall each be referred to as a “Committee”). Each Committee may from time to time establish subcommittees or project teams to handle matters within the scope of its authority.

Section 2.2 Joint Steering Committee.

(a) Establishment. Within forty-five (45) days following the Effective Date, Agios and Celgene shall establish the JSC. The JSC shall have oversight over each Discovery Program and each Licensed Compound (and the related Program).

(b) Duties. The JSC shall:

(i) oversee and coordinate the conduct of all Programs and related matters within the responsibilities of the Committees hereunder;

(ii) by Mutual Consent provide strategic guidance, and coordinate efforts between the Parties, with respect to any Publications and by Mutual Consent approve requests for Publication, from either Party, according to the Publication Guidelines and Section 11.4 hereof;

(iii) serve as a forum for dispute resolution in accordance with Section 2.8 with respect to matters that are not resolved at the JRC, JDC or JCC; and

(iv) perform such other duties as are specifically assigned to the JSC under this Agreement.

Section 2.3 Joint Research Committee.

(a) Establishment. Within forty-five (45) days following the Effective Date, Agios and Celgene shall establish the JRC. The JRC shall have oversight over each Discovery Program during the applicable Discovery Term.

(b) Duties. The JRC shall:

(i) approve the initial Discovery Plan and review and approve any proposed updates or amendments to the Discovery Plan;

(ii) approve the addition and removal of Collaboration Targets from the Target List by Mutual Consent or at the request of Celgene in accordance with Section 3.5;

(iii) establish and update a prioritization of Collaboration Targets for validation work;

(iv) oversee, review, coordinate and provide strategic guidance to the Parties with respect to the conduct of each Discovery Program, including assigning activities to be performed by each Party under such Discovery Program (except that Celgene shall not be assigned any such activities without its prior written consent);

(v) review proposed modifications to the Clinical Candidate Guidelines, baseline criteria for determining whether a compound is Active, and Validation Criteria for each Discovery Program, and approve modifications to such guidelines and criteria by Mutual Consent;

(vi) review existing prioritization and allocation of resources among Validated Programs;

(vii) evaluate validation work conducted with respect to a Collaboration Target against the Validation Criteria for each Discovery Program and by Mutual Consent determine whether such Discovery Program is a Validated Program;

(viii) evaluate discovery research work conducted with respect to a Collaboration Target against the Clinical Candidate Guidelines for each Validated Program and determine whether progress is sufficient to advance to a short list of potential Development Candidates;

(ix) review each Development Candidate nomination package, determine whether a nomination meets the Clinical Candidate Criteria and by Mutual Consent confirm nominations for Development Candidates;

(x) manage the initial Development of any biomarkers;

(xi) in conjunction with the JDC and JCC, approve for which Target Indication(s) in the Oncology Field the first IND should be filed for Collaboration Compounds (with Celgene having the right to decide any unresolved matter, except with respect to Independent Compounds);

(xii) in conjunction with the JDC and JCC, discuss additional Indications for Development;

(xiii) oversee and coordinate the Parties’ activities with respect to the Manufacture of pre-clinical and clinical supply of Collaboration Compounds, Licensed Compounds and/or Licensed Products (to the extent the JDC has not yet been formed);

(xiv) provide a forum for the Parties (A) to discuss the objectives of each Discovery Program; and (B) to exchange and review scientific information and data relating to the activities being conducted under each Discovery Program, including the exchange and review of data, Collaboration Compound structures and the results of each Discovery Program; and

(xv) perform such other duties as are specifically assigned to the JRC under this Agreement.

(c) JRC Project Teams. Within [**] days following a determination that a Collaboration Target has met the Validation Criteria, the JRC shall establish a project team for such Validated Program associated with such Collaboration Target. At Celgene’s election, each project team shall have at least two representatives from Celgene, which representatives may be members of more than one project team. At Agios’ election, each project team shall have at least two representatives from Agios, which representatives may be members of more than one project team.

Section 2.4 Joint Development Committee.

(a) Establishment. Within [**] days following the delivery to the JRC of the first data package for a potential Development Candidate to be selected at the DC Selection Stage pursuant to Section 3.6(b), Agios and Celgene shall establish the JDC. The JDC shall have oversight over each Split Compound (and the related Split Program), Licensed Compound in a Co-Commercialized Program (and the related Co-Commercialized Program), and Buy-In Compound (and the related Buy-In Program).

(b) Duties. The JDC shall:

(i) review and approve the applicable Development Plan (and applicable Development Budget) for each Licensed Program and any proposed updates or amendments thereto, and propose revisions to each Development Plan (and applicable Development Budget) as needed;

(ii) after the JRC’s approval of the Target Indication for the first IND and after the Option Exercise Date with respect to a particular Program, in conjunction with the JCC, approve for which Target Indication(s) in the Field INDs should be filed for Collaboration Compounds (with Celgene having the right to decide any unresolved matter, except with respect to Independent Compounds, Buy-In Compounds for which Agios is the Lead Party or with respect to Split Compounds);

(iii) manage the Development of any Companion Diagnostics, including, following the initial oversight by the JRC, the Development of any biomarkers;

(iv) review proposed modifications to the Phase I MAD Protocol Criteria and the Phase I Report Criteria and approve modifications to such Phase I MAD Protocol Criteria and the Phase I Report Criteria by Mutual Consent;

(v) oversee, review, coordinate and provide strategic guidance to the Parties on the worldwide Development of each Licensed Compound and Licensed Product, including assigning activities to be performed by each Party under a Licensed Program (except that Celgene shall not be assigned any such activities without its prior written consent);

(vi) subject to and within the parameters of each Development Plan (A) oversee and approve the implementation of the Development Plan (including evaluation of clinical trial protocols and review of the conduct of clinical trials conducted pursuant to the Development Plan); and (B) oversee and approve the overall strategy and positioning of all material submissions and filings with the applicable Regulatory Authorities;

(vii) oversee, as applicable, the transfer of Development responsibility and activities from Agios to Celgene hereunder;

(viii) oversee, review and coordinate the studies required for the preparation of the CMC section of an IND for filing with Regulatory Authorities for each Licensed Compound, including studies relating to analytical methods and purity analysis, and (in conjunction with the JCC) formulation and Manufacturing development studies, together with associated regulatory activities;

(ix) oversee, review and coordinate process research and development activities (including, in conjunction with the JCC, Manufacturing and formulation development activities);

(x) in conjunction with the JCC, oversee and coordinate the Parties’ activities with respect to the Manufacture of pre-clinical and clinical supply of Collaboration Compounds, Licensed Compounds and/or Licensed Products; and

(xi) perform such other duties as are specifically assigned to the JDC under this Agreement.

Section 2.5 Joint Commercialization Committee. Upon initiation of the [**] Study with respect to a Split Program, Co-Commercialized Program or Buy-In Program, Agios and Celgene shall establish the JCC. The JCC shall have oversight over (x) each Split Product (and the related Program), (y) each Co-Commercialized Product (and the related Program), to the extent set forth in clauses (a)(v) through (a)(xi) below, and (z) each Buy-In Product (and the related Program), to the extent set forth in clauses (a)(vii) through (a)(xi) below.

(a) Duties: The JCC shall:

(i) oversee, review and coordinate the Commercialization of Split Products between the Parties in their respective territories;

(ii) develop and oversee a brand strategy for Split Products;

(iii) set overall strategic objectives and plans related to Commercialization of Split Products on a global basis;

(iv) review and approve the annual global Commercialization Plan for each Split Product, and any updates or amendments thereto, and propose revisions to each Commercialization Plan as needed;

(v) review and approve the annual Commercialization Plan for the US Territory for each Co-Commercialized Product with respect to Commercialization Activities assigned to each Party pursuant to Article VI, and oversee, review and coordinate such activities;

(vi) review and approve all sales, promotional and communication materials for Co-Commercialized Products in the US Territory and for Split Products worldwide;

(vii) provide a forum for the Parties to share information with respect to the Commercialization of Licensed Products worldwide;

(viii) review and provide strategic guidance on all Commercialization activities and plans with respect to Licensed Products worldwide;

(ix) subject to and within the parameters of the Commercialization Plan, oversee the implementation of such plan;

(x) oversee and coordinate the Parties’ activities with respect to the Manufacture of commercial supply of Licensed Compounds and/or Licensed Products; and

(xi) perform such other duties as are specifically assigned to the JCC under this Agreement.

Section 2.6 Alliance Managers. Each Party shall appoint one designated representative to serve as an alliance manager (“Alliance Manager”) with responsibility for being the primary point of contact between the Parties with respect to the Collaboration. The Alliance Managers shall attend JSC, JRC, JDC and JCC meetings, as necessary, as non-voting observers. Nothing herein shall prohibit a Party from appointing its Alliance Manager as a member of one or more Committees.

Section 2.7 General Committee Membership and Procedures.

(a) Committee Membership. Each Committee shall each be composed of three (3) representatives from each of Celgene and Agios, each of which representatives shall be of the seniority and experience appropriate for service on the applicable Committee in light of the functions, responsibilities and authority of such Committee and the status of Development and Commercialization of the Licensed Products being pursued hereunder from time to time. Each Party may replace any of its representatives on any Committee at any time with prior written notice to the other Party; provided that such replacement meets this standard. Each Committee shall appoint a chairperson from among its members, with the chairperson for the JRC being a representative from [**], the chairperson for the JDC and JCC being a representative from [**], and the chairperson for the JSC being a representative from [**] until such time as [**]. Within 15 days following each Committee meeting, the chairperson of each Committee shall circulate to all Committee members a draft of the minutes of such meeting. The Committee shall then approve, by Mutual Consent, such minutes within 15 days following circulation.

(b) Committee Meetings.

(i) The JSC and JRC shall hold an initial joint meeting within [**] days of the Effective Date or as otherwise agreed by the Parties. The JDC and the JCC shall meet at the time such Committees are formed in accordance with Section 2.4 and Section 2.5, respectively. Thereafter, each Committee shall meet at least once every Calendar Quarter, unless the respective Committee members otherwise agree. All Committee meetings shall be conducted in person, unless otherwise determined by the applicable Committee by Mutual Consent.

(ii) Each project team of the JRC formed pursuant to Section 2.3(c) shall meet [**], unless the applicable project team agrees otherwise. Such meetings shall be conducted by telephone, video conference or in person, as determined by the applicable project team.

(iii) Unless otherwise agreed by the Parties, all in-person meetings for each Committee shall be held on an alternating basis between Agios’ facilities in Cambridge, Massachusetts (or such future location as Agios’ facilities may move to) and Celgene’s facilities in Summit, New Jersey or San Diego, California, as determined by Celgene, (or such future location as Celgene’s facilities may move to). A reasonable number of other representatives of a Party may attend any Committee meeting as non-voting observers; provided that such additional representatives are under obligations of confidentiality and non-use applicable to the Confidential Information of the other Party that are at least as stringent as those set forth in Article XI; and provided further that the Parties, reasonably in advance of the applicable Committee meeting approve the list of non-voting observers to attend such meeting. Each Party shall be responsible for all of its own personnel and travel costs and expenses relating to participation in Committee meetings.

(c) Dissolution. The JSC, JRC, JDC and JCC, as applicable, shall be dissolved and its activities and authority terminated upon the earliest of (i) with respect to the JRC, the end of the Option Term (or, if applicable, with respect to any Extended Program, the end of the Post-Option Extension), (ii) with respect to the JDC, when no Licensed Compounds that are subject to JDC oversight are being Developed under any Licensed Program, (iii) with respect to the JCC, until the end of the Royalty Term for all Split Products and Co-Commercialized Products in the US Territory, (iv) a Change of Control to the extent provided in Section 15.5, and (v) the termination or expiration of this Agreement in its entirety.

Section 2.8 Decision-Making.

(a) Committee; Referral to JSC and to Executive Officers. All decisions of a Committee shall be made by unanimous vote, with each Party’s Representatives collectively having one (1) vote, and shall be set forth in minutes approved by both Parties. Upon [**] Business Days prior written notice, either Party may convene a special meeting of a Committee for the purpose of resolving any failure to reach agreement on a matter within the scope of the authority and responsibility of such Committee. No Committee shall have the authority to resolve any dispute involving the breach or alleged breach of this Agreement or to amend or modify this Agreement or the Parties’ respective rights and obligations hereunder. If the JRC, JDC or JCC is unable to reach agreement on any matter so referred to it for resolution by one or both Parties within [**] Business Days after the matter is so referred to it, such matter shall be referred to the JSC for resolution. If the JSC is unable to reach agreement on any matter within [**] Business Days after the matter is referred to it or first considered by it, such matter shall be referred to the Executive Officers for resolution.

(b) Decision-Making Authority. If the matter is not resolved by the Executive Officers after in-person discussions between such Executive Officers within [**] Business Days after referral to the Executive Officers, then, on a Program-by-Program basis, subject to Sections 2.8(c), 2.9, 3.10(e), 15.5(a)(iv)(B), and 15.5(a)(v)(D)(1) and except as otherwise provided herein, [**] at such time for such Program shall have the right to decide the unresolved matter; provided that [**] shall give due consideration to any comments or preferences expressed by the other Party with respect to such matter.

(c) Exceptions. Notwithstanding the foregoing, neither Party shall have the right to finally resolve a dispute pursuant to Section 2.8(b):

(i) in a manner that excuses such Party from any of its obligations specifically enumerated under this Agreement;

(ii) in a manner that negates any consent rights or other rights specifically allocated to the other Party under this Agreement;

(iii) to resolve any dispute involving the breach or alleged breach of this Agreement;

(iv) to amend or modify any Development Plan or the Development Budget with respect to a Buy-In Program or a Split Program (or the Commercialization Plan and related budget to the extent described in Section 6.1(c)(i)), without the other Party’s consent if it would require the other Party to expend additional resources, whether internal or external, including capital expenditures; provided that such consent shall not be required for amendments or modifications that are part of the annual updates for a Development Plan or Development Budget (or such Commercialization Plan and related budget);

(v) to resolve any dispute regarding whether a milestone event set forth in Section 9.6 has been achieved;

(vi) to resolve a matter if the provisions of this Agreement specify that unanimous or mutual agreement of the Parties, including Mutual Consent, is required for such matter; or

(vii) in a manner that would require the other Party to perform any act that is inconsistent with any Law.

Section 2.9 Dispute Resolution for Certain Decisions by Mutual Consent. If a Committee cannot agree by Mutual Consent with respect to any Arbitrable Matter, after referring such matter to the Executive Officers pursuant to Sections 2.8(a) and 2.8(b), then either Party may request that such disputes be resolved by binding arbitration in accordance with the expedited procedures applicable to the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) and the provisions of this Section 2.9.

(a) The Party desiring to initiate an arbitration proceeding with respect to an Arbitrable Matter will send a written notice to the other Party requesting the commencement of the arbitration proceeding and specifying the issue to be resolved. Within [**] days from the date such notice is sent, the Parties shall negotiate in good faith to appoint a mutually acceptable independent person, with scientific, technical, and regulatory experience with respect to the development of pharmaceutical products in the Field necessary to resolve such dispute and with availability to comply with the time periods in this Section 2.9 (an “Expert”). If the Parties fail to choose an Expert within the foregoing time period, the AAA shall choose an Expert (with such experience and availability) on behalf of the Parties within [**] days of receipt of written request by a Party to the AAA. Disputes about arbitration procedure will be resolved by the Expert or, failing agreement, by the AAA in New York, New York. Unless otherwise agreed by the Parties, the arbitration proceedings will be conducted in New York, New York. The fees and costs of the Expert and the AAA, if applicable, shall be shared equally by the Parties.

(b) Within [**] days of the selection of the Expert, each Party shall simultaneously deliver to the Expert and the other Party a written statement: (i) stating each of the issues that is the subject of the Arbitrable Matter dispute, (ii) setting forth such Party’s position on each issue in dispute, and (iii) setting forth such Party’s final position with respect to each such issue. With such statement, each Party may also submit supporting documentation, if any, for such Party’s final position. Each Party shall have [**] days from receipt of the other Party’s submission to submit to the Expert and the other Party a written response thereto, which may include any scientific and technical information in support thereof. The Expert shall have the right to meet with the Parties, either alone or together, as necessary to make a determination.

(c) In resolving the dispute, the Expert will have no authority to make a decision on any issue other than by selecting the final position of one of the Parties. An arbitration decision with respect to the Arbitrable Matter will be rendered in writing within [**] days of the designation of the Expert, which award will be final and binding on the Parties and will be deemed enforceable in any court having concurrent jurisdiction of the subject matter hereof and the Parties. In selecting the final position of one of the Parties, the arbitrator will have the authority to grant specific performance; provided that the Expert will have no authority to award damages, and each Party irrevocably waives any claim to recover such damages.

(d) For all purposes under this Agreement, any decision made pursuant to this Section 2.9 shall be deemed to be the decision of the Parties, or the applicable Committee, by Mutual Consent.

(e) The dispute resolution in this Section 2.9 shall apply only to the following matters if the Parties or the applicable Committee cannot agree by Mutual Consent (“Arbitrable Matters”): (i) whether [**] and, therefore, whether the nomination thereof as a Development Candidate is confirmed; (ii) whether [**]; and (iii) whether [**].

Section 2.10 Scope of Governance. Notwithstanding the creation of each of the Committees, each Party shall retain the rights, powers and discretion granted to it under this Agreement, and no Committee shall be delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly so agree in writing. It is understood and agreed that issues to be formally decided by a particular Committee are only those specific issues that are expressly provided in this Agreement to be decided by such Committee, as applicable.

Section 2.11 Agios Right to Discontinue Participation. Notwithstanding anything in this Article II to the contrary, at any time after the end of the Option Term (or, if applicable, with respect to any Extended Program, after the end of any Post-Option Extension) hereunder, Agios shall have the right to discontinue its participation in, and to not appoint members to, any Committee or any subcommittee or project team other than to the JRC or any subcommittee or project team of the JRC. If Agios discontinues participation in, or does not appoint members to, any Committee or any subcommittee or project team, (a) it shall not be a breach of this Agreement; (b) no consideration shall be required to be returned; (c) unless and until such members are appointed, Celgene may unilaterally discharge the roles of such Committee, subcommittee or project team, as applicable, for which members were not appointed, including making in Celgene’s sole discretion all decisions of such Committee, subcommittee, or project team, including decisions requiring Mutual Consent; provided that Celgene shall not unilaterally discharge the roles of such Committee, subcommittee or project team, as applicable, as permitted under this Article II unless Agios has not appointed any members within [**] days after Celgene has completed its appointment of its members; and (d) Agios shall abide by all decisions made by Celgene on behalf of the applicable Committee, subcommittee, or project team and shall continue to perform its obligations hereunder. If Agios thereafter appoints members to a Committee, subcommittee or project team, Celgene shall no longer have the unilateral right to discharge the role of such Committee, subcommittee or project team, as applicable; provided that such Committee, subcommittee or project team shall not thereafter repeal prior decisions made by Celgene when Celgene was unilaterally discharging such role.

Article III

Discovery and Development Collaboration

Section 3.1 Primary Goals and General Responsibilities of Discovery Program.

(a) Discovery Program. During the Option Term, Agios shall be responsible for conducting discovery research activities with the principal goals of (i) identifying and validating Collaboration Targets in accordance with the Validation Criteria, (ii) identifying and discovering Collaboration Compounds that either activate or inhibit through direct binding to a Collaboration Target, (iii) nominating Development Candidates, and (iv) characterizing, optimizing and supporting the pre-clinical Development of Development Candidates, including IND-Enabling Studies; provided that, if Celgene and Agios both consent, Celgene may also be assigned responsibility for some of the foregoing discovery research activities at Agios’ sole expense.

(b) Updates. During the Discovery Term, each Party shall provide the other Party with regular quarterly written reports on such Party’s activities relating to the Discovery Program, including a summary of results, information, and data generated, any activities planned with respect to Development going forward (including, for example, updates regarding regulatory matters and Development activities for the next Calendar Quarter), challenges anticipated and updates regarding intellectual property issues (including a disclosure of Collaboration Intellectual Property developed or generated since the last written report) relating to each Discovery Program. Such written reports may be discussed by telephone or video-conference, or may be provided at each JRC, JDC or JCC meeting, as applicable; provided that, reasonably in advance of the meeting of such Committee, the Party providing the written report will deliver to the other Party an agenda for the meeting setting forth what will be discussed during the meeting. The Party receiving such written report shall have the right to reasonably request, and to receive in a timely manner clarifications and answers to, questions with respect to such reports.

Section 3.2 Option. Subject to the terms and conditions of this Agreement, Agios hereby grants to Celgene the exclusive right, exercisable, at Celgene’s sole discretion, in accordance with Section 3.6, to elect, with respect to any Optionable Program, on an Optionable Program-by-Optionable Program basis, to obtain an exclusive license under Section 8.2 to Develop, Commercialize, and Manufacture the applicable Licensed Compounds and Licensed Products under such Optionable Program under the terms and conditions set forth in this Agreement (each such right to elect, a “Celgene Program Option”).

Section 3.3 Option Term.

(a) Initial Phase. Except as otherwise set forth in Section 3.3(b)(iii) below, the initial phase of the Collaboration shall commence on the Effective Date and end three (3) years following the Effective Date (the “Initial Phase”).

(b) First Extension Phase.

(i) Celgene shall have the right to elect to extend the Option Term following the Initial Phase (“First Extension Option”) for a period (the “First Extension Phase”) ending upon the earlier of:

(A) the date following the Effective Date on which (1) FPD of [**] Collaboration Compounds has occurred and (2) the JRC has confirmed the nomination of [**] Development Candidate (the “Second Extension Option Trigger Event”); and

(B) two (2) years following the end of the Initial Phase.

(ii) Celgene may exercise the First Extension Option by (x) providing written notice to Agios of such election; and (y) paying to Agios [**] Dollars (US$[**]). If Celgene elects to exercise such option, such notice and payment shall be made as follows:

(A) Unless Section 3.3(b)(ii)(B) or 3.3(b)(ii)(C) below applies, if Celgene elects the First Extension Option, Celgene must provide such exercise notice [**]months prior to the end of the Initial Phase and must pay such $[**] within [**] days following the end of the Initial Phase; provided that such notice shall not have to be given prior to [**] or such payment made prior to [**] days following [**].

(B) If Agios has not nominated [**] Development Candidates that are confirmed by the JRC at least [**] months prior to the end of the Initial Phase but [**] Development Candidates are so confirmed prior to the end of the Initial Phase, then, if Celgene elects the First Extension Option, Celgene must provide such exercise notice within [**] months following such confirmation of both Development Candidates and must pay such $[**] within [**] days following the later of (1) delivery of such notice and (2) the end of the Initial Phase.

(C) If Celgene elects to have Agios continue Development of the Development Candidates into the Extended Initial Phase in accordance with Section 3.3(b)(iii), then, if Celgene elects the First Extension Option, Celgene must provide such exercise notice on or prior to the date that is [**] days following the end of the Extended Initial Phase and must pay such $[**] days following delivery of such notice.

(iii) Notwithstanding anything in this Section 3.3 to the contrary, if Agios believes that Agios will not be able to nominate at least [**] Development Candidates that meet the Clinical Candidate Guidelines by the end of the Initial Phase, Agios shall notify Celgene thereof (to the extent practicable, by no later than [**] months prior to the end of the Initial Phase). If the JRC has not confirmed at least [**] Development Candidates nominated by Agios that meet the Clinical Candidate Criteria within the Initial Phase, then Celgene shall have the right to either exercise its First Extension Option as provided in Section 3.3(b)(ii)(A) or to have Agios continue Development following the end of the Initial Phase. If Celgene elects to have Agios continue Development, the Initial Phase shall be extended until the earlier of (x) [**] following the end of the original three (3)-year Initial Phase and (y) such time as the JRC has confirmed the nomination of at least [**] Development Candidates that meet the Clinical Candidate Guidelines following the Effective Date (the “Extended Initial Phase”).

(A) If Celgene elected to have Agios continue Development through the Extended Initial Phase and the JRC confirms [**] Development Candidates nominated by Agios that meet the Clinical Candidate Guidelines by the end of the Extended Initial Phase, Celgene shall have the right to elect, in its sole discretion (to be exercised in accordance with Section 3.3(b)(ii)(C)), to extend the Option Term following such Extended Initial Phase for the remainder of the First Extension Phase. If Celgene does not elect to extend the Option Term through such remainder of the First Extension Phase, the Option Term shall expire at the end of such Extended Initial Phase and the picking mechanism set forth in Section 3.7 shall apply with respect to Validated Programs at such time.

(B) If the JRC confirms [**] nominated by Agios that meets the Clinical Candidate Guidelines by the end of the Extended Initial Phase, but fails to confirm the nomination of a [**] Development Candidate by the end of the Extended Initial Phase, Celgene shall have the right, in its sole discretion (to be exercised in accordance with Section 3.3(b)(ii)(C)), to extend the Option Term following such Extended Initial Phase for the remainder of the First Extension Phase. If Celgene does not elect to extend the Option Term through such remainder of the First Extension Phase, the Option Term shall expire at the end of such Extended Initial Phase and the picking mechanism set forth in Section 3.7 shall apply with respect to Validated Programs at such time; provided, however, that, notwithstanding anything in Section 3.7, 9.3(b) or 9.6(a) to the contrary, (1) Celgene shall be entitled to the first [**] Picks (including, if such Program has not reached the DC Selection Stage, [**]), and the Parties shall then alternate turns (with [**] having the first turn) selecting [**] until all Validated Programs have been selected; (2) Celgene shall not be obligated to pay any Validated Program Discovery Costs with respect to Celgene’s Picked Validated Program(s); and (3) Celgene shall be obligated to pay to Agios royalties as set forth in Section 9.7(d) but shall not be obligated to pay to Agios any of the milestone payments set forth in Section 9.6(a), in each case, with respect to Licensed Compounds and Licensed Products under Celgene’s Picked Validated Program(s).

(C) If the JRC fails to confirm the nomination of any Development Candidate by the end of the Extended Initial Phase, Celgene shall have the right, in its sole discretion (to be exercised in accordance with Section 3.3(b)(ii)(C)), to extend the Option Term following such Extended Initial Phase for the remainder of the First Extension Phase. If Celgene does not elect to extend the Option Term through such remainder of the First Extension Phase, the Option Term shall expire at the end of such Extended Initial Phase and the picking mechanism set forth in Section 3.7 shall apply with respect to Validated Programs at such time; provided, however, that, notwithstanding anything in Section 3.7, 9.3(b) or 9.6(a) to the contrary, (1) Celgene shall have the right to select all Validated Programs remaining in the Collaboration at such time (including, if such Program has not reached the DC Selection Stage, [**]); (2) Celgene shall not be obligated to pay any Validated Program Discovery Costs with respect to Celgene’s Picked Validated Program(s); and (3) Celgene shall be obligated to pay to Agios royalties as set forth in Section 9.7(d) but shall not be obligated to pay to Agios any of the milestone payments set forth in Section 9.6(a), in each case, with respect to Licensed Compounds and Licensed Products under such Picked Validated Program(s).

(D) For clarity, if Celgene elects to extend the Option Term following such Extended Initial Phase for the remainder of the First Extension Phase, such First Extension Phase shall extend until the earlier of (1) the Second Extension Option Trigger Event and (2) two (2) years following the end of the original three (3)-year Initial Phase.

(E) For purposes of clarity, if the JRC confirms [**] Development Candidates nominated by Agios in the same Calendar Year prior to the end of the Extended Initial Phase, Agios shall be deemed to have met its obligation under this Section 3.3(b)(iii) to nominate at least [**] Development Candidates that the JRC confirms meet the Clinical Candidate Guidelines by the end of the Extended Initial Phase irrespective of whether Celgene defers (or has the right to defer) making the DC Commitment with respect to either such Development Candidate pursuant to Section 3.6(d) below. In addition, if, during the Initial Phase (or, if applicable, the Extended Initial Phase):

(1) Celgene elects to unilaterally remove a Target from the Target List pursuant to Section 3.5(b) after a Development Candidate directed to such Target had been nominated by Agios and the JRC has not determined that such Development Candidate does not meet the Clinical Candidate Guidelines (as described in Section 3.6(b)(v)),

(2) Celgene elects to unilaterally remove a Target from the Target List within the [**]-year period prior to when a Development Candidate directed to such Target would have been nominated by Agios (as contemplated under the Discovery Plan); provided that the lead optimization chemical series in the Discovery Program related to such Target has demonstrated [**],

(3) Celgene decides to exercise its Celgene Program Option or to take a license early pursuant to Section 3.6(c) or Section 15.5, as applicable, to a Discovery Program under which a Development Candidate had been nominated by Agios prior to such early exercise,

(4) Celgene exercises its right pursuant to Section 14.2(a) to terminate for convenience any Discovery Program under which a Development Candidate had been nominated by Agios prior to such termination and the JRC has not determined that such Development Candidate does not meet the Clinical Candidate Guidelines (as described in Section 3.6(b)(v)), or

(5) Celgene terminates a Discovery Program for convenience within the [**]-year period prior to when a Development Candidate would have been nominated by Agios under such Discovery Program (as contemplated under the Discovery Plan); provided that the lead optimization chemical series in the Discovery Program related to such Target has demonstrated [**], then, in each of the foregoing cases, such nominated (or would-be nominated, as applicable) Development Candidate shall be counted as a Development Candidate that has been confirmed by the JRC as meeting the Clinical Candidate Guidelines for purposes of determining whether Agios has met its obligation under this Section 3.3(b) to nominate at least [**] Development Candidates that the JRC confirms meet the Clinical Candidate Guidelines.

(c) Second Extension Option. Celgene shall have the right to elect to extend the Option Term beyond the First Extension Phase (“Second Extension Option”) for an additional [**] months following the end of the First Extension Phase (“Second Extension Phase”). Celgene may exercise the Second Extension Option by (i) providing written notice to Agios of such election, and (ii) paying to Agios [**] Dollars (US$[**]) within [**] days following the end of the First Extension Phase. Such written notice shall be provided at least [**] months prior to the end of the First Extension Phase (or within [**] days following the Second Extension Option Trigger Event, as applicable); provided that, if the Parties enter into the Extended Initial Phase and such Extended Initial Phase continues until [**] following the end of the original Initial Phase, then such notice need not be provided until at least [**] months prior to the end of the First Extension Phase.

(d) Option Term. The “Option Term” shall refer to the period commencing on the Effective Date and ending upon the earliest of (i) the expiration of the Initial Phase (or Extended Initial Phase, if applicable), if Celgene does not exercise the First Extension Option; (ii) the expiration of the First Extension Phase, if Celgene exercises the First Extension Option but does not exercise the Second Extension Option; and (iii) the expiration of the Second Extension Phase, if Celgene exercises the Second Extension Option; provided that, notwithstanding the foregoing, if on the date of the events described in the foregoing clauses (i), (ii), and (iii), DC Selection Stage for a Development Candidate has been reached pursuant to Section 3.6(b)(ii) during the Option Term and the Celgene Program Option for such Development Candidate has not expired or been rejected, waived or not exercised within the applicable exercise period, then Celgene’s right to exercise such Celgene Program Option will continue for such Development Candidate (and associated Discovery Program) beyond the end of the Option Term as set forth in Section 3.6 until such Celgene Program Option has been exercised or been rejected or waived (such extended period, the “Post-Option Extension,” and the Discovery Program associated with such Development Candidate, the “Extended Program”). For purposes of clarity, except as provided in the proviso in the prior sentence or in Section 3.3(b)(iii), if Celgene does not provide written notice of election to Agios in a timely manner, the Option Term shall expire as of the end of the then-current Initial Phase (or Extended Initial Phase, if applicable), First Extension Phase or Second Extension Phase, as the case may be.

Section 3.4 Discovery Plan. Within thirty (30) days following the Effective Date, Agios shall prepare and deliver to Celgene and, within fifteen (15) days after the establishment of the JRC, the JRC shall approve, a Discovery Plan (the “Discovery Plan”) which shall set forth the prioritization of Collaboration Targets, initial validation work to be conducted with respect to Collaboration Targets, anticipated post-validation discovery research activities to be conducted under a Discovery Program, and the Party responsible for performance of an activity (which shall be Agios unless both Agios and Celgene otherwise agree). Thereafter, the JRC shall approve updates to the Discovery Plan on a quarterly basis during the Option Term (or, if applicable, with respect to any Extended Program, during any Post-Option Extension).

Section 3.5 Determination of Collaboration Targets During Option Term. As of the Effective Date, the Parties have selected the initial Collaboration Targets (as set forth on Schedule 1.119) with respect to which the Parties shall conduct Discovery Programs under this Agreement. During the Discovery Term for each Collaboration Target and the Discovery Program that is directed to such Collaboration Target, the Discovery Plan shall specify that the primary Target Indication for such Collaboration Target, and the Discovery Program shall be in the Oncology Field (it being understood that after the Discovery Term, the Development Plan for any Licensed Program may specify other Target Indications outside of the Oncology Field). The Parties intend that the Target List be dynamic and that Collaboration Targets will be prioritized on, added to, or removed from the Target List from time to time during the Option Term as available data and literature warrant to reflect the priorities of the Parties. At each JRC meeting, the JRC shall review, manage and determine the prioritization of Collaboration Targets on the Target List, and of the corresponding Discovery Programs that are directed to such Collaboration Targets. Targets shall be added to the Target List at any time in accordance with Section 3.5(a) below and shall be removed from the Target List at any time in accordance with Section 3.5(b). In furtherance of the foregoing, the following provisions shall apply:

(a) Targets shall be added to the Target List pursuant to this Section 3.5(a).

(i) During each [**] month period during the Option Term (with the first such period commencing on the Effective Date, the second such period commencing on [**], and so forth), Agios will nominate, for inclusion on the Target List, at least [**] new Targets that meet the criteria set forth on Schedule 3.5(a). Such Target(s) shall be added to the Target List, unless Celgene provides Agios written notice within [**] Business Days of Agios’ nomination that such Target is already subject to an ongoing and active discovery program at Celgene (or such program is being initiated and a Celgene project team has already been formed) or under a collaboration with a Third Party, or is the subject of ongoing negotiations for a collaboration with a Third Party as evidenced by a bona fide term sheet (which may be redacted, including the identity of the Third Party), in which case either (x) if such Target was nominated during the Initial Phase, such Target shall not be included on the Target List, but the restriction set forth in Section 8.8(a)(ii) shall apply to Agios with respect to such Target (as if such Target were on the Target List) until the end of the Initial Phase (at which point, Agios may again propose to include such Target on the Target List pursuant to this Section 3.5(a)(i)), or (y) if such Target was nominated after the Initial Phase, Agios may elect to undertake an Independent Program for such Target, in which event the effects set forth in clauses (A) and (B) of Section 3.5(b)(i) below shall apply; provided that, within [**] following such Independent Program being undertaken, Celgene may elect, by written notice to Agios, to treat such Independent Program as a Discovery Program hereunder, in which event such Independent Program shall become a Discovery Program.

(ii) In addition, at any time during the Option Term, Celgene may nominate, for inclusion on the Target List, any Target that meets the criteria set forth on Schedule 3.5(a); and such Target shall be added to the Target List unless Agios provides Celgene written notice within [**] Business Days of Celgene’s nomination that such Target is already subject to a Partnered Program between Agios and a for-profit Third Party.

(b) The JRC (with [**] having the final say in the case of any dispute) may also agree at any time to discontinue Collaboration activities with respect to a Collaboration Target and either remove such Collaboration Target from the Target List (including as a result of criteria such as those set forth on Schedule 3.5(b)) (a “Released Target”) or designate such Collaboration Target as an Independent Target with one Party continuing to independently Develop such Independent Target, and the associated Independent Program, in the Oncology Field. A Released Target may later be added back onto the Target List in accordance with Section 3.5(a), at which time it shall no longer be deemed a “Released Target.”

(i) If the JRC’s decision to remove a Collaboration Target from the Target List is not made by Mutual Consent but is made by [**] having the final say, upon [**] written election to [**] within [**] days of the removal of such Collaboration Target, Agios may elect to undertake an Independent Program for such Target, in which event (A) such Collaboration Target shall remain on the Target List for purposes of Agios’ Independent Program, and Agios’ Independent Program shall be subject to the terms of this Agreement, including this Section 3.5(b) and Section 3.11; and (B) such Target shall not remain on the Target List for purposes of Celgene’s obligations hereunder, and notwithstanding Section 3.5(b)(ii), 8.8(b), or 8.8(c), Celgene shall not be restricted with respect to its activities on such Target unless and until Celgene exercises its Buy-In Right with respect to Agios’ Independent Program on such Collaboration Target.

(ii) If the JRC agrees by Mutual Consent to designate a Collaboration Target as an Independent Target, such Independent Target shall remain on the Target List, the Discovery Program directed to such Independent Target shall be referred to as an “Independent Program,” the JRC by Mutual Consent shall determine which Party shall undertake the independent Development of such Independent Program, and the terms set forth in Section 3.11, and in this Section 3.5(b)(ii) shall apply with respect to such Independent Program. In connection with designating a Discovery Program as an Independent Program, the JRC shall confirm which Collaboration Compounds shall be allocated to such Independent Program as “Independent Compounds” in accordance with Sections 1.66 and 3.6(a)(i).

(A) Unless and until the Buy-In Party’s Buy-In Right with respect to such Independent Target has expired without the Buy-In Party exercising such right pursuant to Section 3.11, neither Party shall have any right (1) to enter into a collaboration or licensing agreement with a Third Party with respect to such Independent Target or (2) to Develop, Manufacture, or Commercialize such Independent Target for any Indications outside the Oncology Field.

(B) Notwithstanding anything in Section 3.11 or this Section 3.5 to the contrary, if, prior to the Buy-In Party’s exercise of any applicable Buy-In Right with respect to an Independent Program, the Party that is independently Developing such Independent Program no longer desires to pursue Development of such Independent Program in the Oncology Field, (1) such Party may discontinue such Independent Program, (2) all Independent Compounds associated with such Independent Program shall be deemed Residual Program Compounds unless the Parties continue the Independent Program as a Discovery Program, and (3) except with respect to an Independent Program of Agios’ described in Section 3.5(a)(i) or Section 3.5(b)(i), such Independent Target shall remain on the Target List unless the JRC (with Celgene having the final say in the case of any dispute) agrees to remove such Collaboration Target from the Target List pursuant to this Section 3.5.

(iii) All Collaboration Compounds for any Discovery Program or Independent Program directed to a Released Target shall remain in the Collaboration and shall become Residual Program Compounds, unless such Released Target is added back onto the Target List as set forth in this Section 3.5(b) (either in whole with respect to both Parties or partially with respect to Agios), in which event the original Collaboration Compounds for the applicable Discovery Program or Independent Program shall go back on the Compound List for such Discovery Program or Independent Program, to the extent not already allocated to another Program hereunder.

(c) The JRC by Mutual Consent (or the JDC by Mutual Consent, to the extent that the JRC is no longer in effect) may elect to (i) limit a Collaboration Target to [**], or (ii) pursue separate Programs with respect to the same Collaboration Target.

(d) For the avoidance of doubt, Targets subject to a Licensed Program shall remain on the Target List at the end of the Option Term unless such Licensed Program is terminated pursuant to Article XIV.

Section 3.6 Discovery and Nomination of Compounds for Licensed Program.

(a) Collaboration Compounds; Validation.

(i) Agios shall propose, for approval by the JRC, the initial compounds for which initial discovery and other Development activities shall be conducted hereunder. Unless the JRC (or the JDC, as applicable) agree by Mutual Consent that Celgene should contribute compounds, the compounds included in the Collaboration as Collaboration Compounds shall be compounds Controlled by Agios. In addition, if the JRC (or the JDC, as applicable) agrees by Mutual Consent, the same Collaboration Compounds contained within the Pharmacophore assigned to one Program may be used as a “Development Candidate” or Back-

Up Compound assigned to another Program; provided that, if Celgene’s rights with respect to one Program terminate for any reason, including as a result of such Program becoming an Agios Reverted Program, Celgene’s rights to such Collaboration Compound with respect to the second Program shall not terminate solely as a result of such first Program termination. Programs that are further along in Development shall have priority to Collaboration Compounds (i.e., Licensed Programs shall have priority over Discovery Programs or Independent Programs), and Licensed Compounds and Discovery Programs shall have priority to Collaboration Compounds over Independent Programs.

(ii) Subject to JRC Mutual Consent, either Party may propose additional compounds Controlled by such Party for study in a Discovery Program, Independent Program or Licensed Program and, if such compounds are demonstrated to be Active against a Collaboration Target, such compounds shall be included in a Discovery Program, Independent Program or Licensed Program, as applicable, directed to such Collaboration Target. The Discovery Plan or Development Plan, as applicable, shall be updated as necessary to reflect such work on such additional compounds.

(iii) The JRC shall determine by Mutual Consent and maintain a list (the “Compound List”) (accessible to both Parties) of those compounds identified in each Discovery Program or each Independent Program as meeting the criteria established by the JRC for designation as Collaboration Compounds, including identifying which compounds meet such criteria with respect to more than one Program, and shall update such list from time to time by Mutual Consent by adding or removing compounds based on the results of the Parties’ Development activities relating thereto. The Parties intend that as compounds are progressed towards achievement of the Clinical Candidate Guidelines under a Program, the Compound List shall become a narrower, more focused list in regards to such Program, with Collaboration Compounds removed from the Compound List becoming Residual Program Compounds.

(iv) For each of the Validated Programs, prior to nomination in the course of lead optimization toward a Development Candidate under Section 3.6(b), Agios shall conduct a freedom to operate analysis on both the applicable Collaboration Target and associated chemical matter, with a defined strategy on how that chemical matter will be Developed with respect to chemical structure and intellectual property. Agios shall provide a summary of the analysis for review and approval of the JRC.

(b) Clinical Candidate Guidelines; Selection of Development Candidates at DC Selection Stage; Exercise of Celgene Program Option.

(i) As of the Effective Date, the Parties have established clinical candidate guidelines, attached hereto as Schedule 3.6(b) (the “Clinical Candidate Guidelines”), which Clinical Candidate Guidelines, if met, would indicate the suitability of a Collaboration Compound for advancement into IND-Enabling Studies under a Discovery Program, including demonstration of mechanism-based cell growth inhibition, chemical properties as defined in the Clinical Candidate Guidelines and non-clinical pharmacokinetic, pharmacodynamic, safety and efficacy criteria. Such Clinical Candidate Guidelines may be amended upon mutual written agreement of the Parties or subsequent Clinical Candidate Guidelines may be agreed in writing by the Parties and attached to this Agreement from time to time as appropriate.

(ii) Based upon the Clinical Candidate Guidelines and the results of Development activities with respect to a Discovery Program, Agios may nominate a Collaboration Compound directed to the Collaboration Target that is the subject of such Discovery Program as a Development Candidate, by providing written notice thereof to Celgene and the JRC. Such notice shall be accompanied by a package of all relevant data with respect to such Collaboration Compound, including relevant chemistry, biology, in vitro and in vivo pharmacology, drug metabolism and pharmacokinetics (DMPK) and pilot toxicology, and an initial Development Plan (with Development Budget) for such Discovery Program separated by the US Territory and the ROW Territory and including proposed Global Studies and other global Development activities. As part of the Development Candidate nomination, the package must also set forth at least one Back-Up Compound associated with such Development Candidate (which is not already allocated to another Program under this Agreement), which Back-Up Compound(s) shall have been tested for purposes of comparison with the proposed Development Candidate. The JRC by Mutual Consent shall have [**] days following such nomination by Agios to confirm such nomination (the stage of Development characterized by JRC’s confirmation of such nomination shall be referred to as the “DC Selection Stage”); provided that, within [**] days following such nomination, Celgene or the JRC may reasonably request that Agios provide additional information and access to records (to the extent available to Agios at such time and not yet disclosed to the JRC as part of the regular updates under Section 3.1(b)) with respect to such Collaboration Compound and with respect to other Collaboration Compounds directed against other Collaboration Targets under Validated Programs that have not yet reached the DC Selection Stage, or are in preclinical Development, in which event the JRC’s [**]-day period for confirming such nomination shall not begin to run until such information and access have been provided; provided further that, on a Development Candidate-by-Development Candidate basis, Celgene may waive the application of the Clinical Candidate Guidelines, in whole or in part, to a nominated Development Candidate in order to enable the JRC to confirm such Development Candidate hereunder. For clarity, in connection with the nomination and confirmation of a Development Candidate, all references to the “Development Candidate” nominated and confirmed as a Development Candidate pursuant to this Section 3.6(b) shall refer to the [**] that meets the Clinical Candidate Guidelines nominated by Agios, together with at least [**], and, after Celgene’s exercise of the Celgene Program Option, all references to the “Development Candidate” so nominated and confirmed shall include all compounds set forth in clauses (a), (b), (c) and (d) of Section 1.47 unless the context requires otherwise.

(iii) If the JRC confirms the nomination of a Collaboration Compound as a Development Candidate, Celgene shall have [**] days following such confirmation to designate such nominated Development Candidate (and the associated Discovery Program) for further Development (on a Discovery Program-by-Discovery Program basis, a “DC Commitment”), as follows:

(A) If Celgene makes such DC Commitment, such nominated Development Candidate shall be deemed a “Development Candidate” for purposes of this Agreement, and Agios shall be responsible for conducting IND-Enabling Studies with respect to such Development Candidate. Upon completion of the IND-Enabling Studies, Agios shall provide written notice thereof to the JRC, JDC and Celgene. Such notice shall be accompanied by a package of all relevant data with respect to such IND-Enabling Studies. The JRC by Mutual Consent (with review and input from the JDC) shall have [**] days following such notice by

Agios to confirm that the IND Study Criteria have been met with respect to such IND-Enabling Studies for such Development Candidate; provided that, within [**] days following such notice, Celgene, the JDC or the JRC may reasonably request that Agios provide additional information and access to records (to the extent available and not yet disclosed to the JRC or the JDC as part of the regular updates under Section 3.1(b) or Section 3.8(c)) with respect to such Development Candidate, in which event the [**]-day period for confirming that the IND Study Criteria have been met shall not begin to run until such information and access have been provided. If the JRC determines the IND Study Criteria have not been met, Agios shall perform additional IND-Enabling Studies. If the JRC confirms that the IND Study Criteria have been met, Agios shall file the applicable IND with respect to such IND-Enabling Studies, and Celgene shall be obligated to pay the IND Amount(s) upon IND Acceptance pursuant to Section 9.3(a)(i). In addition, Celgene shall have [**] days following written notice from Agios of such IND Acceptance to take the actions described in Section 3.6(b)(iii)(A)(1) or (2) below; provided that, within [**] days following such notice from Agios, Celgene may reasonably request that Agios provide additional information and access to records (to the extent available to Agios at such time and not yet disclosed to the JRC or the JDC as part of the regular updates under Section 3.1(b) or 3.8(c) or under Section 3.6(b)(ii) or this Section 3.6(b)(iii)) with respect to other Collaboration Compounds directed against other Collaboration Targets under Validated Programs that have not yet reached the DC Selection Stage, or are in preclinical Development, in which event Celgene’s [**]-day period for undertaking the actions described in Section 3.6(b)(iii)(A)(1) or (2) below shall not begin to run until such information and access have been provided (such period, as may be so extended, the “Celgene IND Option Exercise Period”):

(1) Celgene, within such Celgene IND Option Exercise Period, may provide Agios written notice of Celgene’s election to exercise the Celgene Program Option with respect to such Development Candidate (and the associated Discovery Program), in which event the provisions of Section 3.6(b)(iv) shall apply; or

(2) Celgene, within such Celgene IND Option Exercise Period, may provide Agios written notice that Celgene elects that Agios conduct the first Phase I MAD Study for the Development Candidate. In such event, Agios shall be responsible for conducting the first Phase I MAD Study with respect to such Development Candidate under a protocol approved by the JRC by Mutual Consent that meets the Phase I MAD Protocol Criteria, and, unless the Program becomes a Split Program, Celgene shall be obligated to pay the Phase I Amount pursuant to Section 9.3(a)(ii). Upon Agios’ completion of such first Phase I MAD Study, Agios shall deliver to Celgene a final written report that meets the Phase I Report Criteria. Within [**] days of Celgene’s receipt of such written report, Celgene may reasonably request that Agios provide additional information and access to records (to the extent available to Agios at such time and not yet disclosed to the JRC or JDC as part of the regular updates under Section 3.1(b) or 3.8(c), or under Section 3.6(b)(ii) or this Section 3.6(b)(iii)) with respect to such Phase I MAD Study and with respect to other Development Candidates that are undergoing IND-Enabling Studies or are at a later stage of Development under a different Program. Within [**] days following the Completion of Phase I MAD (and such any additional information or access) (such period, as may be so extended, the “Celgene MAD Option Exercise Period”; either the “Celgene IND Option Exercise Period” or the “Celgene MAD Option Exercise Period” may be referred to as a “Celgene Option Exercise Period”), Celgene may provide Agios written notice of its election to exercise the Celgene Program Option, in which event the provisions of Section 3.6(b)(iv) shall apply;

(B) If Celgene (x) rejects the nominated Development Candidate pursuant to Section 3.6(b)(iii), or does not make a DC Commitment with respect to such nominated Development Candidate during the exercise period set forth in Section 3.6(b)(iii) above, (y) makes the DC Commitment but does not, within the Celgene IND Option Exercise Period, exercise the Celgene Program Option pursuant to Section 3.6(b)(iii)(A)(1) above or request that Agios conduct a first Phase I MAD Study pursuant to Section 3.6(b)(iii)(A)(2) above, or (z) after requesting that Agios conduct the first Phase I MAD Study under Section 3.6(b)(iii)(A)(2) above within the Celgene IND Option Exercise Period, does not exercise the Celgene Program Option within the Celgene MAD Option Exercise Period pursuant to Section 3.6(b)(iii)(A)(2) above, then the following shall occur:

(1) The Celgene Program Option with respect to such Discovery Program shall terminate,

(2) The Discovery Program under which the Development Candidate was Developed shall terminate hereunder (with the Collaboration Target subject to such Discovery Program being automatically removed from the Target List), and

(3) Except as provided in Section 8.9, all rights related to such Discovery Program granted by Agios to Celgene hereunder shall terminate, and such Discovery Program shall be deemed an Agios Reverted Program in accordance with Section 3.12.

(C) For clarity, a DC Commitment by Celgene pursuant to this Section 3.6(b)(iii) shall not be deemed a commitment to exercise a Celgene Program Option but shall require payment of the IND Amount if the requirements for such payment are met.

(iv) If Celgene exercises a Celgene Program Option with respect to a Discovery Program within the applicable Celgene Option Exercise Period pursuant to Section 3.6(b)(iii) above, upon such exercise:

(A) such Discovery Program shall become a Licensed Program;

(B) Agios shall be responsible for continuing Development activities and Clinical Trials with respect to such Development Candidate through Completion of Phase I MAD for the applicable Licensed Program, subject to the JRC or the JDC, as applicable, assigning any such Development activities to Celgene (based upon Celgene’s agreement and as set forth in the applicable Development Plan and Development Budget) or as otherwise may be mutually agreed by the Parties. In addition, Agios shall conduct additional Development activities with respect to such Development Candidate as requested by Celgene and agreed to by Agios, subject to Section 3.6(b)(iv)(D) below;

(C) following Completion of Phase I MAD for each such Licensed Program (except as otherwise set forth in Section 3.10 with respect to any Split Program), Celgene shall undertake all further Development activities, subject to the JRC or the JDC, as applicable, assigning any such Development activities to Agios (based upon Agios’ agreement and as set forth in the applicable Development Plan and Development Budget) or as otherwise may be mutually agreed by the Parties;

(D) Celgene shall also be responsible, pursuant to Section 9.4(a), for the Development Costs of Agios conducting any additional Development activities under such Licensed Program (except as otherwise set forth in Section 3.10 with respect to any Split Program) that are pursuant to a Development Budget under the Development Plan for such Licensed Program and that are incurred after the Development Cost Initiation Date for such Licensed Program; and

(E) Celgene shall be obligated to pay to Agios any other milestone payments or royalties which may become payable to Agios with respect to Licensed Compounds and Licensed Products arising from such Licensed Program pursuant to Section 9.6 or Section 9.7, respectively (it being understood that if such Licensed Program becomes a Split Program pursuant to Section 3.10, then Section 3.10(a)(iii) shall apply).

(v) If the JRC does not confirm the nomination of a Collaboration Compound as a Development Candidate, the Parties shall continue Development of the Collaboration Compound as contemplated in this Agreement pursuant to the applicable Discovery Plan for it.

(c) Early Exercise of Option. Notwithstanding anything herein to the contrary, Celgene shall have the following rights, as applicable, to exercise its Celgene Program Option early, in accordance with the terms set forth below:

(i) Celgene may exercise, upon written notice to Agios at any time prior to the expiration of the Option Term (or, if applicable, with respect to any Extended Program, expiration of any Post-Option Extension), any Celgene Program Option early with respect to each Development Candidate (and the applicable Discovery Program) that has been nominated by Agios pursuant to Section 3.6(b)(ii) (and, in the event of such early election, the JRC shall be deemed to have confirmed such nomination and Celgene shall be deemed to have made the DC Commitment); provided that, with respect to each such Discovery Program, notwithstanding Celgene’s early exercise of such Celgene Program Option pursuant to this Section 3.6(c)(i), Section 3.6(b) and Section 3.10 shall apply in the same manner as though the Celgene Program Option had been exercised pursuant to Section 3.6(b), including the following (to the extent applicable depending on the stage of Development of such Discovery Program); provided that Celgene’s license under Section 8.2 with respect to such Program shall be effective immediately:

(A) unless Celgene requests and Agios agrees otherwise, Agios shall complete all IND-Enabling Studies and obtain IND Acceptance with respect to such Discovery Program for which the Celgene Program Option has been exercised;

(B) regardless of which Party completes such IND-Enabling Studies and obtains IND Acceptance, Agios shall be entitled to the IND Amount pursuant to Section 9.3(a)(i) in the same manner as if a DC Commitment had been made (and as if the Celgene Program Option had not yet been exercised) in accordance with Section 3.6(b);

(C) Agios shall continue to have a right to retain its US Territory rights with respect to any such Discovery Program in accordance with Section 3.10 (including, as applicable, the right to make an Agios Deferral); and

(D) Celgene shall still remain obligated to make the milestone payments due pursuant to Section 9.6 and royalty payments due pursuant to Section 9.7 in the same manner as though Celgene had exercised the Celgene Program Option pursuant to Section 3.6(b) and subject to Section 3.10.

(ii) Prior to the earlier of (x) the expiration of the Option Term (or if, applicable, with respect to any Extended Program, expiration of any Post-Option Extension) and (y) the date of [**], Celgene may exercise its Celgene Program Option for any Discovery Program with respect to which Agios has nominated a Development Candidate pursuant to Section 3.6(b) (and, in the event of such early election, the JRC shall be deemed to have confirmed such nomination and Celgene shall be deemed to have made the DC Commitment) or take an exclusive license under Section 8.2 with respect to any other applicable Validated Program as a Picked Validated Program, upon written notice to Agios upon (A) Agios’ failure to provide any financial statement in accordance with Section 3.6(c)(iii), which failure is not corrected within [**] days after written notice of Celgene; or (B) the occurrence of any event described in Section 3.6(c)(iv). The consequence of any such early exercise of a Celgene Program Option pursuant to this Section 3.6(c)(ii) shall be the same as an early exercise under Section 3.6(c)(i), and the consequence of any such early exercise of a license for a Picked Validated Program shall be the same as though such Picked Validated Program were selected by Celgene pursuant to Section 3.7; provided that, with respect to any Discovery Program for which Celgene exercises its Celgene Program Option, Celgene may assume all such Development responsibilities or, at Celgene’s election, permit Agios to continue such Development in accordance with Section 3.6(b), but, if Celgene assumes such Development responsibilities, (1) Celgene shall be responsible for all its Development Costs in connection with such Development, (2) Agios shall not be entitled to a Phase I Amount, and (3) Agios shall be entitled to the IND Amount pursuant to Section 9.3(a)(i) in the same manner as if a DC Commitment had been made (and as if the Celgene Program Option had not yet been exercised) in accordance with Section 3.6(b), except that Celgene may deduct from any such IND Amount all Development Costs incurred by Celgene or its Affiliates through IND Acceptance; provided further that, with respect to any Discovery Program for which Celgene exercises its Celgene Program Option or takes an exclusive license early under this Section 3.6(c)(ii), Celgene shall no longer remain obligated to make any of the milestone payments due pursuant to Section 9.6, except for paying the milestone payments upon the occurrence of the events set forth in Section 9.6(a)(3) and Section 9.6(a)(4).

(iii) Prior to the earlier of (x) the expiration of the Option Term (or if, applicable, with respect to any Extended Program, expiration of any Post-Option Extension) and (y) the date of [**], Agios will furnish to Celgene (A) within [**] days after the end of each month, an unaudited balance sheet of Agios as of the end of such month (or as of the end of the fiscal quarter, if applicable) and unaudited statements of income and of cash flows of Agios for such month (or such quarter) and for the current fiscal year to the end of such month (or such quarter), setting forth in comparative form Agios’ projected financial statements for the corresponding periods for the current fiscal year, and (B) within [**] days after the end of each fiscal year of Agios, an audited balance sheet of Agios as at the end of such year and audited statements of income and of cash flows of Agios for such year, certified by certified public accountants of established regional or national reputation selected by Agios, and prepared in accordance with generally accepted accounting principles consistently applied. Agios will notify Celgene prior to Agios entering into discussions with potential lenders or equity investors in order to avoid having any event described in Section 3.6(c)(iv) occur.

(iv) Prior to the earlier of (x) the expiration of the Option Term (or if, applicable, with respect to any Extended Program, expiration of any Post-Option Extension) and (y) the date of [**], Agios covenants to provide Celgene with written notice no later than [**] after the occurrence of any of the following events: (A) the sum of all of Agios’ liabilities exceed the sum of all of Agios’ assets; (B) Agios is unable to pay its debts as they become due; (C) Agios admits its inability to pay its debts as they fall due; (D) there is an occurrence and continuance (for a period in excess of any applicable cure period) of a default by Agios with respect to any of its debt or payment obligations in excess of $[**] or any agreement having a materially adverse effect on Agios’ business or Agios’ ability to perform under this Agreement; (E) Agios suspends, closes, or otherwise ceases to operate a portion of its business having a materially adverse effect on this Agreement; (F) Agios initiates any action to undertake restructuring of its assets or business in a manner that would have a materially adverse effect on this Agreement, including hiring counsel or financial advisors with respect to such restructuring; (G) Agios fails to have sufficient available cash to fund at least [**] of its budgeted operating expenses, based on the budget approved by Agios pursuant to Section 4.3(d) of the Amended and Restated Investor Rights Agreement among Agios and certain stockholders, dated as of the Effective Date; (H) Agios plans to take any action that would give Celgene a termination right under Section 14.2(b)(ii); (I) Agios retains counsel or financial advisors to assist Agios in connection with any potential bankruptcy or insolvency proceeding; (J) one or more creditors of Agios notify Agios in writing that such creditors have organized for the purpose of commencing negotiations with regard to a possible bankruptcy filing of Agios, or Agios has commenced negotiations with one or more creditors with regard to a possible bankruptcy filing of Agios; or (K) any corporate or other action is taken by Agios for the purpose of effecting any of the foregoing. Celgene will treat all notices and financial reports (and the information contained therein) as Confidential Information of Agios, subject to the terms of Article XI.

(d) Limitation on Development Candidates. Notwithstanding anything herein to the contrary, the Parties agree that (x) Celgene shall not be required to exercise or waive its right to make a DC Commitment with respect to more than [**] in any Calendar Year, and (y) if Agios has already nominated [**] Development Candidates with respect to [**] which Celgene has made a DC Commitment, as provided in Section 3.6(b), then Celgene shall not be required to exercise or waive its right to make a DC Commitment with respect to a [**] proposed Development Candidate prior to [**]. If Agios nominates a Development Candidate that is confirmed by the JRC and that would exceed either of the thresholds in the prior sentence, then Celgene may make the DC Commitment for such Development Candidate at such time or may defer making the DC Commitment until [**] days following the earlier of (i) the expiration of the Option Term and (ii)(A) with respect to clause (x) above, [**] of the following Calendar

Year, or (B) with respect to clause (y) above, [**] (the earlier such date, the “Delayed Commitment Date”). Failure of Celgene to take any action during the original applicable DC Commitment exercise period set forth in Section 3.6(b)(iii) if the conditions in clauses (x) or (y) above are met shall be deemed an election to defer the decision to make the DC Commitment pursuant to this Section 3.6(d). If the decision to make the DC Commitment is so deferred, Agios may either, in its sole discretion:

(i) hold such Collaboration Compound in the Discovery Program and nominate it again as a Development Candidate following the Delayed Commitment Date, at which point the JRC shall automatically confirm such nominated Development Candidate unless the Development Candidate no longer meets the Clinical Candidate Guidelines, and Celgene shall have [**] days from the JRC’s confirmation of such Development Candidate to make the DC Commitment in accordance with Section 3.6(b)(iii); or

(ii) pursue Development of such Collaboration Compound until IND Acceptance at Agios’ own cost but under the oversight of the JRC or JDC, as applicable, in which event the following shall apply:

(A) Agios shall provide [**] updates to the JRC or JDC, as applicable, and Celgene on the progress of such Development activities since the prior update and on the general scope of proposed activities, including anticipated timelines and budgets, through at least IND Acceptance;

(B) Agios shall not have the right to file any IND, unless the JRC or JDC, as applicable, determines by Mutual Consent that the IND Study Criteria have been met as described in Section 3.6(b)(iii)(A). In addition, at least [**] days prior to any proposed IND Acceptance, Agios shall provide to Celgene the proposed materials to be submitted as part of the IND Acceptance;

(C) if Agios achieves an IND Acceptance with respect to such Collaboration Compound, Agios shall provide written notice to Celgene and all relevant information and access to records with respect to such Collaboration Compound (and with respect to other Collaboration Compounds directed against other Collaboration Targets under Validated Programs that have not yet reached the DC Selection Stage or are in preclinical Development) as may be reasonably requested by Celgene within [**] days of such notice (to the extent such information and access are available to Agios at such time and not yet disclosed to the JRC or JDC); and

(D) Celgene shall have [**] days from the delivery of the information and access described in Section 3.6(d)(ii)(C) to make the DC Commitment (in which event the provisions of Section 3.6(b)(iii) shall apply) or exercise the Celgene Program Option (in which event the provisions of Section 3.6(b)(iv) shall apply); provided that, if the condition in Section 3.6(d)(y) has been met, such [**]-day period shall run from [**]. If Celgene does make the DC Commitment or exercise the Celgene Program Option, Celgene shall pay Agios the IND Amount pursuant to Section 9.3(a)(i) within [**] days following delivery of its exercise notice.

(e) HSR Clearance; Cooperation.

(i) Notwithstanding anything in this Section 3.6 to the contrary, if the exercise of any Celgene Program Option requires clearance under the HSR Act, the Parties shall use Commercially Reasonable Efforts to promptly obtain any necessary clearance under the HSR Act for the exercise by Celgene of any Celgene Program Option, including the prompt filing of a copy of this Agreement and each Party’s respective premerger notification and report forms with the FTC and the DOJ pursuant to the HSR Act, and shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply with any such inquiry or request; provided, however, that neither Party shall be required to consent to the divestiture or other disposition of any of its assets or assets of its Affiliates or to consent to any other structural or conduct remedy, and each Party and its Affiliates shall have no obligation to consent, administratively or in court, any ruling, order or other action of the FTC or DOJ or any Third Party respecting the transactions contemplated by this Agreement.

(ii) The Parties commit to instruct their respective counsel to cooperate with each other and use Commercially Reasonable Efforts to facilitate and expedite the identification and resolution of any such issues and, consequently, the expiration of the applicable HSR Act waiting period. Each Party’s counsel will undertake (A) to keep each other appropriately informed of communications from and to personnel of the reviewing antitrust authority, and (B) to confer with each other regarding appropriate contacts with and response to personnel of the FTC or DOJ. Celgene shall be responsible for the filing fee in connection with any HSR Act filing relating to the transactions contemplated in this Agreement.

(iii) Celgene may exercise the Celgene Program Option subject to receipt of required clearances under the HSR Act. For clarity, if clearance under the HSR Act is required with respect to any Celgene Program Option, as described above, exercise of such Celgene Program Option shall not be effective until after the expiration or termination of all applicable waiting periods under the HSR Act; provided that, as long as Celgene has provided notice of its intention to exercise such Celgene Program Option during the time periods set forth in this Section 3.6, then the Post-Option Extension with respect to the applicable Program shall remain in effect until the expiration or termination of such waiting periods.

(iv) For purposes of this Section 3.6(e), the following definitions shall apply:

(A) “DOJ” means the United States Department of Justice.

(B) “FTC” means the United States Federal Trade Commission.

(C) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. §18a), and the rules and regulations promulgated thereunder.

(D) In addition, notwithstanding anything herein to the contrary, if the grant of an exclusive license under Section 8.2 to Celgene with respect to Celgene’s Picks, a Buy-In Program with respect to which Celgene is the Commercializing Party, or a Celgene Reverted Program requires clearance under the HSR Act, the provisions of this Section 3.6(e) shall apply and the grant of such exclusive license to Celgene shall not be effective until after the expiration or termination of all applicable waiting periods under the HSR Act.

Section 3.7 Selection of Validated Programs Upon Expiration of Option Term. Upon expiration of the Option Term, the Parties will begin the process set forth below for selecting Validated Programs from the Discovery Programs remaining in the Collaboration that have not yet reached the DC Selection Stage.

(a) Within [**] days after the expiration of the Option Term, Agios shall provide to the JRC and Celgene an update to the Compound List with respect to each Discovery Program remaining in the Collaboration as of the expiration of the Option Term. Within [**] days following delivery of such updated list, the JRC, by Mutual Consent, shall confirm which of those Discovery Programs are Validated Programs that have not yet reached the DC Selection Stage, and establish a list of such Validated Programs; provided that, within [**] days following such delivery of such list, Celgene or the JRC may reasonably request that Agios provide additional information and access to records (to the extent available to Agios at such time and not yet disclosed to the JRC or JDC) with respect to such Discovery Programs, in which event the JRC’s [**]-day period for confirming such Discovery Programs as Validated Programs shall not begin to run until such information and access have been provided. Promptly following the JRC’s confirmation of Validated Programs, Agios shall provide to Celgene and to the JRC an accounting of all FTE costs and Out-of-Pocket Costs incurred by Agios to conduct discovery and other Development activities under each Validated Program prior to the expiration of the Option Term (the “Validated Program Discovery Costs”). For purposes of clarity, if any such Discovery Program remaining in the Collaboration is not determined to be a Validated Program by the JRC, except as provided in Section 8.9, all rights related to such Discovery Program granted by Agios to Celgene hereunder shall terminate, and such Discovery Program shall be deemed an Agios Reverted Program in accordance with Section 3.12.

(b) Except as otherwise provided in Section 3.3(b)(iii) or 15.5, the Parties will select the Validated Programs for potential future Development by a Party by taking turns picking (each Party’s pick of a Validated Program or Validated Programs, as applicable, shall be referred to as a “Pick” or “Picked Validated Program”) until all Validated Programs have been picked, as follows:

(i) Within [**] days following Agios’ delivery to Celgene and the JRC of the Validated Program Discovery Cost information for all confirmed Validated Programs, Agios shall propose in writing to Celgene [**] potential in-person meeting dates on Business Days, such potential dates to be within [**] days after such proposal is made, and Celgene shall respond by accepting one proposed meeting date within [**] Business Days after such proposal is made. The meeting shall be held at a location to be mutually agreed by the Parties.

(ii) At such meeting, the Parties shall begin the picking process by undertaking a coin toss conducted by a mutually-agreed Third Party. The Party that wins the coin toss shall select the Party that has the right to make the first Pick (the “First Picking Party”). At the meeting, the First Picking Party may select as its Pick, in the first turn, [**]. The Party that is not the First Picking Party may then select as its Pick, in the second turn, up to [**]. For each turn after the second turn, starting with the First Picking Party, the Parties shall take alternating turns selecting [**] after the other Party’s Pick until all Validated Programs have been selected by a Party. If neither Party exercises its right to select the last remaining Validated Program(s), such Validated Program(s) shall terminate, and, except as provided in Section 8.9, all rights related to such Validated Program(s) granted by Agios to Celgene hereunder shall terminate, and such Validated Program shall be deemed an Agios Reverted Program in accordance with Section 3.12, unless otherwise mutually agreed by the Parties.

(c) Any Picked Validated Program selected by Celgene shall be deemed a Licensed Program hereunder and the Picked Compounds under such Picked Validated Program shall include any and all Collaboration Compounds on the Compound List associated with the Collaboration Target in the Picked Validated Program (unless such compounds are already associated with a Picked Validated Program selected earlier in the picking process), data on any compounds that meet the “Screening Hits” criteria under the baseline Activity criteria set forth on Schedule 1.1 under such Picked Validated Program up to the date of expiration of the Option Term, and any in vivo and in vitro data with respect to such Picked Validated Program; and the licenses granted to a Party pursuant to Section 8.2(b) with respect to such Validated Program shall become effective upon such Validated Program becoming a Pick of Celgene. Each Party’s Development obligations under any Picked Validated Program selected by Celgene shall be as set forth in Section 3.8(a)(iv) below, and Celgene shall be obligated to pay to Agios Validated Program Discovery Costs as set forth in Section 9.3(b), milestone payments as set forth in Section 9.6(a), and royalties as set forth in Section 9.7(d). For clarity, no IND Amount or Phase I Amount shall be due with respect to Celgene’s Picks.

(d) Any Picked Validated Program selected by Agios (or not selected by either Party pursuant to Section 3.7(b)(ii) above) shall be deemed an Agios Reverted Program for all purposes hereunder in accordance with Section 3.12.

(e) Notwithstanding any of the foregoing, except as provided in Section 3.3(b)(iii), any Discovery Program remaining in the Collaboration as of the end of the Option Term that has not reached the DC Selection Stage and is directed to [**] (each such Discovery Program shall be deemed an “Extended Program”) shall not be subject to the picking mechanism set forth in this Section 3.7, but shall remain in the Collaboration as a Discovery Program until the end of its Discovery Term for all purposes hereunder (such extended period shall be deemed a “Post-Option Extension”) and shall remain subject to the Celgene Program Option until the end of its Discovery Term. With respect to such [**] Discovery Programs:

(i) such Discovery Program shall be subject to the same process for DC Selection Stage, DC Commitment and Celgene Option Exercise as described in Section 3.6(b) as other Discovery Programs were subject to during the Option Term, including making any payments as set forth in Section 9.3(a), if applicable;

(ii) the licenses granted to a Party pursuant to Section 8.2 with respect to such Discovery Program shall become effective only upon the Option Exercise Date for such Discovery Program;

(iii) each Party’s Development obligations shall be as set forth in Section 3.8(a)(ii); and

(iv) if Celgene exercises the Celgene Program Option for such Discovery Program, Celgene shall be obligated to pay to Agios Development Costs as set forth in Section 9.4, milestone payments as set forth in Section 9.6, and royalties as set forth in Section 9.7. The Discovery Programs directed to [**] shall be subject to the provisions of Section 3.6 and Section 3.10 in the same way as other Discovery Programs that reach the DC Selection Stage during the Option Term (i.e., if such [**] Discovery Program is the [**] if an Agios Deferral is made) Optionable Program).

Section 3.8 Primary Goals and General Responsibilities of Licensed Program.

(a) Licensed Program.

(i) With respect to each Split Program or Co-Commercialized Program, following the end of the Discovery Term for such Licensed Program, except as otherwise expressly set forth in this Agreement or mutually agreed by the Parties:

(A) Agios shall be responsible for (1) if Celgene has requested Agios to conduct the first Phase I MAD Study pursuant to Section 3.6(b)(iii)(A)(2), conducting all Clinical Trials through Completion of Phase I MAD with respect to Licensed Compounds Developed under such Licensed Program, and (2) conducting other Development activities as may be contemplated under the Development Plan (but only such activities that Agios has consented to conduct); and

(B) Except as set forth in Section 3.10 with respect to any Split Program, Celgene shall be responsible for (1) conducting all Clinical Trials with respect to Licensed Compounds Developed under such Licensed Program following Completion of Phase I MAD, and (2) conducting other Development activities as may be contemplated under the Development Plan (but only such activities prior to Completion of Phase I MAD that Celgene has consented to conduct).

(ii) With respect to each (if any) Discovery Program directed to [**] that has not yet reached the DC Selection Stage as of the end of the Option Term, Agios shall be responsible for Development activities under the Discovery Plan for such Program until the earlier of (A) [**] years following the end of the Option Term and (B) IND Acceptance (or, if the DC Commitment is made, Completion of Phase I MAD) for a Development Candidate in such Program. If IND Acceptance is not achieved by [**] years following the end of the Option Term or, if IND Acceptance is achieved by such time but Celgene does not exercise the Celgene Program Option within the Celgene Option Exercise Period, except as provided in Section 8.9, all rights related to such Program(s) granted by Agios to Celgene hereunder shall terminate, and such Program(s) shall be deemed an Agios Reverted Program in accordance with Section 3.12.

(iii) With respect to each Buy-In Program, following the end of the Discovery Term for such Buy-In Program, except as otherwise expressly set forth in this Agreement or mutually agreed by the Parties, the Commercializing Party with respect to such Buy-In Program shall be responsible for all Development activities under such Buy-In Program.

(iv) With respect to each Picked Validated Program selected by Celgene, following the end of the Discovery Term for such Program, except as otherwise expressly set forth in this Agreement or mutually agreed by the Parties, Celgene shall be responsible for all Development activities under such Program.

(b) Back-Up Compounds.

(i) It is understood that the JRC (or the JDC, as applicable) will identify Back-Up Compounds as contemplated by Sections 1.7, 1.14, 1.23, 1.47, and 1.98 and the compounds that contain the [**] or any series of compounds demonstrating activity against a Target as contemplated by Sections 1.14(a)(iv), 1.23(d), 1.47(d), and 1.98(a)(iv). When the JRC (or the JDC, as applicable) identifies a Collaboration Compound to be designated as a Back-Up Compound in a Program, such Collaboration Compound can only be so designated if it has not previously been allocated to another Program or if the Committee by Mutual Consent (after disclosure of the previous allocation of such Collaboration Compound to another Program) determines to designate such Collaboration Compound as a Back-Up Compound to such second Program.

(ii) As part of Agios’ Development responsibilities, upon Celgene’s written request at any time following IND Acceptance for a Development Candidate under a Licensed Program, Agios will advance the Development of [**] related to such Development Candidate through IND-Enabling Studies; provided that, regardless of the results of the IND-Enabling Studies, Agios shall not be required to pursue additional IND-Enabling Studies for such [**] under such Licensed Compound. All costs associated with Development of such [**] through such IND-Enabling Studies shall be at Agios’ sole cost and shall not be Development Costs to be reimbursed by Celgene hereunder; and Agios shall not be entitled to an IND Amount with respect to any Back-Up Compounds. Subject to the foregoing, if none of the [**] Developed by Agios and included within a Licensed Program meet the Clinical Candidate Guidelines, upon Celgene’s written request, Agios will use Commercially Reasonable Efforts to identify another [**] that will meet such guidelines and that is not already allocated to another Program. Any original [**] that is replaced as provided in this section shall become a Residual Program Compound.

(c) Updates. Following the Discovery Term for a Licensed Program and thereafter with respect to each Licensed Program, each Party shall provide the other Party with regular quarterly written reports on such Party’s activities relating to the Development, Commercialization, or other Collaboration activities following the Discovery Term, including a summary of results, information, and data generated, any activities planned with respect to Development going forward (including, for example, updates regarding regulatory matters and Development activities for the next [**]), challenges anticipated and updates regarding intellectual property issues (including a disclosure of Collaboration Intellectual Property developed or generated since the last written report) relating to each Licensed Program. Such written reports may be discussed by telephone or video-conference, or may be provided at each JRC, JDC or JCC meeting, as applicable; provided that, reasonably in advance of the meeting of such Committee, the Party providing the written report will deliver to the other Party an agenda setting forth what will be discussed during the meeting. The Party receiving such written report shall have the right to reasonably request, and to receive in a timely manner clarifications and answers to, questions with respect to such reports. During the Term, with respect to each Licensed Program, each Party shall coordinate with, and keep the other Party and the JDC informed with respect to, activities assigned to such Party under the applicable Development Plan, including the conduct of any applicable Clinical Trials. Notwithstanding the foregoing, with respect to any Picked Validated Program selected by Celgene or with respect to any Buy-In Program, each Party shall only have an obligation to provide such written reports [**].

Section 3.9 Development Plans.

(a) The Development under each Co-Commercialized Program, Split Program, or Buy-In Program shall be governed by a Development Plan (the “Development Plan”) that describes the proposed overall objectives of such Licensed Program, as well as the activities to be performed, the Party responsible for performance of an activity (which shall be as provided in Section 3.8), [**] budget of Development Costs (“Development Budget”), and anticipated timelines for performance; provided that the Development Budget will only be applicable for periods following the Development Cost Initiation Date for such Licensed Program. In addition, if Celgene requests that Agios perform any Development activities for a Celgene Picked Validated Program and Agios consents to perform such activities, such activities shall also be governed by a Development Plan, with Development Budget.

(b) With respect to each Co-Commercialized Program, Agios will prepare and deliver to the JDC the initial Development Plan as set forth in Section 3.6(b)(ii). Within [**] days following the Option Exercise Date with respect to such Co-Commercialized Program, the JDC shall review and approve such initial Development Plan, with such modifications as determined by the JDC. The Development Plan for a Co-Commercialized Program shall not include a Development Budget, except for such Development activities as are to be conducted by Agios pursuant to Section 3.8.

(c) With respect to each Buy-In Program, the Commercializing Party will prepare and deliver to the JDC the initial Development Plan as set forth in Section 3.11(a). Within [**] days following the Buy-In Party’s exercise of the Buy-In Right with respect to such Buy-In Program, the JDC shall approve such plan, with such modifications as determined by the JDC.

(d) With respect to each Split Program, Agios will prepare and deliver to the JDC the initial Development Plan as set forth in Section 3.6(b)(ii). Within [**] days following the Option Exercise Date for such Split Program, the JDC shall review and approve such initial Development Plan, with such modifications as determined by the JDC.

(e) The Commercializing Party shall prepare [**] updates to each Development Plan for each Co-Commercialized Program, Buy-In Program, and Split Program in the Field in the Commercializing Party’s Territory, which [**] updates shall be submitted for approval by the JDC. Subject to Section 2.8, the Development Plan may be amended during the [**] by the JDC.

Section 3.10 Split Programs; Agios Deferral Right; Development Activities; Agios Opt-Out.

(a) Split Programs; Agios Deferral.

(i) Within [**] days of the IND Acceptance for an Optionable Program, Agios shall have the right to elect to retain all US Territory rights with respect to the [**] Optionable Programs or, if Agios makes an Agios Deferral, with respect to the [**] such Optionable Programs, by providing written notice to Celgene within such [**]-day period. For clarity, Agios shall have no US Territory rights pursuant to this Section 3.10, or a right to make an Agios Deferral, with respect to the [**] Optionable Programs and shall only have the US Territory rights pursuant to this Section 3.10 with respect the [**] Optionable Program or, if Agios makes the Agios Deferral, the [**] Optionable Program (but, with respect to the [**] Optionable Programs with respect to which Agios does not retain the US Territory rights, Agios shall retain the rights specified in Article VI with respect to Co-Commercialized Products). Agios may exercise its rights to retain US Territory rights by providing written notice to Celgene within such [**]-day period; provided that, if Agios fails to take any action within such [**]-day period, Agios shall be deemed to have waived its right to retain all US Territory rights with respect to the [**] (or if Agios has made an Agios Deferral, the [**]) Optionable Program out of every [**] Optionable Programs. The [**] if an Agios Deferral is made) Optionable Program with respect to which Agios retains the US Territory rights under this Section 3.10 shall be deemed a Split Program.

(ii) Instead of exercising its US Territory rights on the [**]Optionable Programs pursuant to Section 3.10(a)(i) above, Agios shall have the right to defer its US Territory rights to the [**] Optionable Program (“Agios Deferral”), by providing Celgene written notice thereof within [**] days of the IND Acceptance for such Optionable Program, in which event Agios’ right to elect to retain the US Territory rights pursuant to Section 3.10(a)(i) above shall apply to such [**] Optionable Program.

(iii) Upon the Option Exercise Date for a Split Program, (A) Agios shall have the exclusive right to pursue the Development and Commercialization of Licensed Compounds and Licensed Products under such Split Program in the US Territory; (B) Celgene shall have the exclusive right to pursue the Development and Commercialization of Licensed Compounds and Licensed Products under such Split Program in the ROW Territory; (C) the licenses granted to a Party under Section 8.2(c) with respect to such Split Program shall become effective; (D) the Parties shall share in the Global Development Costs of Licensed Compounds and Licensed Products Developed under such Split Program as set forth in Section 9.4; (E) Celgene shall be responsible for paying to Agios specified royalties on Net Sales in the ROW Territory as set forth in Section 9.7(b)(i); (F) Celgene shall be responsible for paying to Agios specified milestone payments upon achievement of specific milestone events associated with the ROW Territory as set forth in Section 9.6; and (G) Agios shall be responsible for paying to Celgene specified royalties on Net Sales in the US Territory as set forth in Section 9.7(b)(ii). Celgene shall have no obligation to pay any IND Amount on any Split Program.

(iv) The [**] Optionable Program out of every [**] Optionable Programs (or, if Agios makes an Agios Deferral, the [**] Optionable Program), upon the Option Exercise Date, shall be deemed Co-Commercialized Programs hereunder; provided that, if Agios elects not to exercise its right to retain US Territory rights under Section 3.10(a)(i) with respect to the [**] (or if Agios makes an Agios Deferral, the [**]) such Optionable Program, then such Optionable Program shall also be deemed a Co-Commercialized Program hereunder.

(v) For purposes of clarity, (A) Agios’ US Territory rights, and right to make an Agios Deferral, shall apply to the [**], as applicable) out of the first [**] Optionable Programs for which Celgene exercises the Celgene Program Option, then shall apply to the [**], as applicable) out of the next [**] such Optionable Programs, and shall continue with respect to each set of [**] Optionable Programs for which Celgene exercises the Celgene Program Option; and (B) if Celgene does not exercise the Celgene Program Option for an Optionable Program, such Optionable Program shall not count as [**] Optionable Programs for purposes of this Section 3.10, and, to the extent Agios exercised its rights to retain US Territory rights or made an Agios Deferral with respect to such Optionable Program, such election shall not count as Agios’ exercise of rights or an Agios Deferral, which shall then transfer to the next Optionable Program.

(b) Development Activities.

(i) The Commercializing Party shall be responsible for conducting all Development activities as may be contemplated under the Development Plan for each Split Program with respect to such Commercializing Party’s portion of the Territory (i.e., the US Territory for Agios and the ROW Territory for Celgene). Neither Commercializing Party shall conduct any Development activities for any Split Program outside such Party’s portion of the Territory (even if such Development activities are for purposes of Development in such Party’s portion of the Territory), unless the JDC by Mutual Consent approves of such activities, including any protocol associated with a Clinical Trial, and such activities are reflected in the applicable Development Plan.

(ii) The Parties will share all Global Development Costs in accordance with Section 9.4(b); provided that Celgene shall not be responsible for any of Agios’ Global Development Costs prior to the Development Cost Initiation Date. For clarity, Celgene’s obligation to share Global Development Costs shall not include any Development Costs incurred prior to the Development Cost Initiation Date or any Development Costs related to any Clinical Trial for which the FPD occurred prior to the Development Cost Initiation Date even if completed following the Development Cost Initiation Date; instead, Celgene’s obligations will be limited to Development activities related to any company-sponsored Phase II Studies or later stages of Development.

(iii) If either Party proposes to undertake any Development activities for a Split Program in such Party’s portion of the Territory that the other Party reasonably determines are reasonably likely to have a material adverse impact on the Development or Commercialization of Split Compounds or Split Products in the other Party’s portion of the Territory, such proposing Party shall not proceed with such Development activities unless approved by the JDC (with any disputes resolved in accordance with the dispute resolution procedure of Section 2.8, including the Lead Party having the final decision-making authority to the extent provided in Section 2.8(b)).

(iv) With respect to each Split Program, each Party shall be entitled to use the data and results (including clinical data) from all Development activities conducted by the other Party; provided that a Party shall not interpret such data or results in a different manner than the Party who performed the Development activity giving rise to the data or results without the performing Party’s prior written consent (which may be given through the Party’s representatives on the JDC). In furtherance thereof, each Commercializing Party shall update the other Party pursuant to Section 3.8(c) on the status of all Development activities for Split Programs, including a summary of relevant data. Each Commercializing Party will use Commercially Reasonable Efforts to ensure the other Party has access to such data and results, including, if appropriate, providing for such access in any agreement with a Third Party Contractor.

(c) Agios Opt-Out. Notwithstanding any of the foregoing in this Section 3.10 and without it being a breach of Section 7.2(a)(ii), following the [**] of the Option Exercise Date for a Split Program, Agios shall have the right, effective upon [**] prior written notice, to elect to opt-out of its US Territory rights under such Split Program (the “Agios Opt-Out” and the effective date of such Agios Opt-Out being the expiration of such [**] period, the “Agios Opt-Out Date”) (which notice shall may not be given prior to the [**] of the Option Exercise Date). Upon receipt of such Agios Opt-Out notice:

(i) Celgene may elect to assume all US Territory rights under such Split Program (effective on the Agios Opt-Out Date) by providing Agios with written notice, in which event, (A) Agios shall provide to Celgene a reasonably detailed accounting of all Development Costs incurred by Agios under such Split Program prior to the Agios Opt-Out Date; (B) Agios and Celgene shall continue to share Global Development Costs through the Agios Opt-Out Date under Section 9.4; (C) Agios shall provide to Celgene a reasonably detailed summary of Development activities, including Global Studies and other global Development activities, undertaken by Agios under such Split Program, including any Clinical Trials committed but not yet completed as of such date; (D) Agios shall undertake, and coordinate with Celgene with respect to, any wind-down or transitional activities reasonably necessary to transfer to Celgene Development, Manufacturing and Commercialization responsibility in the US Territory for such Split Program, at Agios’ sole expense; provided that the Parties shall reasonably cooperate in seeking to minimize the costs of such wind-down or transitional activities; provided further that, (1) if Celgene requests that any contracts or agreements that extend beyond the Agios Opt-Out Date be terminated, Agios shall be responsible for all costs associated with such termination, and, (2) if Celgene requests that any such contract or agreement remain in effect, Celgene shall be responsible for all Territory-Specific Development Costs under such contract or agreement following the Agios Opt-Out Date or, if Celgene requests assignment of such contract or agreement prior to the Agios Opt-Out Date, following such assignment (whichever is earlier); (E) upon the Agios Opt-Out Date, each Licensed Product under such Split Program shall become a Co-Commercialized Product both with respect to the US Territory and the ROW Territory, and such Split Program shall become a Co-Commercialized Program in both the US Territory and ROW Territory, and shall thereafter be subject to the milestone payment and royalty provisions of Section 9.6 and 9.7 applicable to other Co-Commercialized Products, without any retroactive application of such provisions; provided that Agios shall not be entitled to perform Commercialization Activities for such Co-Commercialized Product pursuant to Section 6.3; and (F) the licenses granted to each Party with respect to such Split Program under Section 8.2(c) shall convert to the licenses granted to each Party with respect to a Co-Commercialized Program under Section 8.2(a). For clarity, upon the Agios Opt-Out Date, if Celgene elects to assume all US Territory rights, Celgene shall be responsible for all Development Costs for such Co-Commercialized Program, except as provided in clause (D) above.

(ii) If Celgene elects not to assume all US Territory rights under such Split Program, then upon the Agios Opt-Out Date, (A) Celgene shall retain its ROW Territory rights and obligations hereunder and shall have no obligation to pay Agios for Global Development Costs incurred by Agios under such Split Program (other than paying for Celgene’s share of Global Development Costs incurred prior to the Agios Opt-Out Date); (B) each Split Product in the ROW Territory shall become a Co-Commercialized Product and the applicable Split Program shall become a Co-Commercialized Program, in each case, with respect to the ROW Territory, except that the licenses for such Program shall continue to be as described in Section 8.2(c)(i); (C) Celgene’s license to Agios under Section 8.2(c)(ii) shall terminate; (D) each Party shall be prohibited from pursuing the Development, Manufacture or Commercialization of Split Compounds and Split Products under such Split Program in the US Territory; (E) Agios, at Celgene’s election, either transfer all INDs with respect to such Split Program to Celgene or close such INDs; and (F) Agios shall not license Agios Intellectual Property and Agios Collaboration Intellectual Property to a Third Party in connection with the Development, Manufacture or Commercialization of Split Compounds or Split Products under such Split Program in the US Territory, and Celgene shall not license the Celgene Intellectual Property or Celgene Collaboration Intellectual Property previously exclusively licensed to Agios pursuant to Section 8.2(c) to a Third Party in connection with the Development, Manufacture or Commercialization of Split Compounds or Split Products under such Split Program in the US Territory.

(d) Celgene Right of First Negotiation. If Agios intends to begin negotiations with any Third Party(ies) to grant a license to such Third Party to the US Territory rights for a Split Program (excluding licenses to Third Party Contractors or solely for purposes of promotion, distribution or other marketing and sales activities with or on behalf of Agios) (the “Licensing Opportunity”), Agios shall provide written notice of such intent to Celgene, and Celgene shall have [**] days to notify Agios in writing that Celgene desires to negotiate with respect to such Licensing Opportunity. If Celgene provides such notice in such [**]-day period, Agios shall exclusively negotiate in good faith with Celgene with respect to such Licensing Opportunity. If the Parties are unable to enter into a definitive agreement with respect to such Licensing Opportunity within [**] days (or such longer period agreed to by the Parties) following written notice from Celgene of its interest in entering into negotiations, then Agios shall be free during the next [**] months after the expiration of the foregoing [**]-day (or, if applicable, longer) negotiation period to enter into a transaction relating to such Licensing Opportunity with any Thirty Party(ies); provided that, if Agios does not enter a Licensing Opportunity prior to the expiration of such [**]-month period, such Licensing Opportunity shall again be subject to the provisions of this Section 3.10(d); provided further that, if Agios offers terms to any Third Party with respect to the Licensing Opportunity that are the same or more favorable to such Third Party than the terms last offered by Celgene, taken as a whole, with respect to the Licensing Opportunity, then (i) Agios shall first offer such terms or more favorable terms to Celgene and Celgene shall have the right to enter into an agreement with Agios with respect to the Licensing Opportunity on such terms or more favorable terms; and (ii) if Celgene does not exercise such right to enter into an agreement with Agios with respect to the Licensing Opportunity on such terms or more favorable terms by providing written notice to Agios within [**] days following Agios’ notice to Celgene of such terms or more favorable terms, Celgene’s right to negotiate the terms of, or enter into an agreement with respect to, the Licensing Opportunity with Agios under this Section 3.10(d) shall terminate, and Agios shall be free to enter into a transaction relating to the Licensing Opportunity with any Third Party(ies) on such terms or such more favorable terms, as applicable, within such [**]-month period. Celgene’s rights with respect to a Licensing Opportunity shall be on a Split Program-by-Split Program basis, and the expiration of such rights for one Split Program shall not affect Celgene’s rights to negotiate a Licensing Opportunity with a different Split Program pursuant to the provisions of this Section 3.10(d).

(e) Agios Licensing of US Territory Rights. If Agios grants a license to a Third Party to Develop or Commercialize Split Products in the US Territory under the first Split Program only (excluding licenses to Third Party Contractors or solely for purposes of promotion, distribution or other marketing and sales activities with or on behalf of Agios), then, notwithstanding anything herein to the contrary (including Section 2.8(c)(iv)), if any dispute arises at the JDC with respect to any changes to the Development Plan (including the Development Budget) or any Development activities conducted by a Party under such Split Program (including clinical Manufacturing activities), and such dispute is not resolved at the JDC or JSC level or by the Executive Officers pursuant to Section 2.8, [**] shall have final decision-making authority with respect to such dispute, [**], until (i) FDA approval of the first special protocol assessment (“SPA”) for the first pivotal trial for such first Split Program, if the JDC decides to pursue a SPA, or (ii) JDC approval of the protocol design for the first pivotal trial for such first Split Program, if the JDC decides not to pursue a SPA; provided that [**] shall exercise any such final decision-making authority in a manner consistent with a commitment of Commercially Reasonable Efforts to the Development and Commercialization of Split Product under such Split Program in the US Territory.

Section 3.11 Independent Programs; Buy-In Right at IND Acceptance.

(a) Buy-In Right. Either Party (but not both Parties) may Develop an Independent Program pursuant to Section 3.5(b)(ii); provided that (i) such Party shall provide quarterly updates to the JRC (or the JDC, as applicable) and the other Party on the progress of such Development activities since the prior update and the general scope of proposed activities, including anticipated timelines and budgets, through at least IND Acceptance, (ii) at least [**] days prior to any proposed IND Acceptance in the Oncology Field, such Party shall provide to the JRC and the other Party the proposed materials to be submitted as part of the IND Acceptance, and (iii) in the event that such Party achieves an IND Acceptance with respect to any such Independent Program, such Party shall provide written notice to the other Party thereof (the “Buy-In Party”) and all relevant information and data with respect to such Independent Program as may be reasonably requested by the Buy-In Party, including pre-clinical data, proposed Development Plans, budgets and timelines.

(b) Exercise of Buy-In Right. The Buy-In Party shall have [**] days from the delivery of the information and data described in Section 3.11(a)(iii) above to exercise its right to buy into such Independent Program (“Buy-In Right”) by:

(i) providing written notice to the other Party of such exercise; and

(ii) paying the other Party a one-time, non-refundable payment of [**] Dollars (US$[**]) within [**] days following such notice as a Buy-In Right exercise fee.

(c) Effects of Exercising or Waiving Buy-In Right.

(i) If the Buy-In Party exercises its Buy-In Right with respect to an Independent Program, such Independent Program shall thereafter be deemed a Buy-In Program and each Party’s rights and obligations under this Agreement with respect to such Buy-In Program shall become effective, including the licenses granted pursuant to Section 8.2(d), the Parties’ obligations to share in Development Costs as set forth in Section 9.4(c), and the obligation of the Commercializing Party to pay the Buy-In Party specified royalties on worldwide Net Sales as set forth in Section 9.7(c). Notwithstanding anything herein to the contrary, Celgene shall not owe any IND Amount or Phase I Amount for any Buy-In Product, regardless of who is the Buy-In Party.

(ii) If Celgene declines to exercise its Buy-In Right (or does not provide any notice within such [**]-day period) with respect to an Independent Program being independently Developed by Agios, except as provided in Section 8.9, all rights related to such Independent Program granted by Agios to Celgene hereunder shall terminate, and such Independent Program shall become an Agios Reverted Program in accordance with Section 3.12.

(iii) If Agios declines to exercise its Buy-In Right (or does not provide any notice within such [**]-day period) with respect to an Independent Program being independently Developed by Celgene, such Independent Program shall thereafter be deemed a Celgene Reverted Program, and the licenses granted to Celgene pursuant to Section 8.2(e) with respect to such Celgene Reverted Program shall become effective. Celgene shall have no further financial obligations, and Agios shall have no further rights, with respect to such Celgene Reverted Program, except that (A) Celgene shall be obligated to pay Agios royalties on Net Sales of Celgene Reverted Products Commercialized under such Celgene Reverted Program in accordance with Section 9.7(e), (B) any Celgene Reverted Program and any Celgene Reverted Products shall be considered a “Program” and “Licensed Product,” respectively, solely for purposes of Article XIV, and (C) in the event that Celgene breaches Section 9.7(e), and subject to Section 14.2(b)(i), Agios shall have the right to terminate this Agreement and the licenses granted to Celgene pursuant to Section 8.2(e) with respect to such Celgene Reverted Program, in which case the effects of termination set forth in Section 14.3(a) shall apply with respect to such Celgene Reverted Program as if it were a Terminated Program.

(d) Term.

(i) With respect to each Independent Program, the Buy-In Rights described in this Section 3.11 shall terminate upon the later of (A) the end of the Option Term and (B) [**] years following such time as such Independent Program became an Independent Program hereunder, unless the IND Acceptance has been achieved prior to such time (in which event, the Buy-In Party shall be entitled to exercise or waive the Buy-In Right in accordance with this Section 3.11(b)) (the “Buy-In Right Term”).

(ii) For purposes of clarity, if IND Acceptance has not been achieved under an Independent Program during the Buy-In Right Term for such Independent Program, then (A) the Buy-In Party’s Buy-In Right with respect to such Independent Program shall terminate as of the end of such Buy-In Right Term, (B) such Independent Program shall be deemed an Agios Reverted Program (if Agios was the Party independently Developing such Independent Program prior to the end of the Buy-In Right Term) or a Celgene Reverted Program (if Celgene was the Party independently Developing such Independent Program prior to the end of the Buy-In Right Term), (C) the Independent Target shall be deemed an Agios Reverted Target or Celgene Reverted Target, as applicable, and (D) the licenses set forth in Sections 8.2(f) and 8.2(e), respectively, shall apply with respect to such Agios Reverted Program or Celgene Reverted Program, as applicable.

Section 3.12 Agios Reverted Programs.

(a) With respect to (i) each Discovery Program for a Development Candidate with respect to which (A) Celgene does not make a DC Commitment within the period required (including any deferral period as described in Section 3.6(d)) or (B) if Celgene makes a DC Commitment, Celgene does not exercise the Celgene Program Option, (ii) each Picked Validated Program that is selected by Agios, or not selected as a Pick by either Party, at the end of the Option Term, (iii) each Discovery Program that is not confirmed as a Validated Program at the end of the Option Term pursuant to Section 3.7, (iv) each Independent Program Developed by Agios for which Celgene does not exercise its Buy-In Right at IND Acceptance or for which the Buy-In Right expires at the end of the Buy-In Right Term, and (v) each Discovery Program or Independent Program related to a Collaboration Target that is removed from the Target List pursuant to Section 3.5(b) above and not added back to the Target List (either as a whole with respect to both Parties or partially with respect to Agios) pursuant to Section 3.5(a) or Section 3.5(b) (but, as provided in Section 3.5(b)(iii), all Collaboration Compounds associated with such Discovery Program or Independent Program shall be deemed Residual Program Compounds) (each, an “Agios Reverted Program”), except as provided in this Section 3.12 or Section 8.9, (x) all rights granted hereunder by Agios to Celgene with respect to such Agios Reverted Program shall terminate as further set forth below; and (y) all rights granted by Celgene to Agios with respect to such Program (prior to it becoming an Agios Reverted Program) shall terminate but any licenses granted by Celgene to Agios pursuant to Section 8.2(f) shall apply with respect to such Agios Reverted Program.

(b) Subject to Section 3.5 (to the extent a Collaboration Target is added back onto the Target List) and Section 8.8, Agios shall have no further obligations to Celgene, and Celgene shall have no further rights from Agios, with respect to any Agios Reverted Program, including related Agios Reverted Compounds, Agios Reverted Targets or Agios Reverted Products.

(c) The Parties agree that Programs within the Collaboration will have priority to all chemistry Developed in the Collaboration and that, as such, Residual Program Compounds shall remain in the Collaboration until the end of the Option Term (or, if applicable, with respect to any Residual Program Compounds that have application to any Extended Program, at the end of any Post-Option Extension).

(i) During the Option Term, the Parties may test the Residual Program Compounds against the Collaboration Targets that are the subject of Programs in the Collaboration. If any Residual Program Compound is determined by the JRC (or the JDC, as applicable) to be Active against a Collaboration Target remaining in the Collaboration, such Residual Program Compound shall become a Collaboration Compound under the applicable Program.

(ii) In addition, at the end of the Option Term, Agios shall use Commercially Reasonable Efforts to test a reasonable number of representative and available Residual Program Compounds against each Collaboration Target under a Validated Program that has not yet reached the DC Selection Stage as of the end of the Option Term. Based on such test results, the JRC (or the JDC, if the JRC no longer remains in effect) by Mutual Consent shall determine whether such Residual Program Compounds are Active against any Collaboration Target under any such Validated Program. If any such Residual Program Compound is found to be Active against a Collaboration Target under a Validated Program, such Residual Program Compound shall become a Collaboration Compound under such Validated Program. Thereafter, with respect to all other Residual Program Compounds remaining on the Compound List, all rights related to such chemical entity(ies) granted by Agios to Celgene hereunder shall terminate and such chemical entity(ies) shall thereafter no longer be deemed a Collaboration Compound(s) or Residual Program Compound(s) hereunder.

(d) With respect to any Agios Reverted Program or Buy-In Program for which Agios is the Commercializing Party, if at any time after the Initial Phase (or the Extended Initial Phase, if applicable), Agios determines that any Back-Up Compound included in such Agios Reverted Program or Buy-In Program does not meet the Clinical Candidate Guidelines, Agios shall be entitled to substitute, in place of such original Back-Up Compound, another Back-Up Compound that (i) is identified by the JRC (or the JDC, as applicable) following Agios’ notification to such Committee of such failure, and (ii) is not already allocated to another Program under this Agreement. Any original Back-Up Compound that is replaced as provided in this section shall become a Residual Program Compound.

(e) In determining which Collaboration Compounds are to be deemed Agios Reverted Compounds at the time a Program becomes an Agios Reverted Program, no Collaboration Compounds shall be deemed Agios Reverted Compounds if they are already a Collaboration Compound for another Program within the Collaboration, but instead such Collaboration Compound shall remain part of such other Program.

Section 3.13 Initial Target Indication in Oncology Field. The Parties acknowledge and agree that each Program shall initially be directed towards Target Indications in the Oncology Field. Unless otherwise mutually agreed by the Parties, the first Clinical Trial in patients conducted by or on behalf of Celgene under a Licensed Program shall be for a Target Indication in the Oncology Field. It is understood by the Parties that, subject to compliance with the prior sentence, either Party may identify other Indications outside of the Oncology Field for such Collaboration Compound, Licensed Compound or Licensed Product.

Section 3.14 Companion Diagnostics.

(a) Development of Companion Diagnostic. The Parties may mutually agree to Develop and/or Commercialize a Companion Diagnostic for use with a Collaboration Compound, Licensed Compound or Licensed Product; provided that, unless the JRC (or the JDC, as applicable) agrees by Mutual Consent otherwise, the Commercializing Party (or, with respect to a Split Program, the Party designated by the JDC) will use a Third Party Contractor reasonably acceptable to both Parties to perform all Development and Commercialization for the Companion Diagnostic. In such event:

(i) the definition of such “Collaboration Compound,” “Licensed Compound” or “Licensed Product” shall and hereby does include the Companion Diagnostic for purposes of defining Agios Patent Rights, Celgene Patent Rights and Collaboration Patent Rights, and each of the licenses granted to a Party under Section 8.1 or 8.2, as applicable, with respect to such Collaboration Compound, Licensed Compound or Licensed Product; and

(ii) All profits of the Commercializing Party (or the Party designated by the JDC for a Split Program) with respect to such Companion Diagnostic shall be [**] by the Parties pursuant to a mechanism agreed to by the Parties at the time the Third Party Contractor is appointed.

(b) Separate Obligations. No separate milestones shall be owed by Celgene to Agios pursuant to Section 9.6 with respect to a Companion Diagnostic. Upon termination of the Program or reversion of rights to a Party with respect to a Program hereunder in association with which the Companion Diagnostic was Developed or Commercialized, in addition to the effects of such termination or reversion set forth in Section 14.3, separate transitional activities shall be undertaken with respect to the Companion Diagnostic to ensure that the appropriate Regulatory Approvals, Manufacturing Technology or other Know-How or Patent Rights necessary for the Development, Manufacture and/or Commercialization of such Companion Diagnostic shall be transferred to the Party to whom the rights to the underlying Program are transferred to the same extent as Regulatory Approvals, Manufacturing Technology or other Know-How or Patent Rights otherwise associated with such Program are transferred.

(c) No Other Diagnostics. For purposes of clarity, unless otherwise mutually agreed by the Parties, neither Party shall have any right, under the licenses granted to such Party pursuant to Section 8.1 or 8.2 and notwithstanding the definition of “Field” hereunder, to Develop, Manufacture and/or Commercialize any biomarker or diagnostic product for use with a Collaboration Compound, Licensed Compound or Licensed Product, other than a Companion Diagnostic pursuant to this Section 3.14.

Section 3.15 Records; Tech Transfer.

(a) Agios shall maintain in all material respects, and shall require its Third Party Contractors to maintain in all material respects, complete and accurate records in segregated books of all work conducted in furtherance of any Program and all results, data and developments made in conducting such activities. Such records shall be complete and accurate and shall fully and properly reflect all such work done and results achieved in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes. Agios shall require the applicable study sites to maintain original source documents from Clinical Trials of

Collaboration Compounds and Licensed Compounds, until either (i) the end of the Discovery Term for such Program, if Celgene does not exercise any applicable Celgene Program Option or obtain an exclusive license under Section 8.2 to such Program, and (ii) for at least [**] years (or such longer period as is commercially reasonable under the circumstances, taking into account maintenance requirements under applicable Law) following completion of the Development activities undertaken by Agios or its Third Party Contractors under the Licensed Program, if Celgene does exercise such option or take an exclusive license under Section 8.2 to such Program; provided that Celgene or Agios shall be entitled to obtain copies of such source documents at the end of such [**]-year period.

(b) Celgene shall have the right, during normal business hours and upon reasonable notice, to inspect and copy (or request Agios to copy) all records of Agios or its Third Party Contractors, as applicable, maintained in connection with the work done and results achieved in the performance of activities under a Program, but solely to the extent access to such records is necessary for Celgene to exercise its rights under this Agreement with respect to the applicable Program.

(c) As soon as reasonably practical after Celgene exercises the Celgene Program Option for a Program or obtains an exclusive license under Section 8.2 to a Program and thereafter upon Celgene’s reasonable request during the Term, Agios shall transfer to Celgene[**] copies of all Agios Know-How and Agios Collaboration Know-How related to such Program. In addition, Agios shall provide reasonable assistance, including making its personnel reasonably available for meetings or teleconferences to answer questions and provide technical support to Celgene with respect to the use of such Agios Know-How and Agios Collaboration Know-How in the Development, Manufacture and Commercialization of the applicable Licensed Compounds or Licensed Products. The costs and expense incurred by Agios in connection with such assistance shall be provided [**].

Section 3.16 Third Parties.

(a) Use of Third Party Contractors. If Agios desires to use any Third Party Contractors to conduct any of its Development, Commercialization or other Collaboration activities hereunder, or if Celgene desires to use any Third Party Contractors to conduct any of its Development, Commercialization or other Collaboration activities hereunder, such Party must comply with the obligations of Section 8.4(a)(ii)(A) through (D), even to the extent no sublicense of rights is granted to such Third Party.

(b) Third Party Collaborators. If Agios desires to enter into any collaboration with Third Parties involving the Metabolome, Agios shall implement guidelines to (i) limit or prohibit its employees or consultants from working on activities under the Collaboration hereunder and under Agios’ Third Party collaboration where the knowledge gained from one project may be inappropriately used in the other (whether intentionally or unintentionally); and (ii) use separate laboratories, or separate parts of a lab, to perform Agios’ obligations hereunder.

Article IV

Manufacture and Supply

Section 4.1 Pre-Clinical, Clinical and Commercial Supply. Except as set forth below in this Section 4.1 or Section 4.2, unless otherwise determined by the JSC, JRC, JDC or JCC, as applicable, or as otherwise mutually agreed by the Parties:

(a) Discovery Term. Agios shall be solely responsible for Manufacturing, or having Manufactured by its designee, all pre-clinical and clinical supply of any Collaboration Compounds, Licensed Compounds and/or Licensed Products under a Discovery Program, including any necessary raw materials or other components, necessary for use by both Parties to conduct each Discovery Program through the Discovery Term for such Discovery Program and, solely with respect to Licensed Programs for which Celgene exercises the Celgene Program Option, through Completion of Phase I MAD. Agios shall be solely responsible for all Manufacturing Costs associated with the activities described in this Section 4.1(a).

(b) Picked Products and Co-Commercialized Products. After the Discovery Term, Celgene shall be solely responsible for all Manufacturing activities with respect to each Picked Validated Program selected by Celgene. After the Discovery Term or after Completion of Phase I MAD, if applicable, Celgene shall be solely responsible for all Manufacturing activities with respect to each Co-Commercialized Program. Celgene shall be solely responsible for all Manufacturing Costs associated with the activities described in this Section 4.1(b).

(c) Split Products.

(i) After the Discovery Term or after Completion of Phase I MAD, if applicable, with respect to each Split Program, (A) Celgene shall be solely responsible for all Manufacturing activities for supply of Split Compounds and Split Product in the ROW Territory (or Celgene’s activities in the US Territory in accordance with the license under Section 8.2(c)(i)(B)), and (B) Celgene shall Manufacture Agios’ supply of Split Compounds and Split Products in the US Territory (or Agios’ activities in the ROW Territory in accordance with the license under Section 8.2(c)(ii)(B)), pursuant to the terms and conditions of a supply agreement (including customary terms such as forecasting procedures and allocation of supply) to be negotiated in good faith and mutually agreed upon by the Parties (the “Supply Agreement”), and Celgene shall establish and engage a Third Party manufacturer as a secondary source of clinical and commercial supply of Split Compounds and/or Split Products for the US Territory; provided that in the event of a supply failure under the Supply Agreement (to be further defined in the Supply Agreement in terms of failure to provide adequate and/or timely supply), the Supply Agreement shall permit Agios to, at Agios’ election, (A) if Celgene fails to supply, directly purchase supply of Split Compounds and Split Products from the applicable manufacturer, or (B) if Celgene and its Third Party Manufacturer(s) fail to supply, engage and obtain supply from Third Party suppliers designated by Agios; provided further that with respect to Agios’ right under the Supply Agreement to purchase any supply of Split Compounds and Split Products from Third Parties, Celgene shall reasonably cooperate with Agios and transfer to such Third Party supplier all Manufacturing Technology Controlled by Celgene used to, and reasonably necessary for such Third Party to, Manufacture such Split Compound or Split Product, as more specifically set forth in the Supply Agreement.

(ii) Celgene shall be solely responsible for all Manufacturing Costs associated with the commercial supply of Split Compounds and Split Product in the ROW Territory. Agios shall be solely responsible for all Manufacturing Costs associated with the commercial supply of Split Compounds and Split Products in the US Territory, including any costs incurred by Celgene for such Manufacturing that are specifically related to the US Territory; provided that any supply provided by Celgene to a sublicensee of Agios shall be provided at Celgene’s Manufacturing Cost plus [**]%. Manufacturing Costs associated with clinical supply of Split Compounds and Split Products (including pre-clinical and clinical scale-up costs) shall be shared in accordance with Section 9.4(b) if deemed Global Development Costs or paid by the Commercializing Party if deemed Territory-Specific Development Costs. Notwithstanding the foregoing, Manufacturing Scale-Up Costs for Split Compounds and Split Products for the Territory shall be deemed Global Development Costs and shared pursuant to Section 9.4.

(d) Buy-In Products. The Commercializing Party shall be solely responsible for all Manufacturing activities for supply of Buy-In Compounds and Buy-In Products necessary for use by both Parties to conduct any Buy-In Program. The Commercializing Party’s Manufacturing Costs associated with the activities described in this Section 4.1(d) following the Development Cost Initiation Date to the extent associated with clinical supply of Buy-In Compounds and Buy-In Products (including pre-clinical and clinical scale-up costs) shall constitute Development Costs that will be shared by the Parties pursuant to Section 9.4(c); and the Commercializing Party shall be solely responsible for all other Manufacturing Costs associated with the activities described in this Section 4.1(d), including all Manufacturing Costs for commercial supply of Buy-In Compounds and Buy-In Products and all Manufacturing Scale-Up Costs.

(e) Independent Compounds. The Party conducting an Independent Program shall be solely responsible for all Manufacturing activities for supply of Independent Compounds necessary for use by such Party in the Independent Program. The Party conducting such Independent Program shall be solely responsible for all Manufacturing Costs associated with the activities described in this Section 4.1(e).

(f) Celgene Reverted Products. Celgene shall be solely responsible for all Manufacturing activities for supply of Celgene Reverted Compounds and Celgene Reverted Products necessary for use by Celgene in a Celgene Reverted Program. Celgene shall be solely responsible for all Manufacturing Costs associated with the activities described in this Section 4.1(f).

(g) Third Party Manufacturers. If Agios uses any Third Party to fulfill its Manufacturing obligations under Section 4.1(a) with respect to any supply to be used in any Development or Commercialization activities under a Licensed Program following the Discovery Term for such Program (other than with respect to a Buy-In Program for which Agios is the Commercializing Party and, to the extent that Agios has the right to use a Third Party to fulfill its Manufacturing obligations, other than a Split Program in the US Territory), or following Celgene’s exercise of the Celgene Program Option, as applicable, the Third Party and the terms of the agreement with such Third Party must be reasonably acceptable to the JDC by Mutual Consent.

(h) No Reimbursement. For clarity, Celgene shall not be responsible for any Manufacturing Costs associated with a Discovery Program or Licensed Program incurred prior to Celgene’s exercise of the Celgene Program Option or Development Cost Initiation Date with respect to such Program.

Section 4.2 Transfer of Manufacturing Responsibility.

(a) Transfer. Notwithstanding the foregoing, the Parties may mutually agree to have Agios transfer Manufacturing responsibility with respect to any Discovery Program or Licensed Program to Celgene at any time. Upon any transfer of Manufacturing responsibility to Celgene, Agios[**] shall (i) transfer, or have transferred, to Celgene or its designee, pursuant to a technology transfer plan to be mutually agreed by the Parties, all Manufacturing Technology Controlled by Agios and used in Manufacturing Collaboration Compounds, Licensed Compounds and/or Licensed Products under the applicable Program at the time of such transfer, and (ii) provide reasonable assistance in connection with the transfer of such Manufacturing responsibility to Celgene or its designee.

(b) Celgene Responsibility. Upon transfer of Manufacturing responsibility to Celgene under this Section 4.2 with respect to a Discovery Program or Licensed Program, Celgene shall be solely responsible for Manufacturing all Collaboration Compounds, Licensed Compounds and Licensed Products under such Discovery Program or Licensed Program, including both preclinical and clinical materials and commercial product, subject to any cost sharing as described in Section 4.1.

Section 4.3 Manufacturing Efforts. The Party that is responsible for Manufacturing hereunder shall use Commercially Reasonable Efforts to ensure adequate manufacturing capacity to meet forecast demand for such Collaboration Compounds, Licensed Compounds and/or Licensed Products, as applicable, including, if deemed necessary by the JRC, JDC or JCC, as applicable, the establishment of an alternative supply source. Such Party shall also use Commercially Reasonable Efforts to ensure adequate pre-clinical, clinical and commercial supply of such Collaboration Compounds, Licensed Compounds and Licensed Products, as applicable, for both Parties to Develop and/or Commercialize, as applicable, such Collaboration Compounds, Licensed Compounds and Licensed Products as contemplated under the applicable Discovery Plan, Development Plan and/or Commercialization Plan.

Section 4.4 Agios Reverted Compounds. If Celgene or the JDC determines that a Clinical Trial using a Licensed Compound or Licensed Product in combination with an Agios Reverted Compound or Agios Reverted Product would be necessary or useful under a Licensed Program, upon notice from Celgene or the JDC, Agios shall consider such combination in good faith and, subject to Agios’ approval in its sole discretion, Agios shall use Commercially Reasonable Efforts to procure adequate quantities of pre-clinical and clinical supply of any Agios Reverted Compound or Agios Reverted Product for Celgene to conduct such combination Clinical Trial; provided, however, that (a) the Parties shall agree by Mutual Consent on the appropriate protocol for such Clinical Trial; (b) Celgene shall regularly update Agios on the progress of such Clinical Trial, shall promptly report to Agios any safety issues arising under such Clinical Trial, shall consult and coordinate with Agios with respect to any termination of such Clinical Trial, and shall provide to Agios all data and results generated in the course of such

Clinical Trial and a final report following completion thereof, which shall be Celgene Confidential Information but which may be used by Agios in the conduct of the applicable Agios Reverted Program; and (c) Celgene will pay Agios its Manufacturing Costs for such pre-clinical and clinical supply of Agios Reverted Compounds or Agios Reverted Products.

Article V

Regulatory Matters

Section 5.1 Lead Responsibility for Regulatory Interactions. Except as may otherwise be mutually agreed by the Parties or the JSC, JRC, JDC or JCC, as applicable, and subject to oversight by the JSC, JRC, JDC or JCC, as applicable to the extent such Committee has oversight over a Program:

(a) Discovery Term. Agios shall have lead responsibility for all Regulatory Interactions with respect to the Collaboration Compounds, Licensed Compounds and Licensed Products Developed under (A) each Discovery Program through the Discovery Term and (B) each Split Program or Co-Commercialized Program through Completion of Phase I MAD; provided that, with respect to each Co-Commercialized Program, Celgene may, by written notice to Agios, assume such responsibility with respect to such Program (and the Collaboration Compounds, Licensed Compounds and Licensed Products Developed under such Program) following the Discovery Term for such Program. Agios shall own all INDs and other submissions made to Regulatory Authorities during the time that it has such lead responsibility.

(b) Co-Commercialized Programs. Promptly following Completion of Phase I MAD with respect to each Co-Commercialized Program (or earlier as set forth in Section 5.1(a) above), Celgene shall have lead responsibility for all Regulatory Interactions with respect to the Collaboration Compounds, Licensed Compounds and Licensed Products Developed or Commercialized under each Co-Commercialized Program.

(c) Picked Validated Programs. Promptly following the Discovery Term, Celgene shall have sole responsibility for all Regulatory Interactions with respect to the Collaboration Compounds, Licensed Compounds and Licensed Products Developed or Commercialized under each Picked Validated Program selected by Celgene.

(d) Buy-In Programs. With respect to each Buy-In Program, the Commercializing Party for a Buy-In Program shall have lead responsibility for all Regulatory Interactions with respect to the Buy-In Compounds and Buy-In Products Developed or Commercialized under such Buy-In Program.

(e) Independent Programs; Celgene Reverted Programs. With respect to each Independent Program, the Party conducting the Independent Program shall have lead responsibility for all Regulatory Interactions with respect to the Independent Compounds Developed under such Independent Program. At such time as an Independent Program becomes a Celgene Reverted Program, Celgene shall have sole responsibility for all Regulatory Interactions with respect to the Celgene Reverted Compounds and Celgene Reverted Products Developed or Commercialized under such Celgene Reverted Program.

(f) Split Programs. With respect to each Split Program following the Discovery Term, (A) Agios shall have lead responsibility for all Regulatory Interactions with Regulatory Authorities in the US Territory with respect to the Collaboration Compounds, Licensed Compounds and Licensed Products Developed or Commercialized under such Split Program; and (B) Celgene shall have lead responsibility for all Regulatory Interactions with Regulatory Authorities in the ROW Territory with respect to the Collaboration Compounds, Licensed Compounds and Licensed Products Developed or Commercialized under such Split Program; provided that the JDC may determine by Mutual Consent that one Party shall have lead responsibility for all Regulatory Interactions in the Territory with respect to a Global Study.

(g) Transfer of Regulatory Responsibility. At such time as Celgene is assigned or is entitled to assume lead or sole responsibility for Regulatory Interactions with respect to a Program under this Section 5.1, upon Celgene’s written request to Agios,

(i) Agios shall (1) at Celgene’s option, either close or inactivate its IND(s) for the Licensed Compounds Developed under such Program, or transfer such IND(s) to Celgene, [**] and (2) with Celgene input, complete all relevant regulatory and clinical activities related to such IND and/or NDA as required for Celgene to assume regulatory ownership, as applicable; provided that, with respect to a Split Program, the foregoing shall not apply to the US Territory.

(ii) With respect to new INDs to be filed after the date Celgene assumes such lead or sole responsibility for such Program, Celgene shall be responsible for the preparation and filing of all subsequent INDs and other regulatory filings with respect to any subsequent Development or Commercialization for such Licensed Compounds or Licensed Products in such Program.

(iii) Agios shall provide to Celgene, [**] and in support of any such Celgene IND or other regulatory filings, all relevant clinical and non-clinical data reasonably requested by Celgene or a Regulatory Authority, including CMC, pharmacology and toxicology generated by Agios with respect to such Licensed Compounds or Licensed Products.

(h) Regulatory Interactions Defined. For purposes of this Agreement, “Regulatory Interactions” means (i) monitoring and coordinating all regulatory actions, communications and filings with, and submissions to, all Regulatory Authorities with respect to a Program and (ii) interfacing, corresponding and meeting with the Regulatory Authorities with respect to a Program.

Section 5.2 Participation Rights.

(a) Review of Regulatory Documentation. To the extent the JRC or JDC has oversight of a Program, each Party shall keep the JRC and JDC, as applicable, reasonably informed in connection with the preparation of all Regulatory Documentation, Regulatory Authority review of Regulatory Documentation, Regulatory Approvals, annual reports, including annual safety reports to the respective health authorities, annual re-assessments, any subsequent variations and changes to labeling, in each case with respect to Collaboration Compounds, Licensed Compounds and Licensed Products. Each Party shall respond within a reasonable time frame to all reasonable inquiries by the other Party with respect to any information provided pursuant to this Section 5.2(a) (and sufficiently promptly for the other Party to provide meaningful input with respect to responses to Regulatory Authorities).

(b) Participating in Meetings. The Party not having the lead responsibility for Regulatory Interactions in a country with respect to a Split Product or Buy-In Product shall have the right to have two senior, experienced employees reasonably acceptable to the responsible Party, participate as an observer in material or scheduled face-to-face meetings, video conferences and any teleconferences with the applicable Regulatory Authority, and shall be provided with advance access to the responsible Party’s material documentation prepared for such meetings.

(c) Review. Prior to submission of material correspondence to any Regulatory Authority with respect to a Split Product or Buy-In Product, the Party having the lead responsibility for Regulatory Interactions shall, sufficiently in advance for the other Party to review and comment, provide the other Party any material correspondence with the Regulatory Authority related to such meetings. The responsible Party shall also provide the other Party with copies of any material correspondence with Regulatory Authorities relating to Development of, or the process of obtaining Regulatory Approval for, the Split Product in such Party’s territory (i.e., the US Territory if the responsible Party is Agios, or the ROW Territory if the responsible Party is Celgene) or the Buy-In Product, and respond within a reasonable time frame to all reasonable inquiries by the other Party with respect thereto.

Section 5.3 Global Safety Database; Pharmacovigilance Agreement. At a time to be mutually agreed by the Parties, the Parties shall establish, hold and maintain a single electronic system for the collection and storage of all safety information for each Licensed Compound and/or Licensed Product (the “Global Safety Database”). Such database shall comply in all material respects with all Laws reasonably applicable to pharmacovigilance anywhere where the Licensed Compounds and Licensed Products are being or have been Developed or Commercialized. Unless the Parties otherwise agree in the Pharmacovigilance Agreement, Agios shall initially be responsible for the Global Safety Database, and on a Program-by-Program basis Celgene shall assume control following the transfer of all INDs for such Program to Celgene (excluding Buy-In Programs for which Agios is the Commercializing Party); provided that the JDC shall determine by Mutual Consent which Party shall be responsible for the Global Safety Database for Split Programs, with the other Party providing support to such first Party. The Party not maintaining the Global Safety Database may hold and maintain a parallel safety database for any Licensed Compound or Licensed Product as needed or required according to applicable Laws. The Parties will use Commercially Reasonable Efforts to negotiate a pharmacovigilance agreement (the “Pharmacovigilance Agreement”) to govern cooperation between the Parties that will enable each of them to comply with its respective obligations under applicable Laws and to satisfy its duty of care with respect to Licensed Compounds and Licensed Products, including with regard to ownership of the Global Safety Database, adverse event data collection, analysis and reporting. The Pharmacovigilance Agreement will be entered by the Parties either prior to the FPD for the first Clinical Trial related to a Discovery Program or Licensed Program or, at Celgene’s election, upon transfer of all INDs for such Program to Celgene.

Article VI

Commercialization

Section 6.1 Commercialization Responsibilities for Licensed Products.

(a) Celgene Responsibility for Picks & Celgene Reverted Products. With respect to Licensed Products under a Picked Validated Program selected by Celgene and Celgene Reverted Products, (i) Celgene shall have sole responsibility for the Commercialization of such Licensed Products or such Celgene Reverted Products, including distribution, marketing and promotion thereof, and (ii) all business decisions regarding Commercialization of such Licensed Products and such Celgene Reverted Products, including the branding, design, sale, pricing, and promotion thereof, shall be within the sole discretion of Celgene.

(b) Responsibility for Co-Commercialized Products. With respect to Co-Commercialized Products, subject to oversight by the JCC, (i) Celgene shall have sole responsibility for the Commercialization of such Co-Commercialized Products, including distribution, marketing and promotion thereof, except that Agios shall be responsible for undertaking the Commercialization Activities assigned to Agios under the Commercialization Plan for such Co-Commercialized Product pursuant to Section 6.3, and (ii) all business decisions regarding Commercialization of such Co-Commercialized Products, including the branding, design, sale, pricing, and promotion thereof, shall be within the sole discretion of Celgene.

(c) Responsibility for Split Products. With respect to Split Products, subject to oversight by the JCC, (1) Agios shall have sole responsibility for the Commercialization of Split Products in the US Territory, including distribution, marketing and promotion thereof; (2) Celgene shall have sole responsibility for the Commercialization of Split Products in the ROW Territory, including distribution, marketing and promotion thereof (unless and until any Agios Opt-Out, in which event Celgene shall have sole responsibility for the Commercialization of Split Products in the entire Territory if Celgene elects to assume US Territory rights pursuant to Section 3.10(c)); and (3) the Commercializing Party shall make all business decisions regarding Commercialization of Split Products, including the branding, design, sale, pricing, and promotion thereof (subject to consultation with, and due consideration of the non-Commercializing Party’s comments with respect to such Split Products, including comments on marketing strategies). Notwithstanding the foregoing,

(i) On an activity-by-activity basis, either Party may propose to the other that they undertake joint Commercialization activities, and, if both Parties agree to do so, the costs associated with such joint activities (A) will be included in the approved budget under the applicable Commercialization Plan pursuant to Section 6.2(a)(i) and (B) will be deemed Global Development Costs and shared in accordance with Section 9.4(b).

(ii) Following the receipt of the Regulatory Approval for a Split Product, the Parties shall not pursue the Development and Commercialization of a Second Generation Product except through Mutual Consent and coordination of the Parties (or the applicable Committees).

(iii) If either Party proposes to take any Commercialization action (or make any business decision) that the other Party reasonably determines is reasonably likely to have a material adverse impact on the Commercialization of a Split Product in the other Party’s portion of the Territory, such proposing Party shall not proceed with such Commercialization action (or such business decision) unless approved by the JCC (with any disputes resolved in accordance with the dispute resolution procedure of Section 2.8, including [**] having the final decision-making authority to the extent provided in Section 2.8(b)).

(d) Responsibility for Buy-In Products. With respect to Buy-In Products, subject to oversight by the JCC, (i) the Commercializing Party shall have sole responsibility for the Commercialization of such Buy-In Products, including distribution, marketing and promotion thereof, and (ii) all business decisions regarding Commercialization of such Buy-In Products, including the branding, design, sale, pricing, and promotion thereof, shall be within the sole discretion of the Commercializing Party.

(e) Sales. The Commercializing Party will book all sales of the applicable Licensed Product or Celgene Reverted Product and will have the sole responsibility for the sale, invoicing and distribution of such Licensed Product or Celgene Reverted Product in the Territory.

Section 6.2 Commercialization Plan.

(a) Initial Commercialization Plan.

(i) Commercialization under each Co-Commercialized Program in the US Territory and each Split Program shall be governed by a Commercialization Plan (the “Commercialization Plan”) that describes the Commercialization activities (including pre-launch and launch activities, if applicable) to be undertaken with respect to each such Licensed Product. Except as provided in Section 6.1(c)(i) above or Section 6.2(a)(ii) below, the Commercialization Plan need not include a budget.

(ii) Commencing no later than [**] months prior to the anticipated commercial launch of the first Co-Commercialized Product in the US Territory and thereafter at least [**] days prior to the start of each Calendar Year, Celgene shall prepare a Commercialization Plan for each Co-Commercialized Product in the US Territory in the next Calendar Year. Such Commercialization Plan for each Co-Commercialized Product shall include a budget for Field-Based Costs of Agios and shall include in reasonable detail the type and allocation of Commercialization Activities between the Parties with respect to such Co-Commercialized Product in the US Territory pursuant to Section 6.3.

(iii) Commencing no later than [**] months prior to the anticipated commercial launch of the first Split Product in the Territory and thereafter at least [**] days prior to the start of each Calendar Year, Agios with respect to the US Territory and Celgene with respect to the ROW Territory shall prepare the initial Commercialization Plan for each Split Product, with input and guidance from the JDC and JCC. Such Commercialization Plan shall describe Commercialization activities to be undertaken by Agios in the US Territory and Celgene in the ROW Territory. In connection with JCC approval under Section 6.2(b) below,

Agios shall have final decision-making authority with respect to any matters to the extent related to the US Territory, Celgene shall have final decision-making authority with respect to any matters to the extent related to the ROW Territory, and neither Party (nor the JCC) may amend the Commercialization Plan as it relates to the other Party’s portion of the Territory except by Mutual Consent.

(b) JCC Approval; Amendments. The JCC shall approve the first Commercialization Plan for each Co-Commercialized Program in the US Territory and each Split Program no later than [**] prior to the anticipated commercial launch of each Licensed Product under such Licensed Program. Thereafter, the JCC shall review the Commercialization Plan not less frequently than [**] and shall propose updates to the Commercialization Plan for [**]. Either Party may also develop and submit to the JCC for review from time to time other proposed amendments to the applicable Commercialization Plan. The initial Commercialization Plan, and any amendments and updates to the Commercialization Plan, including any budgets for Co-Commercialized Products in the US Territory contained in the Commercialization Plan, shall be effective upon the approval of the JCC.

Section 6.3 Co-Commercialization Activities.

(a) General. The JCC shall determine the type and scope of field-based marketing efforts to be used for Commercialization of each Co-Commercialized Product in the US Territory (e.g., sales force (and the number of physicians to be called on and call frequency), field-based medical affairs, and field-based market access resources) (collectively, “Commercialization Activities”), and the Commercialization Plan for each Co-Commercialized Product in the US Territory shall set forth such efforts for each Indication which is marketed in the US Territory. Celgene shall be responsible for all Field-Based Costs incurred by Agios as provided in Section 9.5(d).

(b) Allocation of Activities. The Commercialization Plan will allocate to each Party its portion of the total Commercialization Activities for each Co-Commercialized Product in the US Territory; provided that, unless otherwise agreed to by the Parties, Agios will be allocated approximately [**]% of the Commercialization Activities in the US Territory. The Commercialization Plan will attempt to provide that Agios’ assigned Commercialization Activities are distributed geographically within the US Territory in a manner reasonably consistent with the distribution of the U.S. population and that each Party’s detailing effort, if applicable, will be directed to physicians of similar prescribing potential but shall take into account the competitive situation of the applicable Co-Commercialized Product. In overseeing the Commercialization Activities, the JCC will take into account the Co-Commercialized Product’s customer base and call volume measured against the customer base, geographic scope of activities, and the competitive market for the Co-Commercialized Product.

(c) Sales Force. To the extent the Commercialization Activities include detailing efforts, the JCC shall determine the number of sales representatives needed to carry out the required Commercialization Activities for each Co-Commercialized Program. Each Party, in its sole discretion, shall create a field management structure for its sales effort. Each sales representative shall have a sales territory that allows such sales representative to perform a reasonable number of details within a reasonable geographic area (i.e., without overly-

burdensome travel requirements but avoiding sales representatives detailing the same persons). The effort of the Agios and Celgene sales forces in promoting Co-Commercialized Products will be organized under the supervision of the JCC as to qualifications of sales representatives and field-based sales managerial personnel and the timing of hiring in light of the then-current Commercialization Plan; provided that the Commercialization Plan shall identify the portion of the detailing effort to be undertaken by Agios no later than [**] months before the planned date of the NDA submission in the US Territory. At Celgene’s election, Agios shall use Commercially Reasonable Efforts to have hired, no later than [**] months before the applicable PDUFA date, [**]% of Agios’ sales force planned to be available upon launch of the Co-Commercialized Product in the US Territory and to have Agios’ sales force trained within [**] months of hiring.

(d) Training Materials and Sessions. The JCC will develop Co-Commercialized Product-specific training materials and arrange for provision of such materials to each Party’s sales forces, if applicable. The JCC will develop a sales training program directed towards the Co-Commercialized Products in the US Territory. Unless otherwise mutually agreed by the Parties, Celgene and Agios sales representatives will participate in a launch meeting(s) (which may be held together or separately) for each Co-Commercialized Product in the US Territory, which shall include training sessions of Co-Commercialized Product-specific sales skills with respect to the approved indications for the Co-Commercialized Products. Subsequent to launch, Celgene and Agios shall periodically hold meetings with Agios and Celgene field management (down to and including district managers or their equivalents who are directly supervising territory sales representatives) to coordinate promotion of the Co-Commercialized Products in the US Territory. As requested by Agios, Celgene shall make its management, marketing, training and other personnel reasonably available to participate in Agios’ national and regional sales meetings and Co-Commercialized Product-training events for the US Territory.

(e) Promotional Materials. Celgene, [**] shall provide Agios with sales, promotional and communication materials sufficient to permit Agios to perform the Commercialization Activities in a manner consistent with the Commercialization Activities performed by Celgene. Agios will utilize only those sales, promotional and communication materials provided to Agios by Celgene and will not utilize any other materials relating to or referring to the Co-Commercialized Product.

(f) Other Obligations. In conducting the Commercialization Activities, the Parties will comply with all applicable Laws, applicable industry professional standards and compliance policies of Celgene that have been previously furnished to Agios, as the same may be updated from time to time and provided to Agios. Celgene will reasonably assist Agios in training sales representatives in such standards. Neither Party shall make any claims or statements with respect to the Co-Commercialized Products that are not strictly consistent with the product labeling and the sales and marketing materials approved for use pursuant to the Commercialization Plan.

(g) Termination of Commercialization Activities.

(i) Agios shall have the right to terminate its Commercialization obligations with respect to any Co-Commercialized Product by providing at least [**] months’ prior written notice to Celgene (or sooner as Celgene may determine, in its sole discretion). Upon exercise of such termination right, effective upon the expiration of such [**]-month (or, if applicable, shorter) notice period, Agios’ obligations to perform Commercialization Activities under this Section 6.3 shall terminate, and Celgene shall no longer be required to maintain the Commercialization Plan for such Co-Commercialized Product.

(ii) On a Co-Commercialized Product-by-Co-Commercialized Product basis, on the date on which in the US Territory there is [**] Generic Product relating to such Co-Commercialized Product, then Celgene shall no longer be responsible for Agios’ Field-Based Costs with respect to such Co-Commercialized Product, and Agios shall have no further obligation to perform the Commercialization Activities for such Co-Commercialized Product or maintain a sales force for the purpose of promoting such Co-Commercialized Product.

(iii) As described in Section 3.10(c)(i), upon a Split Program becoming a Co-Commercialized Program, Agios shall not be entitled to perform Commercialization Activities for such Program. Agios’ Commercialization Activities shall also terminate as provided in Section 15.5.

Section 6.4 Trademarks.

(a) The JCC shall select the trademark(s) to be used in connection with the marketing and sale of Co-Commercialized Products in the US Territory (provided that such trademark(s) shall not contain the name of either Party except with such Party’s prior written consent), and the Parties shall adhere to the use of such trademark(s) in their Commercialization of Co-Commercialized Products in the US Territory hereunder, to the extent permitted by Law.

(b) Celgene shall own all product trademarks for all Licensed Products for which Celgene is the Commercializing Party, including for the Split Product in the ROW Territory. Agios shall own all product trademarks for any Split Product in the US Territory and for any Buy-In Product with respect to which Agios is the Commercializing Party.

(c) Celgene shall use, in connection with all packaging, literature, labels and other printed matters, to the extent permitted by Law, an expression to the effect that the Licensed Products were developed under license from Agios, together with the Agios logo, and Agios hereby grants Celgene a license to use Agios’ name and logo to comply with such obligation.

Article VII

Diligence

Section 7.1 Collaboration Activities.

(a) General. Each Party shall use Commercially Reasonable Efforts to perform all Collaboration activities for which such Party is responsible hereunder in compliance with the applicable Discovery Plan, Development Plan or Commercialization Plan, including any budget(s) and timeframe(s) set forth therein and including making available those resources set forth in any applicable Discovery Plan, Development Plan or Commercialization Plan, and the terms of this Agreement.

(b) Compliance with Laws. Each Party shall:

(i) perform its obligations under this Agreement in a scientifically sound and workmanlike manner; and

(ii) carry out all work done in the course of the Collaboration in compliance with all applicable Laws governing the conduct of such work.

Section 7.2 Diligence Obligations.

(a) In addition to the diligence obligations set forth in Section 7.1,

(i) the Commercializing Party with respect to each Buy-In Program,

(ii) Agios with respect to each Split Program in the US Territory, and

(iii) Celgene with respect to each Split Program in the ROW Territory and each Co-Commercialized Program,

shall use Commercially Reasonable Efforts to Develop and achieve Regulatory Approval for Licensed Products under such Program in each of the Major Markets (or, with respect to Split Programs, in the US Territory with respect to Agios’ obligations and in Japan and the Major European Countries with respect to Celgene’s obligations) and, following such Regulatory Approval, to Commercialize such Licensed Products in each of the Major Markets (or, with respect to Split Programs, in the US Territory with respect to Agios’ obligations and in Japan and the Major European Countries with respect to Celgene’s obligations).

(b) A breach of the diligence obligations set forth in this Section 7.2 shall be deemed a material breach and shall be subject to termination under Section 14.2(b)(i). Notwithstanding the foregoing, the Parties acknowledge that it might be commercially reasonable, under certain circumstances, for the applicable Commercializing Party to determine not to launch a Licensed Product in [**] Major Markets, and failure under such circumstances to launch such Licensed Product shall not be a breach of this Agreement.

Section 7.3 Celgene’s Picks. The Parties agree that, if Celgene has not obtained at least a submission of an IND with respect to a Picked Validated Program selected by Celgene by the [**] anniversary of such Program being selected by Celgene, then Agios’ obligations under Section 8.8(c) with respect to the Collaboration Target associated with such Picked Validated Program shall cease.

Article VIII

Grant of Rights; Exclusivity

Section 8.1 Research Licenses. Subject to the terms and conditions of this Agreement:

(a) Licenses Granted to Celgene. Agios hereby grants to Celgene a non-exclusive, non-royalty-bearing, non-transferable (except as set forth in Section 15.4), worldwide right and license in the Field, with the right to grant sublicenses solely to Affiliates and Third Party Contractors subject to Section 8.4(a), under Agios’ rights in Agios Intellectual Property and Agios Collaboration Intellectual Property:

(i) to perform Celgene’s obligations and exercise its rights under each Discovery Program; and

(ii) to exercise Celgene’s rights and perform its obligations with respect to any Independent Program assumed by Celgene pursuant to Section 3.5(a) or Section 3.5(b), up to and including the expiration of the applicable Buy-In Right Term or Agios’ exercise or waiver of the Buy-In Right (at which point Celgene’s license under Section 8.2(d) or 8.2(e) will apply).

(b) Licenses Granted to Agios. Celgene hereby grants to Agios a non-exclusive, non-royalty-bearing, non-transferable (except as set forth in Section 15.4), worldwide right and license in the Field, with the right to grant sublicenses solely to Affiliates and Third Party Contractors subject to Section 8.4(a):

(i) under Celgene’s rights in Celgene Intellectual Property and Celgene Collaboration Intellectual Property, to perform Agios’ obligations under each Discovery Program to Develop and/or Manufacture, for purposes of such Discovery Program, Collaboration Compounds and/or Development Candidates during the Discovery Term; and

(ii) under Celgene’s rights in Celgene Collaboration Intellectual Property, to exercise Agios’ rights and perform its obligations with respect to any Independent Program assumed by Agios pursuant to Section 3.5(a) or 3.5(b), up to and including the expiration of the applicable Buy-In Right Term or Celgene’s exercise or waiver of the Buy-In Right (at which point Agios’ license under Section 8.2(d) or 8.2(f)(iii) will apply); provided that, for this purpose, “Celgene Collaboration Intellectual Property” means Celgene Collaboration Intellectual Property only to the extent that it (A) is actually used in the corresponding Discovery Program immediately prior to such Discovery Program becoming such Independent Program and (B) is necessary for the Development and/or Manufacture of Independent Compounds under such Independent Program.

Section 8.2 Development and Commercialization Licenses. Subject to the terms and conditions of this Agreement:

(a) Co-Commercialized Programs. Effective as of the Option Exercise Date with respect to each Co-Commercialized Program:

(i) Agios hereby grants to Celgene an exclusive (even as to Agios except as provided in Section 8.10(b)), non-transferable (except as set forth in Section 15.4), royalty-bearing, worldwide right and license in the Field, with the right to grant sublicenses as set forth in Sections 8.4(a) and 8.4(c), under Agios’ rights in Agios Intellectual Property and Agios Collaboration Intellectual Property, to Develop, Manufacture and/or Commercialize Licensed Compounds and/or Licensed Products under such Co-Commercialized Program.

(ii) Celgene hereby grants to Agios a non-exclusive, non-transferable (except as set forth in Section 15.4), worldwide right and license in the Field, without the right to grant sublicenses (except as set forth in Section 8.4(a)), under Celgene’s rights in Celgene Intellectual Property and Celgene Collaboration Intellectual Property, to perform Agios’ obligations under a Development Plan or Commercialization Plan to Develop, Manufacture and/or Commercialize Licensed Compounds and/or Licensed Products under such Co-Commercialized Program. Such license shall be fully paid-up and non-royalty-bearing.

(b) Picked Validated Programs Selected by Celgene. Effective as of the date of Celgene’s Pick, with respect to each Picked Validated Program selected by Celgene pursuant to Section 3.7 (or, as applicable, Section 3.3(b)(iii), Section 3.6(c) or Section 15.5):

(i) Agios hereby grants to Celgene an exclusive (even as to Agios except as provided in Section 8.10(b)), non-transferable (except as set forth in Section 15.4), royalty-bearing, worldwide right and license in the Field, with the right to grant sublicenses as set forth in Sections 8.4(a) and 8.4(c), under Agios’ rights in Agios Intellectual Property and Agios Collaboration Intellectual Property, to Develop, Manufacture and/or Commercialize Licensed Compounds and/or Licensed Products under such Picked Validated Program.

(ii) Celgene hereby grants to Agios a non-exclusive, non-transferable (except as set forth in Section 15.4), worldwide right and license in the Field, without the right to grant sublicenses (except as set forth in Section 8.4(a)), under Celgene’s rights in Celgene Intellectual Property and Celgene Collaboration Intellectual Property, to perform Agios’ obligations under a Development Plan to Develop Licensed Compounds and/or Licensed Products under such Picked Validated Program. Such license shall be fully paid-up and non-royalty-bearing.

(c) Split Programs. Effective upon the Option Exercise Date for each Split Program:

(i) Agios hereby grants to Celgene an exclusive (even as to Agios except as provided in Section 8.10(b)), non-transferable (except as set forth in Section 15.4), royalty-bearing right and license in the Field, with the right to grant sublicenses as set forth in Sections 8.4(a) and 8.4(d), under Agios’ rights in Agios Intellectual Property and Agios Collaboration Intellectual Property:

(A) to Develop, Manufacture and/or Commercialize Split Compounds and/or Split Products under such Split Program in the ROW Territory; and

(B) to Develop and/or Manufacture Split Compounds and/or Split Products under such Split Program in the US Territory for the sole purpose of using, offering for sale and selling Split Compounds and/or Split Products in, and importing Split Compounds and/or Split Products into, the ROW Territory.

(ii) Celgene hereby grants to Agios a non-exclusive, non-transferable (except as set forth in Section 15.4), royalty-bearing right and license in the Field, with the right to grant sublicenses as set forth in Sections 8.4(a) and 8.4(d), under Celgene’s rights in Celgene Intellectual Property and Celgene Collaboration Intellectual Property:

(A) to Develop, Manufacture and/or Commercialize Split Compounds and/or Split Products under such Split Program in the US Territory; and

(B) to Develop and/or Manufacture Split Compounds and/or Split Products under such Split Program in the ROW Territory for the sole purpose of using, offering for sale and selling Split Compounds and/or Split Products in, and importing Split Compounds and/or Split Products into, the US Territory;

provided that the foregoing license under Section 8.2(c)(ii)(A) shall be exclusive (even as to Celgene except as provided in Section 8.10(b)) with respect to the applicable Split Program only to the extent of claims within the Celgene Collaboration Patent Rights Covering a composition of matter on the Split Compound or Split Product in such Split Program.

(iii) For purposes of clarity, upon the Agios Opt-Out Date under any Split Program, (A) if Celgene elects to assume US Territory rights under such Split Program in accordance with Section 3.10, the licenses granted to each Party with respect to such Split Program under this Section 8.2(c) shall convert to the licenses granted to each Party with respect to a Co-Commercialized Program under Section 8.2(a), and (B) if Celgene does not elect to assume US Territory rights under such Split Program, then the licenses granted to Agios under Section 8.2(c)(ii) shall terminate.

(d) Buy-In Programs. Effective upon the date of the Buy-In Party’s exercise of any Buy-In Right for a Buy-In Program pursuant to Section 3.11, with respect to each such Buy-In Program:

(i) If Celgene is the Commercializing Party, Agios hereby grants to Celgene an exclusive (even as to Agios except as provided in Section 8.10(b)), non-transferable (except as set forth in Section 15.4), royalty-bearing, worldwide right and license in the Field, with the right to grant sublicenses as set forth in Sections 8.4(a) and 8.4(e), under Agios’ rights in Agios Intellectual Property and Agios Collaboration Intellectual Property, to Develop, Manufacture and/or Commercialize the Buy-In Compounds and/or Buy-In Products under such Buy-In Program.

(ii) If Agios is the Commercializing Party, Celgene hereby grants to Agios a non-exclusive, non-transferable (except as set forth in Section 15.4), royalty-bearing, worldwide right and license in the Field, with the right to grant sublicenses as set forth in Sections 8.4(a) and 8.4(e), under Celgene’s rights in Celgene Collaboration Intellectual Property, to Develop, Manufacture and/or Commercialize the Buy-In Compounds and/or Buy-In Products under such Buy-In Program; provided that, for this purpose, “Celgene Collaboration Intellectual Property” means Celgene Collaboration Intellectual Property only to the extent that it (A) is actually used in the applicable Discovery Program immediately prior to such Discovery Program becoming the Independent Program that preceded such Buy-In Program and (B) is necessary for the Development, Manufacture and/or Commercialization of Buy-In Product under such Buy-In Program; provided further that the foregoing license under this Section 8.2(d)(ii) shall be exclusive (even as to Celgene except as provided in Section 8.10(b)) with respect to the applicable Buy-In Program only to the extent of claims within the Celgene Collaboration Patent Rights Covering a composition of matter on the Buy-In Product in such Buy-In Program.

(e) Celgene Reverted Programs. Effective upon the date of rejection or waiver by Agios of any Buy-In Right for an Independent Program independently Developed by Celgene pursuant to Section 3.11(c), for each such Celgene Reverted Program, Agios hereby grants to Celgene an exclusive (even as to Agios except as provided in Section 8.10(b)), non-transferable (except as set forth in Section 15.4), royalty-bearing worldwide right and license in the Field, with the right to grant sublicenses as set forth in Sections 8.4(a) and 8.4(f), under Agios’ rights in Agios Intellectual Property and Agios Collaboration Intellectual Property, to Develop, Manufacture and/or Commercialize Celgene Reverted Compounds and/or Celgene Reverted Products under such Celgene Reverted Program.

(f) Agios Reverted Programs.

(i) Optionable Programs for which Celgene does not exercise the Celgene Program Option. Effective as of Celgene’s failure to make (or decision not to make) a DC Commitment within the period required under a Discovery Program or, after making a DC Commitment, Celgene’s failure to exercise (or decision not to exercise) the Celgene Program Option during the applicable Celgene Option Exercise Period for such Discovery Program, Celgene hereby grants to Agios a non-exclusive, non-transferable (except as set forth in Section 15.4), worldwide right and license in the Field, with the right to grant sublicenses as set forth in Sections 8.4(a) and 8.4(g), under Celgene’s rights in Celgene Collaboration Intellectual Property, to Develop, Manufacture and/or Commercialize Agios Reverted Compounds and/or Agios Reverted Products that contain such Agios Reverted Compound under such Discovery Program; provided that, for this purpose, “Celgene Collaboration Intellectual Property” means Celgene Collaboration Intellectual Property only to the extent that it (A) is actually used in such Discovery Program immediately prior to such Program becoming an Agios Reverted Program and (B) is necessary for the Development, Manufacture and/or Commercialization of Agios Reverted Compounds and/or Agios Reverted Products that contain such Agios Reverted Compounds under such Discovery Program; provided further that the foregoing license under this Section 8.2(f)(i) shall be exclusive (even as to Celgene except as provided in Section 8.10(b)) with respect to the applicable Agios Reverted Program only to the extent of claims within the Celgene Collaboration Patent Rights Covering a composition of matter on the Agios Reverted Compound or Agios Reverted Product that contains such Agios Reverted Compound in such Agios Reverted Program.

(ii) Picked Validated Programs. Effective as of the date of Agios’ Pick, with respect to each Picked Validated Program selected by Agios pursuant to Section 3.7 (or, as applicable, Section 3.3(b)(iii) or Section 15.5), Celgene hereby grants to Agios a non-exclusive, non-transferable (except as set forth in Section 15.4), worldwide right and license in the Field, with the right to grant sublicenses as set forth in Sections 8.4(a) and 8.4(g), under Celgene’s rights in Celgene Collaboration Intellectual Property, to Develop, Manufacture and/or Commercialize Picked Compounds and Agios Reverted Products that contain such Picked Compounds under such Picked Validated Program; provided that, for this purpose, “Celgene Collaboration Intellectual Property” means Celgene Collaboration Intellectual Property only to the extent that it (A) is actually used in such Picked Validated Program immediately prior to such Program becoming an Agios Reverted Program and (B) is necessary for the Development, Manufacture and/or Commercialization of Agios Reverted Compounds and/or Agios Reverted Products that contain such Agios Reverted Compounds under such Picked Validated Program;

provided further that the foregoing license under this Section 8.2(f)(ii) shall be exclusive (even as to Celgene except as provided in Section 8.10(b)) with respect to the applicable Agios Reverted Program only to the extent of claims within the Celgene Collaboration Patent Rights Covering a composition of matter on the Agios Reverted Compound or Agios Reverted Product that contains such Agios Reverted Compound in such Agios Reverted Program.

(iii) Independent Programs. Effective upon the date of rejection or waiver by Celgene of any Buy-In Right for an Independent Program independently Developed by Agios pursuant to Section 3.11(c), for each such Agios Reverted Program, Celgene hereby grants to Agios a non-exclusive, non-transferable (except as set forth in Section 15.4), worldwide right and license in the Field, with the right to grant sublicenses as set forth in Sections 8.4(a) and 8.4(g), under Celgene’s rights in Celgene Collaboration Intellectual Property, to Develop, Manufacture and/or Commercialize Agios Reverted Compounds and/or Agios Reverted Products that contain such Agios Reverted Compounds under such Agios Reverted Program; provided that, for this purpose, “Celgene Collaboration Intellectual Property” means Celgene Collaboration Intellectual Property only to the extent that it (A) is actually used in the applicable Discovery Program immediately prior to such Discovery Program becoming such Independent Program and (B) is necessary for the Development, Manufacture and/or Commercialization of Agios Reverted Compounds and/or Agios Reverted Products that contain such Agios Reverted Compounds under such Agios Reverted Program; provided further that the foregoing license under this Section 8.2(f)(iii) shall be exclusive (even as to Celgene except as provided in Section 8.10(b)) with respect to the applicable Agios Reverted Program only to the extent of claims within the Celgene Collaboration Patent Rights Covering a composition of matter on the Agios Reverted Compound or Agios Reverted Product that contains such Agios Reverted Compound in such Agios Reverted Program.

(iv) Agios shall not owe royalties or milestones with respect to the licenses in this Section 8.2(f), but Agios shall be solely responsible for any payments owed by Celgene to any Third Party licensors of Celgene Collaboration Intellectual Property, and shall be responsible for complying with the terms of any license agreements with such Third Party licensors, in either case, directly related to Agios’ exercise of such licenses.

Section 8.3 Collaboration Compounds. The Parties agree as follows:

(a) Celgene’s Use of Licensed Compounds. It is agreed that each of the licenses granted to Celgene from Agios under Section 8.2 includes the right to use Collaboration Compounds, Licensed Compounds or Celgene Reverted Compounds associated with one Discovery Program, Independent Program conducted by Celgene, Licensed Program for which Celgene is the Commercializing Party, or Celgene Reverted Program, as applicable, in connection with any other Discovery Program, Independent Program conducted by Celgene, Licensed Program for which Celgene is the Commercializing Party, or Celgene Reverted Program.

(b) Agios’ Use of Licensed Compounds. Agios and, subject to Sections 15.4(b) and 15.4(c), its Affiliates shall not, and shall not grant any Third Party the right to, Develop, Manufacture and/or Commercialize any Licensed Compound, Licensed Product, Celgene Reverted Compound or Celgene Reverted Product for any purpose, other than in connection with a Licensed Program or Celgene Reverted Program pursuant to the Collaboration under this Agreement.

Section 8.4 Sublicense Rights. Subject to Section 8.5, the Parties have the following sublicensing rights.

(a) Sublicenses to Affiliates and Subcontractors. Each Party shall have the right to grant sublicenses within the scope of the licenses under Sections 8.1, 8.2 and 8.3, as applicable:

(i) to such Party’s Affiliates; and

(ii) to Third Parties for the purpose of engaging Third Parties as contract research organizations, contract manufacturers, contract sales forces, consultants, academic researchers and the like (“Third Party Contractors”) in connection with Development, Manufacturing or Commercialization activities on behalf of such Party or its Affiliates with respect to [**] in the Field in the Territory under this Agreement, subject to the following with respect to [**] (except only the obligations under Section 8.4(a)(ii)(A) shall apply with respect to Agios Reverted Programs or Celgene Reverted Programs and, for all other purposes of this Section 8.4(a)(ii), “[**]” shall not include Agios Reverted Compounds, Agios Reverted Products, Celgene Reverted Compounds or Celgene Reverted Products):

(A) unless otherwise agreed by the JSC by Mutual Consent, each Party shall require any such Third Party to whom such Party discloses Confidential Information to enter into an appropriate written agreement obligating such Third Party to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations set forth in Article XI, including requiring such Third Party to agree in writing not to issue any Publications except in compliance with the terms of this Agreement (including approval by the JSC, pursuant to the Publication Guidelines, and the obligations set forth in Section 11.4, except that Publications by academic collaborators shall be permitted (without JSC consent) if the academic collaborator (i) provides an advance copy of the proposed Publication (under the same time periods as described in Section 11.4(a)), which may be shared with the other Party, (ii) agrees to delay such Publication sufficiently long enough to permit the timely preparation and filing of a patent application, and (iii) upon the request of either Party, removes from such Publication any Confidential Information of such Party);

(B) unless otherwise agreed by the JSC by Mutual Consent, each Party will obligate such Third Party to agree in writing to [**] to, any inventions arising under its agreement with such Third Party to the extent related to Development, Manufacturing or Commercialization with respect to such Agreement Compounds in the Field in the Territory; and such Party shall structure such [**] so as to enable such Party to sublicense such Third Party inventions to the other Party pursuant to Section 8.1, 8.2, 8.3 or 8.9, as applicable (including permitting such other Party to grant further sublicenses); provided that, in connection with any academic collaborator performing research work to discover or research Targets (but only if such academic collaborator is not provided [**]), each Party will only be required to obligate such academic collaborator to agree in writing to grant [**] to, and a right to negotiate for [**] to, any such inventions, which must be sublicensable to the other Party pursuant to Section 8.1, 8.2, 8.3 or 8.9, as applicable (including permitting such other Party to grant further sublicenses);

(C) each Party shall notify the JRC, JDC or JCC, as applicable, at a regular meeting of the JRC, JDC or JCC, as applicable, of the execution any such agreement with such Third Party and, if requested, shall provide the other Party with a copy of such agreement, which copy may be redacted with respect to matters that do not relate to the Collaboration; and

(D) unless otherwise agreed by the JSC by Mutual Consent, each Party will require any such Third Party to grant to the other Party access to [**] generated by such Third Party’s work with respect to such [**] to the same extent as such other Party’s licenses under Section 8.1, 8.2, 8.3 or 8.9, as applicable, and grant the other Party the right to audit the records of such Third Party.

(b) Sublicenses under Independent Programs.

(i) Celgene shall not have the right to grant sublicenses or licenses within the scope of the license under Section 8.1(a)(ii) to any Third Party to Develop and Manufacture any Independent Compounds under an Independent Program Developed by Celgene in accordance with Section 3.11 (except to Affiliates and Third Party Contractors as permitted under Section 8.4(a) above), without the prior written consent of Agios, unless and until such Independent Program becomes a Buy-In Program (in which event Section 8.4(e) shall apply with respect to sublicense rights) or a Celgene Reverted Program (in which event Section 8.4(f) shall apply with respect to sublicense rights).

(ii) Agios shall not have the right to grant sublicenses or licenses within the scope of the license under Section 8.1(b)(ii) to any Third Party to Develop and Manufacture any Independent Compounds under an Independent Program Developed by Agios in accordance with Section 3.11 (except to Affiliates and Third Party Contractors as permitted under Section 8.4(a) above), without the prior written consent of Celgene, unless and until such Independent Program becomes a Buy-In Program (in which event Section 8.4(e) shall apply with respect to sublicense rights) or an Agios Reverted Program (in which event Section 8.4(g) shall apply with respect to sublicense rights).

(c) Sublicenses under Picked Validated Programs selected by Celgene and Co-Commercialized Programs. Celgene shall have the right to grant sublicenses or licenses within the scope of the licenses under Sections 8.2(a) and 8.2(b) to any Third Party to Develop, Manufacture or Commercialize Licensed Compounds and/or Licensed Products under Picked Validated Programs selected by Celgene pursuant to Section 3.7 (or, as applicable, Section 3.3(b)(iii), Section 3.6(c) or Section 15.5) and under Co-Commercialized Programs in the Territory.

(d) Sublicenses under Split Programs. Subject to Section 3.10(e), Agios shall have the right to grant sublicenses or licenses within the scope of the license under Section 8.2(c)(ii) to any Third Party to Develop, Manufacture or Commercialize Split Products under a Split Program without Celgene’s consent; provided that any such sublicenses or licenses do not modify Celgene’ rights in the Split Product or the Split Program. Celgene shall have the right to grant sublicenses or licenses within the scope of the license under Section 8.2(c)(i) to any Third Party to Develop, Manufacture or Commercialize Split Products under a Split Program without Agios’ consent; provided that any such sublicenses or licenses do not modify Agios’ rights in the Split Product or the Split Program.

(e) Sublicenses under Buy-In Programs. The Commercializing Party for a Buy-In Program shall have the right to grant sublicenses or licenses within the scope of the license under Section 8.2(d) to any Third Party to Develop, Manufacture or Commercialize Buy-In Products in the Territory under a Buy-In Program without the other Party’s consent; provided that any such sublicenses or licenses do not modify the other Party’s rights in the Buy-In Product or Buy-In Program.

(f) Sublicenses under Celgene Reverted Programs. Celgene shall have the right to grant sublicenses or licenses, within the scope of the license under Section 8.2(e) above, to Third Parties to Develop, Manufacture or Commercialize Celgene Reverted Compounds and/or Celgene Reverted Products.

(g) Sublicenses under Agios Reverted Programs. Agios shall have the right to grant sublicenses or licenses, within the scope of the license under Section 8.2(f) above, to Third Parties to Develop, Manufacture or Commercialize Agios Reverted Compounds and/or Agios Reverted Products.

Section 8.5 Sublicense Requirements. Any sublicense granted by a Party pursuant to this Agreement shall be subject to the following:

(a) each sublicense granted hereunder by a Party shall be consistent with the requirements of this Agreement;

(b) any transfer of rights between Celgene and its Affiliates shall not be deemed a sublicense by Celgene but shall be deemed a direct license by Agios to Celgene’s Affiliate; provided that Celgene shall remain responsible for the activities of its Affiliate;

(c) a Party’s or its Affiliates’ Third Party sublicensees shall have no right to grant further sublicenses without the other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed;

(d) such Party shall be primarily liable for any failure by its sublicensees to comply with all relevant restrictions, limitations and obligations in this Agreement;

(e) such sublicense must be granted pursuant to a written sublicense agreement and such Party must provide the other Party with a copy of any sublicense agreement entered into under Sections 8.4(c), 8.4(d), and 8.4(e) above within [**] days after the execution of such sublicense agreement; provided that any such copy may be redacted to remove any confidential, proprietary or competitive information, but such copy shall not be redacted to the extent that it impairs the other Party’s ability to ensure compliance with this Agreement. Such sublicense agreement shall be treated as Confidential Information of the sublicensing Party; and

(f) except as otherwise provided in the sublicense agreement, if this Agreement terminates for any reason, any Third Party sublicensee of Celgene shall, from the effective date of such termination, automatically become a direct licensee of Agios with respect to the rights licensed to Celgene hereunder and sublicensed to the sublicensee by Celgene; provided, however, that such sublicensee is not in breach of its sublicense agreement and continues to perform thereunder.

Section 8.6 Affiliates and Third Party Contractors. Either Party may exercise its rights and perform its obligations hereunder itself or through its Affiliates and sublicensees. Each Party shall be primarily liable for any failure by its Affiliates and Third Party Contractors to comply with all relevant restrictions, limitations and obligations in this Agreement.

Section 8.7 Existing Third Party Agreements.

(a) Acknowledgement. Except as provided in Section 8.7(b), Agios acknowledges that it is responsible for the fulfillment of its obligations under the Existing Third Party Agreements and agrees to fulfill the same, including any provisions necessary to maintain in effect any rights sublicensed to Celgene hereunder and the exclusive nature of such rights, subject to Celgene’s compliance with its obligations hereunder. In the event of any conflict between the terms of this Agreement and the Existing Third Party Agreements, the Parties will discuss in good faith how to address the conflict; provided that, if the Parties are unable to agree on how to address the conflict, the terms of this Agreement shall govern.

(b) Incorporation of Certain Provisions. Celgene acknowledges and agrees that it shall be bound by the following provisions of the Existing Third Party Agreements, as a sublicensee of the rights licensed to Agios thereunder but only to the extent applicable to the rights sublicensed to Celgene hereunder and to the extent that Celgene exercises its Celgene Program Option with respect to an Optionable Program, selects Picked Validated Programs or is the Commercializing Party for a Buy-In Program or Celgene Reverted Program (but specifically excluding with respect to any Agios Reverted Programs or any Terminated Programs under Section 14.3(a)):

(i) Sections 2.3 (as described in Section 8.10(b)(iii) hereof), 4.1 (with respect to the diligence obligations but not the reporting obligations), 4.2 and 12.3(c) of the [**] Agreement,

(ii) Sections 2.2, 2.4 (as described in Section 8.10(b)(iii) hereof), 3.1, 3.2, 5.5, 8.1 (as provided in Section 13.3), 8.2, 8.3, 10.2 and 10.3 (to the extent of the rights of the licensor under the [**] Agreement to terminate the [**] Agreement), 10.4, 10.7(b), 11.1, 11.2 and 14.6 of the [**] Agreement, and

(iii) Sections 1.3 (as described in Section 8.10(b)(iii) hereof), 2.1, 2.3, 5.2, 5.3, 5.4, 5.5, 6.2, 7.1, 8.1 (with respect to information of the licensors under the [**]Agreement or with respect to the licensor’s obligation to keep information of either Party confidential), 10.1 and 10.4 of the [**] Agreement.

Furthermore, Celgene acknowledges that Agios is required to share certain reports and copies of sublicense agreements provided by Celgene to Agios hereunder with the licensors under the Existing Third Party Agreements, and Celgene consents to the sharing of such reports and such copies of such sublicense agreements to the extent required under such Existing Third Party Agreements to the same extent as disclosures are permitted under Section 11.3(b)(ii)(B) hereunder; provided that any such copies of sublicense agreements must be redacted to the extent permitted under such Existing Third Party Agreement.

(c) Covenants Regarding the Existing Third Party Agreements. Agios agrees that during the Term:

(i) Agios shall not modify or amend the Existing Third Party Agreements in any way without Celgene’s prior written consent;

(ii) Agios shall not terminate any Existing Third Party Agreement, in whole or in part, without Celgene’s prior written consent;

(iii) Agios shall be solely responsible for, and shall make, all royalty payments, milestone payments, yearly fees, sublicensee fees, Prosecution fees, and all other payments owed to the licensors under and pursuant to the Existing Third Party Agreements;

(iv) Agios shall not exercise or fail to exercise any of Agios’ rights, or fail to perform any of Agios’ obligations, under the Existing Third Party Agreements that relate to Celgene’s rights hereunder without the prior written consent of Celgene, including rights with respect to including improvements within the licenses granted under the Existing Third Party Agreements; and, at the reasonable request of Celgene, Agios shall exercise such rights and make such requests that relate to Celgene’s rights hereunder as are permitted under the Existing Third Party Agreements;

(v) Agios shall promptly furnish Celgene with copies of all reports and other communications that Agios furnishes to the licensors under the Existing Third Party Agreements to the extent that such reports relate to this Agreement;

(vi) Agios shall promptly furnish Celgene with copies of all reports and other communications that Agios receives from the licensors under the Existing Third Party Agreements that relate to the subject of this Agreement (including notices relating to improvements under the Existing Third Party Agreements);

(vii) Agios shall furnish Celgene with copies of all notices received by Agios relating to any alleged breach or default by Agios under the Existing Third Party Agreements within [**] Business Days after Agios’ receipt thereof; in addition, if Agios should at any time breach the Existing Third Party Agreements or become unable to timely perform its obligations thereunder, Agios shall immediately notify Celgene;

(viii) If Agios cannot or chooses not to cure or otherwise resolve any alleged breach or default under the Existing Third Party Agreements, (A) Agios shall so notify Celgene within [**] Business Days of such decision, which shall not be less than [**] Business Days prior to the expiration of the cure period under the Existing Third Party Agreements; provided that Agios shall use Commercially Reasonable Efforts to cure any such breach or default; and (B) Celgene, in its sole discretion, shall be permitted (but shall not be obligated), on behalf of Agios, to cure any breach or default under the Existing Third Party Agreements in accordance with the terms and conditions of the Existing Third Party Agreements or otherwise resolve such breach directly with the licensors under the Existing Third Party Agreements; and (C) if Celgene pays any such licensor any amounts owed by Agios under the Existing Third Party Agreements, Celgene may deduct such amounts from payments Celgene is required to make thereafter to Agios hereunder or, at Celgene’s election, may otherwise seek reimbursement of such amounts from Agios; and

(ix) Agios shall not provide any [**] to the licensors under the Existing Third Party Agreements without Celgene’s prior written consent.

(d) Expiration of Option Term. Upon the expiration of the Option Term or at any other time during the Option Term, upon Agios’ request, the Parties will discuss in good faith whether any sublicense of rights under any Existing Third Party Agreement granted to Celgene hereunder may be terminated as a result of such sublicensed rights not being necessary or useful for the exercise of Celgene’s rights or performance of Celgene’s obligations hereunder. If the Parties agree by Mutual Consent to terminate any rights under Existing Third Party Agreements licensed to Celgene hereunder, this Agreement shall be amended to reflect such agreement, including an amendment of the provisions of Section 8.7(c) to the extent applicable.

(e) Survival of Celgene’s Rights Following Termination of Existing Third Party Agreements. The Parties agree that in the event of any termination of any Existing Third Party Agreement with respect to any intellectual property rights licensed to Celgene hereunder (other than a termination under Section 8.7(d) above), Celgene shall have any rights available under such Existing Third Party Agreements to become a direct licensee of the Third Party licensor under such Existing Third Party Agreement and Agios shall use Commercially Reasonable Efforts to assist Celgene in exercising such rights; provided that Celgene has not breached this Agreement with respect to the applicable Licensed Program or Celgene Reverted Program, or breached the applicable Third Party Rights under such Existing Third Party Agreement. In addition, notwithstanding the foregoing, in the event of such termination, Celgene may in any event approach the licensor under the applicable Existing Third Party Agreement for a direct license. In the event of any such direct license following any termination of the related Existing Third Party Agreement without Celgene’s consent, Celgene shall be entitled to deduct from any payments owed to Agios hereunder [**] percent ([**]%) of the amounts paid by Celgene to such licensor under such direct license with respect to licenses within the scope of the licenses previously granted to Agios under the applicable Existing Third Party Agreement.

(f) Termination of Existing Third Party Agreement. The Parties agree that termination, without Celgene’s prior written consent, of any Existing Third Party Agreement with respect to Patent Rights or Know-How that is necessary to use a Collaboration Target or Celgene Reverted Target, or to Develop, Manufacture or Commercialize Collaboration Compounds, Licensed Compounds, Licensed Products, Celgene Reverted Compounds or Celgene Reverted Products under the applicable Licensed Program or Celgene Reverted Program hereunder shall be deemed a material breach of this Agreement by Agios; provided that (i) if Celgene’s breach of this Agreement results in a breach of the Existing Third Party Agreements, Celgene agrees to use Commercially Reasonable Efforts to assist Agios in curing such breach of the Existing Third Party Agreements, and (ii) if Celgene’s breach of this Agreement results in a termination of the Existing Third Party Agreements, such termination of the Existing Third Party Agreements shall not be deemed a material breach by Agios of this Agreement.

(g) Agios’ Allocation of Consideration. Agios has disclosed to Celgene, and Celgene understands, that Agios intends to allocate a portion of the total consideration paid by Celgene pursuant to Section 9.1 and Section 9.2 of this Agreement, to the Existing Third Party Agreements as set forth on Schedule 1.53.

Section 8.8 Exclusivity.

(a) During the Option Term, Agios and, subject to Sections 15.4(b) and 15.4(c), its Affiliates shall not, directly or indirectly, Develop, Manufacture or Commercialize (i) any therapeutic modality (including any small molecule or biologic) for Indications in the Oncology Field that [**] or (ii) any therapeutic modality (including any small molecule or biologic) in any field or application that either activates or inhibits through direct binding to a Target on the Target List or to a Celgene Reverted Target, in each case with an EC50 or IC50 at or less than 800nM, except for the following:

(A) in the case of either clause (i) or (ii), Collaboration Compounds, Development Candidates, Licensed Compounds, Independent Compounds and products that contain any of the foregoing pursuant to the Collaboration under this Agreement,

(B) in the case of either clause (i) or (ii), Agios Reverted Compounds (other than Agios Reverted Compounds that activate or inhibit through direct binding to Released Targets) and Agios Reverted Products that contain any such Agios Reverted Compound, and

(C) in the case of the foregoing clause (i), compounds and products that [**] and that are Developed or Commercialized with for-profit Third Parties pursuant to collaboration or licensing agreements that requires the first Clinical Trial in patients be conducted for an Indication [**] (“Partnered Programs”); provided that, during the Option Term, Agios and, subject to Sections 15.4(b) and 15.4(c), its Affiliates shall not collaborate with or otherwise assist any Third Party with respect to Development, Manufacturing or Commercialization activities pursuant to any Partnered Program to the extent directed to any Indication [**].

Notwithstanding the foregoing, with respect to any Extended Program, the obligations set forth in clause (ii) above shall continue to apply following the Option Term for any Target on the Target List that continues to be part of an Extended Program until the expiration of the Post-Option Extension.

(b) During the Option Term, Celgene and, subject to Sections 15.4(b) and 15.4(c), its Affiliates shall not, directly or indirectly, Develop, Manufacture or Commercialize any therapeutic modality (including any small molecule or biologic) for Indications in the Oncology Field that [**], except for Collaboration Compounds, Development Candidates, Licensed Compounds, Independent Compounds, Celgene Reverted Compounds and products that contain any of the foregoing pursuant to this Agreement. Notwithstanding the foregoing, with respect to any Extended Program, the obligations set forth in this Section 8.8(b) shall continue to apply following the Option Term for any Target on the Target List that continues to be part of an Extended Program until the expiration of the Post-Option Extension.

(c) On a Collaboration Target-by-Collaboration Target and Celgene Reverted Target-by-Celgene Reverted Target basis, during the applicable Exclusivity Period, neither Party nor, subject to Sections 15.4(b) and 15.4(c), any of its respective Affiliates shall, directly or indirectly, Develop, Manufacture or Commercialize any therapeutic modality (including any small molecule or biologic) in any field or application that [**] that is within a Licensed Program or an Independent Program (except, in the case of Celgene, with respect to Independent Programs of Agios pursuant to Section 3.5(a)(i) or Section 3.5(b)(i)), or a Celgene Reverted Target that is within a Celgene Reverted Program, except for Collaboration Compounds, Development Candidates, Licensed Compounds, Independent Compounds, Celgene Reverted Compounds and products that contain any of the foregoing pursuant to this Agreement.

(d) A Party shall not be deemed to be, directly or indirectly, Developing, Manufacturing or Commercializing in violation of the provisions of Section 8.8(b) or 8.8(c) as a result of conducting a research program or discovery effort (or manufacturing or commercializing a therapeutic modality resulting from such research program or discovery effort) that has as its specified and primary goal, as evidenced by laboratory notebooks or other relevant documents contemporaneously kept, taken as a whole, to discover or Develop compounds that [**], as applicable, that is subject to the prohibitions of Section 8.8(b) or 8.8(c).

(e) It is agreed and understood by the Parties that any Celgene research, discovery and commercialization activities existing as of the Effective Date (other than activities directed to [**]), whether such activities are undertaken by Celgene alone or in conjunction with one or more partners, licensors, licensees, and/or collaborators, are expressly excluded from the provisions of this Section 8.8. In particular and without limitation, Celgene research, discovery, and commercialization activities related to (i) the [**]; (ii) the [**]; (iii) [**]; (iv) [**]; (v) [**]; or (vi) [**]. With respect to any Celgene program directed at [**], the provisions of this Section 8.8 shall apply to such program as of the Effective Date; provided that Celgene shall not be required to contribute any compounds from such Celgene program to this Collaboration.

Section 8.9 Targets. Notwithstanding anything herein to the contrary, the Parties agree that, at such point as a Target is removed from the Target List (whether removed by Mutual Consent of the JRC, upon expiration of the Option Term (or, if applicable, with respect to any Extended Program, following any Post-Option Extension), or otherwise), both Parties shall be entitled to use such Target for any purpose, subject to Section 8.8. On a Target-by-Target basis, Agios hereby grants to Celgene a non-exclusive, non-transferable (except as set forth in Section 15.4), worldwide right and license, with the right to grant sublicenses, under the Agios Intellectual Property and Agios Collaboration Intellectual Property to the extent (a) directed to a Target per se and (b) in existence, or developed or generated, during the Option Term, with respect to each Target that was on but is removed from the Target List (whether removed by Mutual Consent of the JRC, upon expiration of the Option Term (or, if applicable, with respect to any Extended Program, following any Post-Option Extension), or otherwise), subject to Section 8.8. Such license shall be perpetual, irrevocable, fully paid-up, and non-royalty-bearing, but Celgene shall be solely responsible for any payments owed by Agios to any

Third Party licensors of Agios Intellectual Property or Agios Collaboration Intellectual Property and shall be responsible for complying with the terms of any license agreements with such Third Party licensors, in either case, directly resulting from Celgene’s exercise of the foregoing license.

Section 8.10 Retained Rights.

(a) No Implied Licenses or Rights. Except as expressly provided in Section 8.1, 8.2, 8.3 or 8.9, and subject to Section 3.5(a)(i) and Section 8.8, all rights in and to the Agios Intellectual Property, Agios’ and its Affiliates’ interests in Agios Collaboration Intellectual Property and any other Patent Rights or Know-How of Agios and its Affiliates, are hereby retained by Agios and its Affiliates. Except as expressly provided in Sections 8.1, 8.2, 8.3 and 8.9, and subject to Section 8.8, all rights in and to the Celgene Intellectual Property, Celgene’s and its Affiliates’ interests in Celgene Collaboration Intellectual Property and any other Patent Rights or Know-How of Celgene and its Affiliates, are hereby retained by Celgene and its Affiliates.

(b) Other Retained Rights.

(i) Notwithstanding the licenses granted to Agios pursuant to Section 8.2, Celgene retains the right to practice under the Celgene Intellectual Property and Celgene Collaboration Intellectual Property to perform (and to sublicense Third Parties to perform) its obligations under this Agreement, including for the purpose of performing its activities in connection with the Clinical Trials, any Manufacturing activities, or any Commercialization activities.

(ii) Notwithstanding the licenses granted to Celgene pursuant to Section 8.2, Agios retains the right to practice under the Agios Intellectual Property and Agios Collaboration Intellectual Property to perform (and to sublicense Third Parties to perform) its obligations under this Agreement, including for the purpose of performing its activities in connection with the Clinical Trials, any Manufacturing activities, or any Commercialization activities.

(iii) The Parties acknowledge that the licenses granted hereunder are subject to the rights retained by (A) the licensor under the [**] Agreement pursuant to Section 2.3 of the [**] Agreement, (B) the licensor under the [**] Agreement pursuant to Section 2.4 of the [**] Agreement, and (C) the licensors under the [**] Agreement pursuant to Sections 1.3 and 2.3 of the [**] Agreement; provided that, upon Celgene’s reasonable request, Agios shall cooperate fully in requesting and obtaining any waiver with respect to the requirement, if applicable under such agreements, that Licensed Products or Celgene Reverted Products used or sold in the United States be manufactured substantially in the United States.

Section 8.11 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are and will otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. The Parties will retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. The Parties agree that each

Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code or any other provisions of applicable law outside the United States that provide similar protection for “intellectual property.” The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the U.S. Bankruptcy Code or analogous provisions of applicable law outside the United States, the Party that is not subject to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, will be promptly delivered to it upon the non-subject Party’s written request thereof. Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code.

Article IX

Financial Provisions

Section 9.1 Initial Payment. In consideration of Agios’ performance of its obligations under the Collaboration, Celgene shall make an initial, non-refundable payment to Agios of One Hundred Twenty-One Million One Hundred Seventy-Six Thousand Sixty-Three Dollars (US$121,176,063) within [**] days following the Effective Date.

Section 9.2 Equity Investment. As of the Effective Date, the Parties have entered into a Stock Purchase Agreement pursuant to which, as of the Effective Date, Celgene shall purchase from Agios, and Agios shall sell to Celgene, shares of Series B Convertible Preferred Stock of Agios, as more specifically set forth in such Stock Purchase Agreement.

Section 9.3 Option Exercise Payments.

(a) Payments for Co-Commercialized Programs. Following Celgene’s selection of a Development Candidate at the DC Selection Stage under a Co-Commercialized Program pursuant to Section 3.6(b), on a Program-by-Program basis:

(i) Celgene shall pay Agios Twenty-Two Million Five Hundred Thousand Dollars (US$22,500,000) (the “IND Amount”) upon an IND Acceptance achieved by Agios for such Development Candidate in such Co-Commercialized Program pursuant to Section 3.6(b)(iii)(A); provided that (A) no such IND Amount will be due with respect to the first [**] IND Acceptances achieved by Agios under Co-Commercialized Programs for which IND Acceptance is achieved; (B) no such IND Amount will be due prior to [**]; and (C) no such IND Amount will be due with respect to any IND Acceptance achieved by Agios under an Optionable Program that becomes a Split Program pursuant to Section 3.10.

(ii) If Celgene has requested Agios to conduct a Phase I MAD Study pursuant to Section 3.6(b)(iii)(A)(2), then, unless the applicable Program becomes a Split Program, Celgene shall pay Agios Five Million Dollars (US$5,000,000) upon enrollment of the last patient in such first Phase I MAD Study (whether successful or not) conducted by Agios (the “Phase I Amount”); provided, however, that, if the JDC by Mutual Consent adopts a Development Plan and related Development Budget pursuant to which Agios undertakes significant additional Development activities under such Program following IND Acceptance in parallel with such

Phase I MAD Study, then the JDC by Mutual Consent will determine the amount of an increase to such Phase I Amount necessary to cover such excess costs and expenses pursuant to such Development Plan. For clarity, Celgene shall not be responsible for the Phase I Amount with respect to any Split Program.

(iii) For clarity, Celgene shall not owe the IND Amount with respect to any Picked Validated Program selected by Celgene or for any Buy-In Program (whether Celgene is the Buy-In Party or Agios is), and Celgene shall not owe the Phase I Amount with respect to any Phase I MAD Study other than that conducted at Celgene’s request pursuant to Section 3.6(b)(iii)(A)(2).

(b) Reimbursement for Picked Validated Programs Selected by Celgene. Except as provided in Section 3.3(b)(iii)(B), 3.3(b)(iii)(C) or 15.5, on a Validated Program-by-Validated Program basis, Celgene shall pay to Agios the Validated Program Discovery Costs for each Pick selected by Celgene pursuant to Section 3.7 that is directed to a Collaboration Target that was not on the Target List as of the Effective Date.

(c) Payment. Celgene shall make the payments set forth in this Section 9.3 within [**] days following receipt of an invoice from Agios notifying Celgene that the event triggering the payment has occurred (or, if Section 9.3(a)(i)(B) is applicable, within [**] days after receipt of an invoice or [**], whichever is later).

Section 9.4 Development Costs.

(a) For Licensed Programs. Except as set forth in clauses (b) and (c) below with respect to Split Programs and Buy-In Programs, the following shall apply:

(i) With respect to each Co-Commercialized Program and Picked Validated Program selected by Celgene under which Agios performs Development activities hereunder, Celgene shall be responsible for bearing one hundred percent (100%) of the Development Costs for such Licensed Program, including the Development Costs of any Clinical Trials or other Licensed Program activities conducted by Agios (at Celgene’s request pursuant to Section 3.6(b)(iv)(B) and as agreed to by Agios), that (A) are incurred after the Development Cost Initiation Date for such Licensed Program and (B) are within [**] percent ([**]%) of the approved Development Budget under the Development Plan for such Licensed Program. Notwithstanding anything herein to the contrary, any costs of the first Phase 1 MAD Study for which Agios is paid the Phase I Amount shall not be included in the Development Costs under this Section 9.4(a).

(ii) Within [**] days following the end of each [**], Agios shall prepare and deliver to Celgene a [**] report detailing its Development Costs incurred during such period with respect to which Celgene is required to pay pursuant to Section 9.4(a)(i). Agios shall submit any supporting information reasonably requested by Celgene related to such Development Costs included in Agios’ report within [**] days after Agios’ receipt of such request. Celgene shall pay all amounts of such Development Costs within [**] days following the later of Celgene’s receipt of such report and Celgene’s receipt of such supporting information.

(b) For Split Programs. Effective as of the Option Exercise Date for any Split Program, each party shall be responsible for fifty percent (50%) of Global Development Costs of such Split Program that (i) are incurred after the Development Cost Initiation Date for such Split Program (as further described in Section 3.10(b)(ii)) and (ii) are within [**] percent ([**]%) of the approved Development Budget under the Development Plan for such Split Program (or the Commercialization budget under the Commercialization Plan, as described in Sections 6.1(c)(i) and 6.2(a)(i)). For purposes of clarity, (x) Agios shall be responsible for one hundred percent (100%) of Territory-Specific Development Costs of such Split Program incurred by Agios, (y) Celgene shall be responsible for one hundred percent (100%) of Territory-Specific Development Costs of such Split Program incurred by Celgene, and (z) Agios shall be responsible for [**] percent ([**]%) of its Global Development Costs of such Split Program incurred prior to [**].

(c) For Buy-In Programs. Effective as of the date of the Buy-In Party’s exercise of its Buy-In Rights with respect to each Buy-In Program as set forth in Section 3.11, the Buy-In Party shall be responsible for [**] percent ([**]%) of all Development Costs and the other Party shall be responsible for all remaining Development Costs of such Buy-In Program that (i) are incurred after the Development Cost Initiation Date for such Buy-In Program and (ii) are within [**] percent ([**]%) of the approved Development Budget under the Development Plan for such Buy-In Program.

(d) Reconciliation of Development Costs for Split Programs and for Buy-In Programs. Within [**] days following the end of each [**], each Party shall prepare and deliver to the other Party a [**] report detailing its Development Costs for Buy-In Products and Global Development Costs for Split Products, in either case, incurred during such period with respect to which the Parties are required to share pursuant to Section 9.4(b) or 9.4(c). The Party incurring such costs shall submit any supporting information reasonably requested by the other Party related to such costs included in the incurring Party’s report within [**] days after the incurring Party’s receipt of such request. The Parties shall conduct a reconciliation of such Development Costs or Global Development Costs, as applicable, within [**] days after receipt of all such supporting information, and an invoice shall be issued to the Party (if any) that has not paid for its full share of the Development Costs or Global Development Costs, as applicable, identified in such reconciliation. The paying Party shall pay all amounts payable under any such invoice within [**] days after its receipt of such invoice.

Section 9.5 Manufacturing Costs; Commercialization Costs.

(a) Each Party shall be solely responsible for Manufacturing Costs as provided in Section 4.1.

(b) Subject to Section 9.5(a), Celgene shall be [**] responsible for [**] percent ([**]%) of Celgene’s expenses incurred in connection with the Commercialization of the Picked Products and Celgene Reverted Products. Subject to Section 9.5(a), the Commercializing Party shall be [**] responsible for [**] percent ([**]%) of its expenses incurred in connection with the Commercialization of Buy-In Products.

(c) Subject to Section 9.5(a) and Section 6.1(c)(i), the Commercializing Party shall be [**] responsible for [**] percent ([**]%) of its expenses incurred in connection with the Commercialization of the Split Products in such Commercializing Party’s portion of the Territory (i.e., the US Territory if Agios is the Commercializing Party, and the ROW Territory if Celgene is the Commercializing Party).

(d) Subject to Section 9.5(a), Celgene shall be [**] responsible for [**] percent ([**]%) of Celgene’s expenses incurred in connection with the Commercialization of the Co-Commercialized Products. In addition, with respect to each Co-Commercialized Program, Celgene shall be responsible for bearing [**] percent ([**]%) of the Field-Based Costs for Commercialization Activities of Agios under Section 6.3 for such Co-Commercialized Program pursuant to Section 6.3 that (i) are incurred after the Development Cost Initiation Date for such Co-Commercialized Program and (ii) are within [**] percent ([**]%) of the approved budget under the Commercialization Plan for such Co-Commercialized Program.

(e) Within [**] days following the end of each [**], Agios shall prepare and deliver to Celgene a [**] report detailing its Field-Based Costs pursuant to Section 6.3 for Co-Commercialized Products incurred during such period with respect to which Celgene is required to pay pursuant to Section 9.5(d). Agios shall submit any supporting information reasonably requested by Celgene related to such costs included in Agios’ report within [**] days after Agios’ receipt of such request. Celgene shall pay all amounts of such Field-Based Costs within [**] days following the later of Celgene’s receipt of such report and Celgene’s receipt of such supporting information.

Section 9.6 Milestone Payments.

(a) Development and Regulatory Milestones. With respect to each Split Program, Co-Commercialized Program and Picked Validated Program selected by Celgene pursuant to Section 3.7 (or, as applicable, Section 3.3(b)(iii), Section 3.6(c) or Section 15.5), Celgene shall pay Agios the following amounts after the first achievement by or on behalf of Celgene, its Affiliates or its sublicensees of the corresponding milestone events set forth below with respect to each Licensed Product under such a Licensed Program, on a Licensed Program-by-Licensed Program basis.

Development Milestones	Each Program
(1) FPD in a Phase III Study intended to support Regulatory Approval in ROW Territory	US$25,000,000
(2) Filing of first NDA in ROW Territory	[**]
(3) First Regulatory Approval in any of China, Japan or a Major European Country	[**]
(4) Second Regulatory Approval in any of China, Japan or a Major European Country, but only if received in a different country or region, as applicable, than the first Regulatory Approval	[**]

(i) For purposes of determining the occurrence of milestones under Section 9.6(a)(2), “[**]” shall be deemed to have occurred [**] days following [**]; provided that, if such [**]. For purposes of determining the occurrence of milestones under Section 9.6(a)(3) and Section 9.6(a)(4), the [**]. For purposes of clarity, no milestone amount shall be payable to Agios under Section 9.6(a)(4) if [**] for purposes of Section 9.6(a)(4).

(ii) For purposes of clarity, neither Buy-In Programs nor Celgene Reverted Programs shall be entitled to any milestones under this Section 9.6(a).

(iii) For purposes of determining the milestones owed under this Section 9.6(a) on Licensed Product in a Split Program, Co-Commercialized Program and Picked Validated Program selected by Celgene, a Licensed Product that achieves the applicable milestones in connection with [**] different Indications shall not be deemed to be [**] separate Licensed Products; provided that, if the Licensed Product achieves the applicable milestones for [**] in the Oncology Field and [**] Indications outside the Oncology Field, (A) Celgene shall pay the corresponding milestones described in this Section 9.6(a) with respect to the [**] Indication in the Oncology Field to achieve each such milestone event, and (B) upon achievement of the milestone events described in Sections 9.6(a)(3) and 9.6(a)(4) for the [**] Indication outside the Oncology Field, Celgene shall pay the corresponding milestone payment upon achievement of such event. Other than the foregoing payment, no milestone payments shall be due with respect to the achievement of any milestone event by a Licensed Product for [**] Indication.

(iv) For purposes of clarity, if Development of a Licensed Product directed to a particular Collaboration Target [**] (a “Failed Product”) prior to [**], and Development of a Back-Up Compound directed to the same Collaboration Target as the Failed Product subsequently commences or continues, then any of the milestone payments previously made by Celgene in the table set forth above in connection with such Failed Product shall [**] achievement of such milestone event by such Back-Up Compound. However, in the event that a Licensed Product [**], a Licensed Product [**] shall be deemed a “Second Generation Product.” If such Second Generation Product achieves the Regulatory Approval milestone events set forth in Section 9.6(a)(3) and Section 9.6(a)(4), then Celgene shall pay to Agios the associated milestone payments; provided that [**] with respect to the events set forth in Section 9.6(a)(1) or 9.6(a)(2); provided further that such Second Generation Product shall not be subject to the provisions of Section 9.6(a)(iii), and no milestone payments shall be due with respect to the [**] Indication for such Second Generation Product.

(v) For purposes of clarity, if for any reason a milestone event corresponding to a milestone payment in the table set forth above does not occur prior to the occurrence of the next milestone event listed in the table above for such Licensed Product, then such prior non-occurring milestone event shall be deemed to occur concurrently with the occurrence of the next milestone event; provided that [**].

(vi) Each milestone payment under this Section 9.6(a) shall be made within [**] days after the achievement of the applicable milestone by Celgene or any of its Affiliates or sublicensees (or, if achievement of such milestone is within the control of Agios, within [**] days following Celgene’s receipt of written notice of the achievement of such milestone).

(vii) For clarity, the milestone payments set forth in the table above in this Section 9.6(a) (to the extent payable) shall be paid only for each Licensed Product containing the same Licensed Compound to achieve the applicable milestone event, except as provided in Section 9.6(a)(iii) for [**]. By way of example, a change in [**] with respect to a Licensed Compound will not trigger additional milestones for Licensed Product(s) containing such Licensed Compound.

(b) Phase II Study Milestone. Celgene shall pay Agios a one-time milestone of US $25 million upon the dosing of the final human subject with a Split Product designated by Agios in writing in a company-sponsored Phase II Study in the US Territory (or in the ROW Territory, if agreed by the Parties by Mutual Consent). Such milestone shall be paid within [**] days after Celgene’s receipt of written notice of the achievement of such event by Agios or any of its Affiliates or sublicensees. Such milestone shall be paid only once with respect to only one Split Program.

(c) Sales Milestone. Celgene shall make the following non-refundable, non-creditable, one-time payment to Agios (i) with respect to each Co-Commercialized Product or Split Product within [**] days following the first achievement of aggregate Annual Net Sales in the [**] of each such Licensed Product that meet or exceed the threshold set forth below, and (ii) with respect to each Picked Product, within [**] days following the first achievement of aggregate [**] Annual Net Sales of each such Picked Product that meet or exceed the threshold set forth below. If a Second Generation Product is sold, the Annual Net Sales associated with such Second Generation Product will be aggregated with the Licensed Compound(s) to which it relates, and separate sales milestones under this Section 9.6(c) shall not be paid for such Second Generation Product.

Annual Net Sales Threshold	Milestone Payment
Equal to or greater than US$[**]	US$25,000,000

Section 9.7 Royalty Payments.

(a) For Co-Commercialized Products. Celgene shall pay to Agios royalties on aggregate worldwide Annual Net Sales of each Co-Commercialized Product at the following rates:

Annual Net Sales of Licensed Product	Royalty Rate
On the tranche of Annual Net Sales less than US$[**]	[**]%
On the tranche of Annual Net Sales equal to or greater than US$[**]and less than US$[**]	[**]%
On the tranche of Annual Net Sales equal to or greater than US$[**]	[**]%

If a Second Generation Product is sold, the Annual Net Sales associated with such Second Generation Product will be aggregated with the Licensed Compound(s) to which it relates for purposes of determining the applicable royalty rate for such sales.

(b) For Split Products.

(i) Celgene shall pay to Agios royalties on aggregate Annual Net Sales of each Split Product in the ROW Territory at the rates set forth in the table above.

(ii) Agios shall pay to Celgene royalties on aggregate Annual Net Sales of each Split Product in the US Territory at the rates set forth in the table above (substituting Agios for Celgene as the royalty-paying Party and Celgene for Agios as the royalty-receiving Party).

(c) For Buy-In Products. The Commercializing Party for a Buy-In Program shall pay the Buy-In Party royalties on aggregate worldwide Annual Net Sales of Buy-In Products under such Buy-In Program at the rates set forth in the table above (substituting the Commercializing Party for Celgene as the royalty-paying Party and the Buy-In Party for Agios as the royalty-receiving Party).

(d) For Picked Products. Celgene shall pay to Agios royalties on aggregate worldwide Annual Net Sales of each Picked Product at the rates set forth in the table above.

(e) For Celgene Reverted Programs. Celgene shall pay to Agios royalties at a rate of [**] percent ([**]%) of aggregate worldwide Annual Net Sales of each Celgene Reverted Product.

(f) Royalty Term.

(i) Royalties payable under this Section 9.7 shall be paid by the Commercializing Party on a Royalty-Bearing Product-by-Royalty-Bearing Product and country-by-country basis from the date of First Commercial Sale of each Royalty-Bearing Product with respect to which royalty payments are due until the latest of:

(A) the last to expire of any Valid Claim of Agios Patent Rights or Agios Collaboration Patent Rights, in each case Covering such Royalty-Bearing Product in such country;

(B) [**] years following the date of First Commercial Sale in such country; and

(C) the expiration of Regulatory Exclusivity for such Royalty-Bearing Product in such country.

(each such term with respect to a Royalty-Bearing Product and a country, a “Royalty Term”).

(ii) Notwithstanding the foregoing, (A) in the event that the Royalty Term for a Royalty-Bearing Product in a country continues solely due to Section 9.7(f)(i)(B) above (i.e., the Royalty-Bearing Product is not Covered by a Valid Claim of Agios Patent Rights or Agios Collaboration Patent Rights in the applicable country, and such Royalty-Bearing Product is not subject to Regulatory Exclusivity in such country) or (B) in the event that, and for so long as, Generic Competition for a Royalty-Bearing Product occurs in a country, then, in either such event, the royalty rates in such country will be reduced to [**] percent ([**]%) of the applicable rate in Section 9.7(a), 9.7(b), 9.7(c), 9.7(d) or 9.7(e) in such country.

(iii) Upon the expiration of the Royalty Term with respect to a Royalty-Bearing Product in a country, the licenses granted by a Party to the Commercializing Party pursuant to Section 8.2 shall be deemed to be fully paid-up, irrevocable and perpetual with respect to such Royalty-Bearing Product in such country.

(g) Third Party Payments.

(i) Except as otherwise provided in Section 8.9 or Section 14.3(b)(viii)(B), [**] shall be [**] responsible for [**] amounts payable under the Existing Third Party Agreements with respect to Licensed Compounds and Licensed Products.

(ii) At any time, if either Party determines that the Parties should obtain a license under Third Party Patent Rights or Third Party Know-How [**] to use a Collaboration Target or to Develop, Manufacture or Commercialize Collaboration Compounds, Licensed Compounds and/or Licensed Products, then such Party shall notify the JRC or the JDC, as applicable.

(A) If the JRC or JDC agrees by Mutual Consent to obtain such license, the JRC or JDC shall determine which Party should obtain such license; provided that, if the JRC or JDC cannot agree on which Party should obtain such license, then Celgene shall be the Party to do so if Celgene has exercised the Celgene Program Option (or taken an exclusive license under Section 8.2) for the Program to which the license relates, and Agios shall do so if Celgene has not yet exercised such Celgene Program Option (or taken an exclusive license under Section 8.2); provided that, with respect to Split Programs, the Parties shall each be entitled to do so for their respective portions of the Territory; provided further that Agios shall be the Party to obtain such license with respect to any Buy-In Program for which Agios is the Commercializing Party.

(B) If such license is entered into following the Effective Date, then the costs of such license shall be shared as follows: (1) the Party who obtains such license shall be solely responsible for all costs under such license prior to the exercise of the Celgene Program Option (or prior to the effective date of Celgene’s exclusive license under Section 8.2) with respect to the Program to which such license relates and all costs not described in clause (2); and (2) the Parties shall [**] all royalty and milestones costs incurred after the Option Exercise Date (or after the effective date of Celgene’s exclusive license under Section 8.2) to the extent the costs directly relate to such Program and to events following such Option Exercise Date (or following the effective date of Celgene’s exclusive license under Section 8.2); provided that, if such license is entered into following the Effective Date but prior to the exercise of the Celgene Program Option (or the effective date of Celgene’s exclusive license under Section 8.2) with respect to such Program to which such license relates, Celgene may deduct [**] all costs paid by Celgene under clause (2) from any milestone incurred after and including the milestone event described in Section 9.6(a)(3) or any royalty payments owed to Agios hereunder with respect to such Program; provided further that, with respect to Buy-In Programs, the foregoing payment obligations will be borne [**]% by the Commercializing Party and [**]% by the Buy-In Party, with the events described in this Section 9.7(g)(ii)(B) being based on the date the Buy-In Party exercises its Buy-In Right, rather than the Option Exercise Date.

(C) For purposes of this Agreement, the Third Party Patent Rights and Third Party Know-How licensed pursuant to this Section 9.7(g)(ii) shall be deemed “Collaboration Intellectual Property” of the Party obtaining such license.

(D) (1) The Party designated to pursue the license shall keep the other Party fully informed of the status of the negotiations with the Third Party and provide the other Party with copies of all draft agreements; (2) the other Party may provide comments and suggestions with respect to the negotiation of the agreement with the Third Party, and the Party seeking the license shall reasonably consider all comments and suggestions reasonably recommended by the other Party; and (3) the Party seeking the license shall obtain a license that is sublicensable to the other Party in accordance with the terms of this Agreement, treating (unless otherwise agreed by the Parties) the Third Party intellectual property as Collaboration Intellectual Property hereunder and treating the agreement licensing such Third Party intellectual property in the same way as the Existing Third Party Agreements (including as provided in Section 8.7), except for payment obligations, which will be treated as provided in this Section 9.7(g)(ii).

(E) If the JRC or JDC does not agree by Mutual Consent that a license proposed pursuant to this Section 9.7(g)(ii) should be obtained, either Party shall have the right to obtain the license at its own cost (a “Unilateral In-License”). In such event, no rights or licenses obtained under any such Third Party license shall be included in any license granted under this Agreement by the Party obtaining the license to the other Party, unless and until the other Party agrees to pay its share of the costs of such license as described in Section 9.7(g)(ii)(B) and to reimburse the other Party for the share of the costs of such license that the non-licensing Party would have paid under Section 9.7(g)(ii)(B) if the Unilateral In-License had been entered into pursuant to Section 9.7(g)(ii)(B). If a Party agrees to make such payments, such license shall cease to be a Unilateral In-License hereunder.

(iii) In the event that royalties are payable by a Party to the other Party with respect to any Royalty-Bearing Product(s) for which the paying Party is the Commercializing Party under this Section 9.7, such Commercializing Party shall have the right to deduct a maximum of [**] percent ([**]%) of any royalties or other amounts actually paid by the Commercializing Party to a Third Party with respect to a Unilateral In-License, but only to the extent that the Patent Rights and/or Know-How licensed under such Unilateral In-License are [**] to use the Collaboration Target to which such Royalty-Bearing Product(s) is directed, or to the Development, Manufacture or Commercialization of such Royalty-Bearing Product(s) in a country(ies) in the Territory (or the US Territory or ROW Territory, as applicable, with respect to Split Products), from royalty payments otherwise due and payable by such Commercializing Party to the other Party under this Section 9.7 with respect to such Royalty-Bearing Product(s) in such country(ies), on a Royalty-Bearing Product-by-Royalty-Bearing Product and country-by-

country basis; provided, however, that in no event shall the aggregate deductions permitted by this subsection (iii) reduce the royalties payable by the Commercializing Party to the other Party with respect to any such Royalty-Bearing Product(s) in such country(ies) for any Calendar Quarter to less than [**] percent ([**]%) of the royalties otherwise due in the absence of any deduction pursuant to this subsection (iii); provided further that on a Royalty-Bearing Product-by-Royalty-Bearing Product basis, any royalty deductions that are not credited against royalties payable by such Commercializing Party to such other Party for the Calendar Quarter in which they were accrued due to the limitation in the preceding proviso shall be carried forward and credited against royalties payable by such Commercializing Party to such other Party in subsequent Calendar Quarter(s) hereunder until such royalty credits are completely expended.

Section 9.8 Royalty Reports; Payments. Within [**] calendar days after the end of any [**], the Commercializing Party with respect to each Royalty-Bearing Product shall provide the other Party with a report stating the sales in units and in value of such Royalty-Bearing Product made by such Commercializing Party, its Affiliates, licensees and sublicensees, as applicable, in the Territory (or the US Territory or the ROW Territory, as applicable, with respect to Split Products), on a country-by-country basis, together with the calculation of the royalties due to the other Party, including the method used to calculate the royalties, the exchange rates used, and itemized deductions. Celgene shall also include in its report to Agios notice of the achievement of the sales milestone event set forth in Section 9.6(c), as applicable. Payments of all amounts payable under Section 9.6 or 9.7 shall be made by Celgene or Agios, as applicable, to the bank account indicated by the other Party concurrently with the delivery of such report.

Section 9.9 Financial Records. The Parties shall keep, and shall require their respective sublicensees to keep, complete and accurate books and records in accordance with the applicable Accounting Standards. The Parties shall keep, and shall require their respective sublicensees to keep, such books and records for at least [**] years following the end of the Calendar Year to which they pertain. Such books of accounts shall be kept at the principal place of business of the financial personnel with responsibility for preparing and maintaining such records. With respect to royalties, such records shall be in sufficient detail to support calculations of royalties due to the royalty-receiving Party. Celgene and Agios shall also keep, and require their respective sublicensees to keep, complete and accurate records and books of accounts containing all data reasonably required for the calculation and verification of Manufacturing Costs, Field-Based Costs, Development Costs, and Global Development Costs, including internal FTEs utilized by either Party in Global Studies or other Development activities.

Section 9.10 Audits.

(a) Each Party may, upon request and at its expense (except as provided for herein), cause an internationally recognized independent accounting firm selected by it (except one to whom the Auditee has a reasonable objection), (the “Audit Team”) to audit during ordinary business hours the books and records of the other Party and the correctness of any payment made or required to be made to or by such Party, and any report underlying such payment (or lack thereof), pursuant to the terms of this Agreement. Prior to commencing its work pursuant to this Agreement, the Audit Team shall enter into an appropriate confidentiality agreement with the Auditee obligating the Audit Team to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations set forth in Article XI.

(b) In respect of each audit of the Auditee’s books and records: (i) the Auditee may be audited only [**], (ii) no records for any given year for an Auditee may be audited more than [**]; provided that the Auditee’s records shall still be made available if such records impact another financial year which is being audited, and (iii) the Audit Rights Holder shall only be entitled to audit books and records of an Auditee from the [**] Calendar Years prior to the Calendar Year in which the audit request is made.

(c) In order to initiate an audit for a particular Calendar Year, the Audit Rights Holder must provide written notice to the Auditee. The Audit Rights Holder exercising its audit rights shall provide the Auditee with notice of [**] proposed dates of the audit not less than [**] days prior to the first proposed date. The Auditee will reasonably accommodate the scheduling of such audit. The Auditee shall provide such Audit Team(s) with full and complete access to the applicable books and records and otherwise reasonably cooperate with such audit.

(d) The audit report and basis for any determination by an Audit Team shall be made available first for review and comment by the Auditee, and the Auditee shall have the right, at its expense, to request a further determination by such Audit Team as to matters which the Auditee disputes (to be completed no more than [**] days after the first determination is provided to such Auditee and to be limited to the disputed matters). Such Audit Team shall not disclose to the Audit Rights Holder any information relating to the business of the Auditee except that which should properly have been contained in any report required hereunder or otherwise required to be disclosed to the Audit Rights Holder to the extent necessary to verify the payments required to be made pursuant to the terms of this Agreement.

(e) If the audit shows any under-reporting or underpayment, or overcharging by any Party, that under-reporting, underpayment or overcharging shall be reported to the Audit Rights Holder and the underpaying or overcharging Party shall remit such underpayment or reimburse such overcompensation (together with interest at the rate set forth in Section 9.13) to the underpaid or overcharged Party within [**] days after receiving the audit report. Further, if the audit for an annual period shows an under-reporting or underpayment or an overcharge by any Party for that period in excess of [**] percent ([**]%) of the amounts properly determined, the underpaying or overcharging Party, as the case may be, shall reimburse the applicable underpaid or overcharged Audit Rights Holder conducting the audit, for its respective audit fees and reasonable Out-of-Pocket Costs in connection with said audit, which reimbursement shall be made within [**] days after receiving appropriate invoices and other support for such audit-related costs.

(f) For the purposes of the audit rights described herein, an individual Party subject to an audit in any given year will be referred to as the “Auditee” and the other Party who has certain and respective rights to audit the books and records of the Auditee will be referred to as the “Audit Rights Holder.”

Section 9.11 Tax Matters.

(a) The royalties, milestones and other amounts payable by a Party to the other Party pursuant to this Agreement (“Payments”) shall not be reduced on account of any taxes unless required by Law. The receiving Party alone shall be responsible for paying any and all taxes (other than withholding taxes required by Law to be deducted and paid on the receiving Party’s behalf by the paying Party) levied on account of, or measured in whole or in part by reference to, any Payments it receives. The Parties will cooperate in good faith to obtain the benefit of any relevant tax treaties to minimize as far as reasonably possible any taxes which may be levied on any Payments. The paying Party shall deduct or withhold from the Payments any taxes that it is required by Law to deduct or withhold. If the receiving Party is entitled under any applicable tax treaty or any Law to a reduction of the rate of, or the elimination of, applicable withholding tax, it may deliver to the paying Party or the appropriate governmental authority (with the assistance of the paying Party to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the paying Party of its obligation to withhold tax, and the paying Party shall apply the reduced rate of withholding tax, or dispense with withholding tax, as the case may be; provided that the paying Party has received evidence of the receiving Party’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [**] days prior to the time that the Payment is due. If, in accordance with the foregoing, the paying Party withholds any amount, it shall make timely payment to the proper taxing authority of the withheld amount, and send to the receiving Party proof of such payment within [**] days following that latter payment.

(b) Notwithstanding the foregoing, if the rights and obligations of the paying Party hereunder are assigned to an Affiliate or Third Party outside of the United States or Switzerland pursuant to Section 15.4, and if such Affiliate or Third Party shall be required by Law to withhold any additional taxes from or in respect of any sum payable under this Agreement as a result of such assignment, then any such sum payable under this Agreement shall be increased to take into account the additional taxes withheld as may be necessary so that, after making all required withholdings, the receiving Party receives an amount equal to the sum it would have received had no such assignment been made; provided, however, that, if the rights and obligations of the paying Party hereunder are assigned to an Affiliate or Third Party outside of the United States or Switzerland pursuant to Section 15.4 and if at the time of such assignment such Affiliate or Third Party is not required by Law to withhold any additional taxes as a result of such assignment, the paying Party shall not be required to increase any such sum payable under this Agreement in the event of a change in Law. In addition, if the rights and obligations of the receiving Party hereunder are assigned to an Affiliate or Third Party pursuant to Section 15.4, the paying Party shall not have an obligation to pay an additional sum pursuant to this Section 9.11(b) to the extent that the additional sum would not have been due pursuant to this Section 9.11(b) if the rights and obligations of the receiving Party hereunder had not been assigned to an Affiliate or Third Party pursuant to Section 15.4.

Section 9.12 Currency Exchange.

(a) Unless otherwise expressly stated in this Agreement, all amounts specified in, and all payments made under, this Agreement shall be in United States Dollars. If any currency conversion shall be required in connection with the calculation of amounts payable under this Agreement, such conversion shall be made using the average of the buying and selling exchange rate for conversion of the applicable foreign currency into United States Dollars, quoted for current transactions reported in The Wall Street Journal (U.S., Eastern Edition) for the last [**] Business Days of the Calendar Quarter to which such payment pertains.

(b) Where royalty amounts are due for Net Sales in a country where, for reasons of currency, tax or other regulations, transfer of foreign currency out of such country is prohibited, the Commercializing Party has the right to place royalties due to the other Party in a bank account in such country in the name of and under the sole control of such other Party; provided, however, that the bank selected be reasonably acceptable to such other Party and that the Commercializing Party inform such other Party of the location, account number, amount and currency of money deposited therein. After such other Party has been so notified, those monies shall be considered as royalties duly paid to such Party and will be completely controlled by such Party.

(c) When in any country in the Territory applicable Law prohibits both the transmittal and the deposit of royalties on sales in such country, royalty payments due on Net Sales shall be suspended for as long as such prohibition is in effect and as soon as such prohibition ceases to be in effect, all royalties that the Commercializing Party would have been under an obligation to transmit or deposit but for the prohibition shall forthwith be deposited or transmitted, to the extent allowable.

Section 9.13 Late Payments. The paying Party shall pay interest to the receiving Party on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of the [**] month LIBOR plus [**] percent ([**]%), as reported by The Wall Street Journal, or the highest rate permitted by applicable Law, calculated on the number of days such payments are paid after the date such payments are due; provided that, with respect to any disputed payments, no interest payment shall be due until such dispute is resolved and the interest which shall be payable thereon shall be based on the finally-resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made.

Article X

Intellectual Property Ownership, Protection and Related Matters

Section 10.1 Ownership of Inventions.

(a) Non-Collaboration Know-How. Any Know-How developed or generated by Celgene or Agios prior to or outside the Collaboration shall remain the sole property of such Party.

(b) Sole Inventions. All Collaboration Know-How developed or generated solely by employees, agents and consultants of a Party shall be owned exclusively by such Party.

(c) Joint Inventions. All Collaboration Know-How developed or generated jointly by employees, agents and consultants of Celgene, on the one hand, and employees, agents and consultants of Agios, on the other hand (“Joint Inventions” and, any Patent Rights Covering such Joint Inventions, “Joint Patents”) shall be owned jointly on the basis of each Party having an undivided interest without a duty to account to the other Party and shall be deemed to be Controlled by each Party. Each Party shall have the right to use such Joint Inventions, or license such Joint Inventions to its Affiliates or any Third Party, or sell or otherwise transfer its interest in such Joint Inventions to its Affiliates or a Third Party, in each case without the consent of the other Party (and, to the extent that applicable Law requires the consent of the other Party, this Section 10.1(c) shall constitute such consent), so long as such use, sale, license or transfer is subject to Section 8.8 and the licenses granted pursuant to this Agreement and is otherwise consistent with this Agreement.

(d) Notice. Each Party agrees to provide regular [**] written reports disclosing to the other Party all Collaboration Intellectual Property developed or generated by employees, agents and consultants of such Party and all Agios Intellectual Property and Celgene Intellectual Property that becomes subject to this Agreement, which disclosures may be made in connection with the updates made in accordance with Sections 3.1(b) and 3.8(c).

(e) Inventorship. The determination of inventorship shall be made in accordance with United States patent laws. In the event of a dispute regarding inventorship, if the Parties are unable to resolve the dispute, the Parties shall jointly engage [**] to resolve such dispute. The decision of such [**] shall be binding on the Parties with respect to the issue of inventorship.

(f) Further Actions and Assignments. Each Party shall take all further actions and execute all assignments requested by the other Party and reasonably necessary or desirable to vest in the other Party the ownership rights set forth in this Article X.

Section 10.2 Prosecution of Patent Rights. Subject to the terms and conditions of the Existing Third Party Agreements to the extent such agreement applies to the Agios Patent Rights or Agios Collaboration Patent Rights, the following provisions shall apply with respect to the Agios Patent Rights, Celgene Patent Rights and Collaboration Patent Rights:

(a) Agios Patent Rights Prosecuted by Agios. Subject to the provisions of Section 10.2(f), prior to the exercise of the Celgene Program Option by Celgene (or, if applicable, the effective date of Celgene’s license to Agios Intellectual Property and Agios Collaboration Intellectual Property under Section 8.2), Agios shall have the initial right and option to Prosecute the Agios Patent Rights and Agios Collaboration Patent Rights (excluding Joint Patents). Following the Option Exercise Date (or, if applicable, the effective date of Celgene’s license to Agios Intellectual Property and Agios Collaboration Intellectual Property under Section 8.2), Agios shall have the initial right and option to Prosecute the Agios Patent Rights and Agios Collaboration Patent Rights (excluding Joint Patents) with respect to which Celgene does not have the initial right to Prosecute pursuant to Section 10.2(b). In the event that Agios declines to Prosecute such Patent Rights that relate to a Licensed Program or Celgene Reverted Program, it shall give Celgene reasonable notice to this effect, sufficiently in advance to permit Celgene to undertake such Prosecution in such country without a loss of rights, and thereafter Celgene may, upon written notice to Agios, Prosecute such Patent Rights in Agios’ name.

(b) Agios Patent Rights Prosecuted by Celgene. Following the Option Exercise Date (or, if applicable, the effective date of Celgene’s license to Agios Intellectual Property and Agios Collaboration Intellectual Property under Section 8.2), Celgene shall have the initial right and option to Prosecute any Agios Patent Right or Agios Collaboration Patent Right (excluding Joint Patents) that are Core Patent Rights and that Cover a Licensed Compound or Licensed Product (and the applicable Program, including, with respect to Split Programs, Patent Rights for the US Territory, but excluding Buy-In Compounds or Buy-In Products and the applicable Buy-In Program for which Agios is the Commercializing Party) or a Celgene Reverted Compound or Celgene Reverted Product (and the applicable Program); provided that, with respect to Split Programs, Celgene’s right to Prosecute shall apply to [**] Split Program, beginning with the [**] Split Program (i.e., the [**] Split Program, [**] Split Program, etc.). In the event that Celgene declines to Prosecute such Patent Rights, it shall give Agios reasonable notice to this effect, sufficiently in advance to permit Agios to undertake such Prosecution in such country without a loss of rights, and thereafter Agios may, upon written notice to Celgene, Prosecute such Patent Rights in Agios’ name.

(c) Celgene Patent Rights. Celgene shall have the sole right and option to Prosecute the Celgene Patent Rights and the Celgene Collaboration Patent Rights (excluding Joint Patents). Except with respect to the Celgene Collaboration Patent Rights that are exclusively licensed to Agios under Section 8.2, Celgene’s Prosecution shall not be subject to the diligence and cooperation provisions of Section 10.2(f) below. Following the effective date of Agios’ license to Celgene Collaboration Intellectual Property under Section 8.2, if Celgene declines to Prosecute any Celgene Collaboration Patent Rights exclusively licensed to Agios pursuant to Section 8.2, Celgene shall give Agios reasonable notice to this effect, sufficiently in advance to permit Agios to undertake such Prosecution for such Celgene Collaboration Patent Rights in such country without a loss of rights, and thereafter Agios may, upon written notice to Celgene, Prosecute such Patent Rights in Celgene’s name.

(d) Joint Patents. The Parties, acting by Mutual Consent, shall determine which Party shall have the initial right and option to Prosecute Joint Patents; provided that (i) if the Parties cannot agree by Mutual Consent, (x) Agios, prior to the Option Exercise Date (or, if applicable, the effective date of Celgene’s license to Agios Intellectual Property and Agios Collaboration Intellectual Property under Section 8.2), shall have such initial right and option with respect to Joint Patents that relate to a Discovery Program, and Agios shall have the initial right and option with respect to Joint Patents that relate to Buy-In Programs for which Agios is the Commercializing Party, and (y) Celgene, following the Option Exercise Date (or, if applicable, the effective date of Celgene’s license to Agios Intellectual Property and Agios Collaboration Intellectual Property under Section 8.2), shall have the initial right and option with respect to Joint Patents that are Core Patent Rights and that Cover a Licensed Compound or Licensed Product (and the applicable Program, including, with respect to Split Programs, Patent Rights for the US Territory, but excluding Buy-In Compounds or Buy-In Products and the applicable Buy-In Program for which Agios is the Commercializing Party) or a Celgene Reverted Compound or Celgene Reverted Product (and the applicable Celgene Reverted Program); provided that, with respect to Split Programs, Celgene’s right to Prosecute shall apply to [**] Split Program, beginning with the [**] Split Program (i.e., the [**] Split Program, [**] Split Program, etc.); provided further that, regardless of whether the Option Exercise Date or effective date of a license has occurred, Celgene shall have the initial right and option with respect to Joint Patents that claim or embody an improvement to technology claimed or embodied in Celgene Intellectual Property; (ii) in the event that the Party with the initial right to Prosecute declines the option to Prosecute any such Patent Right in any country, such Party shall give the other Party reasonable notice to this effect, sufficiently in advance to permit such other Party to undertake such Prosecution in such country without a loss of rights, and thereafter such other Party may, upon written notice to the first Party, Prosecute such Patent Rights in both Parties’ names, with expenses shared as provided in Section 10.2(e); and (iii) in the event that either Party does not want to share in the costs of such Prosecution, such Party shall notify the other Party thereof at least [**] days prior to the date of any applicable filing deadline and shall, and hereby does, assign to the other Party all of its right, title and interest in and to the applicable Joint Patent (and underlying Joint Invention).

(e) Costs and Expenses. Agios shall bear its own costs and expenses in Prosecuting Agios Patent Rights and Agios Collaboration Patent Rights pursuant to Section 10.2(a) and 10.2(b) or Celgene Collaboration Patent Rights pursuant to Section 10.2(c). Celgene shall bear its own costs and expenses in Prosecuting Agios Patent Rights, Agios Collaboration Patent Rights, Celgene Patent Rights and Celgene Collaboration Patent Rights pursuant to Sections 10.2(a), 10.2(b) and 10.2(c). The Parties shall jointly bear all costs and expenses in Prosecuting Joint Patents pursuant to Section 10.2(d), except as provided in clause (iii) of such section.

(f) Diligence and Cooperation.

(i) The Prosecuting Party shall be entitled to use patent counsel selected by it and reasonably acceptable to the non-Prosecuting Party (including in-house patent counsel as well as outside patent counsel) for the Prosecution of the Patents Rights subject to Section 10.2(a), (b), (c), or (d). Each Party agrees to cooperate with the other with respect to the Prosecution of such Patent Rights pursuant to this Section 10.2, including (x) executing all such documents and instruments and performing such acts as may be reasonably necessary in order to permit the other Party to undertake any Prosecution of Patent Rights that such other Party is entitled, and has elected, to Prosecute, as provided for in Sections 10.2(a), 10.2(b), 10.2(c) and 10.2(d), and (y) giving consideration to the proper scope of Patent Rights, including the scope of disclosure of Patent Rights as to Back-Up Compounds. The Prosecuting Party shall:

(A) regularly provide the other Party in advance with reasonable information relating to the Prosecuting Party’s Prosecution of Patent Rights hereunder, including by providing copies of substantive communications, notices and actions submitted to or received from the relevant patent authorities and copies of drafts of filings and correspondence that the Prosecuting Party proposes to submit to such patent authorities, each of which shall be provided at least [**] days prior to any filing or response deadlines, or within [**] Business Days of the Prosecuting Party’s receipt of any official correspondence if such correspondence only allows for [**] days or less to respond; provided that, if the foregoing time periods are not practicable under the circumstances, the Prosecuting Party shall provide such copies as far in advance as is practicable but with sufficient time for the non-Prosecuting party to provide meaningful input;

(B) consider in good faith and consult with the non-Prosecuting Party regarding its timely comments with respect to the same;

(C) with respect to Patent Rights in the non-Prosecuting Party’s portion of the Territory (i.e., the US Territory if the non-Prosecuting Party is Agios, and the ROW Territory if the non-Prosecuting Party is Celgene) Covering Split Compounds or Split Products, (1) if, after taking into account the non-Prosecuting Party’s commercial interests in its portion of the Territory, the Prosecuting Party does not intend to incorporate particular comments provided by the non-Prosecuting Party with respect such Patent Rights, notify the non-Prosecuting Party reasonably in advance to allow the Parties to discuss the Prosecuting Party’s rationale for not incorporating such comments; and (2) if after such discussion, the non-Prosecuting Party and Prosecuting Party do not agree on a course of action, the matter shall be referred to the JSC for resolution as set forth in Section 10.2(f)(iv);

(D) use Commercially Reasonable Efforts to Prosecute additional claims substantially similar to those suggested by the non-Prosecuting Party, if any, in such jurisdictions of the Territory reasonably requested by the non-Prosecuting Party; and

(E) consult with the non-Prosecuting Party before taking any action that would have a material adverse impact on the scope of claims within the Agios Patent Rights or Collaboration Patent Rights, as applicable.

(ii) To the extent Agios is the Prosecuting Party, the Parties shall determine by Mutual Consent the countries in which Agios shall Prosecute Agios Patent Rights and Agios Collaboration Patent Rights (including Joint Patents), with the understanding that the countries set forth on Schedule 10.2(f) shall generally form the basis for the overall Prosecution strategy for the Agios Patent Rights and Agios Collaboration Patent Rights (including Joint Patents) related to a Licensed Program (including Split Programs) or Celgene Reverted Program; provided that, if the Parties are unable to determine by Mutual Consent the countries in which such filings will be made, Celgene shall have the right to make the final determination of such matter and may exercise the step-in rights available to it under Section 10.2(a) if Agios declines to Prosecute in any such country. Further, Agios shall consult with Celgene well in advance of [**] and [**] deadlines as to additional countries (if any) in which Celgene desires that the Agios Patent Rights and Agios Collaboration Patent Rights be Prosecuted.

(iii) The Prosecuting Party agrees not to abandon the subject matter of a claim in an Agios Patent Right or Agios Collaboration Patent Right or narrow such claim except in response to an office action from the applicable patent office that, in the Prosecuting Party’s reasonable judgment after consultation with the non-Prosecuting Party, requires such abandonment or narrowing; provided that, prior to such abandonment or narrowing, if feasible, the Parties will co-operate to file divisional or continuation applications to separate such claim such that Celgene may Prosecute claims to the extent related to Licensed Compounds, Licensed Products, Celgene Reverted Compounds, and Celgene Reverted Products and Agios may Prosecute the remaining claims.

(iv) With respect to Agios Patent Rights and Agios Collaboration Patent Rights (including Joint Patents) related to Split Programs, [**] shall agree upon a strategy (which may be updated from time to time) for Prosecution of such Patent Rights, including [**] to be pursued within such Patent Rights and to [**]; provided that, if the Parties are unable to determine by Mutual Consent the countries in which the Patent Rights shall be Prosecuted, the provisions of Section 10.2(f)(ii) shall apply if Agios is the Prosecuting Party with respect to such Split Program, and Celgene shall have the right to make the final determination of the countries in which to file if Celgene is the Prosecuting Party; provided that, in either case, such Patent Rights shall be prosecuted in the US Territory unless Agios otherwise consents. Thereafter, the Prosecuting Party shall follow such strategy in connection with all Prosecution of Patent Rights related to Split Programs unless [**] approves of a divergence from such strategy. [**] (with escalation through the Executive Officers, as provided in Section 2.8) shall resolve [**] any disputes arising between the non-Prosecuting Party and Prosecuting Party under Section 10.2(f)(i)(C) with respect to Prosecution of Patent Rights in the non-Prosecuting Party’s portion of the Territory related to Split Compounds or Split Products, after taking into account the non-Prosecuting Party’s [**] in its portion of the Territory, by determining if the non-Prosecuting Party’s position should be implemented under the circumstances and instructing the Prosecuting Party to take appropriate action; provided that, if [**] has not yet decided the matter and the deadline for taking an action is within [**] Business Days, the Prosecuting Party shall have the right to take action(s) necessary to preserve the Patent Rights.

(g) Third Party Rights. Agios covenants and agrees that it shall not grant any Third Party any right to control the Prosecution of the Agios Patent Rights or Agios Collaboration Patent Rights or to approve or consult with respect to any Patent Rights licensed to Celgene hereunder, in any case, that is more favorable to the Third Party than the rights granted to Celgene hereunder or that otherwise conflicts with Celgene’s rights hereunder.

(h) Existing Third Party Agreements. Each Party acknowledges that, pursuant to the Existing Third Party Agreements, the applicable licensors thereunder Prosecute the Agios Patent Rights covered by such agreements; provided that Agios may have certain rights to assume Prosecution under such agreements and Agios has certain rights to Prosecute “Joint Patent Rights” under the [**] Agreement. Agios agrees to keep Celgene fully informed of these rights, as well as provide to Celgene all information and copies of documents received from the licensors under the Existing Third Party Agreements or their patent counsel relating to the Agios Patent Rights covered by such agreements. To the extent that Agios is permitted to proceed with Prosecution or provide comments or suggestions to patent documents under any Existing Third Party Agreement, then the Agios Patent Rights under such Existing Third Party Agreement shall be treated in the same manner as other Agios Patent Rights under this Section 10.2, and Agios shall exercise all such rights with respect to such Agios Patents Rights pursuant to the instructions of Celgene, if Celgene is given the right to act under this Section 10.2.

Section 10.3 Third Party Infringement. Subject to the terms and conditions of the Existing Third Party Agreements to the extent such agreement applies to the Agios Patent Rights or Agios Collaboration Patent Rights, the following provisions shall apply with respect to the Agios Patent Rights and Collaboration Patent Rights:

(a) Notice. Each Party shall immediately provide the other Party with written notice reasonably detailing any (i) known or alleged infringement of any Agios Patent Rights or Collaboration Patent Rights, or known or alleged misappropriation of any Agios Know-How or

Collaboration Know-How, by a Third Party, (ii) “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions, and (iii) any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any such intellectual property rights (collectively “Third-Party Infringement”).

(b) Infringement Actions.

(i) As between the Parties, except as provided in Section 10.3(b)(iv), Agios shall have the initial right, but not the obligation, to initiate a suit or take other appropriate action that it believes is reasonably required to protect the Agios Intellectual Property or Agios Collaboration Intellectual Property (excluding Joint Inventions). To the extent that any such suit or action pertains to the infringement, unauthorized use or misappropriation by a Third Party of Agios Intellectual Property or Agios Collaboration Intellectual Property that relates to a Program for which Celgene has a Celgene Program Option that has been exercised or that remains in effect and has not been waived or rejected (or a Program or Celgene Reverted Program with respect to which Celgene has taken an exclusive license under Section 8.2) (“Competitive Infringement”), Agios shall give Celgene advance notice of its intent to file any such suit or take any such action and the reasons therefor, and shall provide Celgene with an opportunity to make suggestions and comments regarding such suit or action. Thereafter, Agios shall keep Celgene promptly informed, and shall from time to time consult with Celgene regarding the status of any such suit or action and shall provide Celgene with copies of all material documents (e.g., complaints, answers, counterclaims, material motions, orders of the court, memoranda of law and legal briefs, interrogatory responses, depositions, material pre-trial filings, expert reports, affidavits filed in court, transcripts of hearings and trial testimony, trial exhibits and notices of appeal) filed in, or otherwise relating to, such suit or action.

(ii) Except as provided in Section 10.3(b)(iv), Celgene shall have the sole right, but not the obligation, to initiate a suit or take other appropriate action that it believes is reasonably required to protect the Celgene Intellectual Property and Celgene Collaboration Intellectual Property (excluding Joint Inventions), without any obligation to consult with Agios. Notwithstanding Section 10.3(e), except with respect to a suit or action described in Section 10.3(b)(iv), all recoveries with respect to any such action, by settlement or otherwise, shall be retained [**] percent ([**]%) by Celgene.

(iii) Except as provided in Section 10.3(b)(iv), the Parties, acting by Mutual Consent, shall determine which Party shall have the initial right, but not the obligation, to initiate a suit or take other appropriate action that the Parties believe is reasonably required to protect the Joint Inventions. Thereafter, the Party authorized to initiate a suit or take other appropriate action shall keep the other Party promptly informed, and shall from time to time consult with the other Party regarding the status of any such suit or action and shall provide the other Party with copies of all material documents (e.g., complaints, answers, counterclaims, material motions, orders of the court, memoranda of law and legal briefs, interrogatory responses, depositions, material pre-trial filings, expert reports, affidavits filed in court, transcripts of hearings and trial testimony, trial exhibits and notices of appeal) filed in, or otherwise relating to, such suit or action.

(iv) On a Program-by-Program, Celgene Reverted Program-by-Celgene Reverted Program, or Agios Reverted Program-by-Agios Reverted Program basis, as applicable, the Lead Party shall have the initial right, but not the obligation, to initiate a suit or take other appropriate action that it believes is reasonably required to protect the Agios Intellectual Property, Agios Collaboration Intellectual Property and Joint Inventions relating to such Program, Celgene Reverted Program, or Agios Reverted Program, as applicable, against Competitive Infringement or to protect the Celgene Collaboration Patent Rights exclusively licensed to Agios under Section 8.2 to the extent related to a Split Program, a Buy-In Program for which Agios is the Commercializing Party, or an Agios Reverted Program against Competitive Infringement. The Lead Party shall give the other Party advance notice of its intent to file any such suit or take any such action and the reasons therefor, and shall provide the other Party with an opportunity to make suggestions and comments regarding such suit or action. Thereafter, the Lead Party shall keep the other Party promptly informed, and shall from time to time consult with the other Party regarding the status of any such suit or action and shall provide the other Party with copies of all material documents (e.g., complaints, answers, counterclaims, material motions, orders of the court, memoranda of law and legal briefs, interrogatory responses, depositions, material pre-trial filings, expert reports, affidavits filed in court, transcripts of hearings and trial testimony, trial exhibits and notices of appeal) filed in, or otherwise relating to, such suit or action. Without limiting the generality of the foregoing, in the case of a Split Program, Agios (as Lead Party in the US Territory) and Celgene (as Lead Party in the ROW Territory) shall discuss in good faith each Party’s intended response to a Competitive Infringement.

(c) Step-in Rights. If Agios fails to initiate a suit or take such other appropriate action under Section 10.3(b)(i), the Party authorized to initiate a suit or take such other appropriate action under Section 10.3(b)(iii) or the Lead Party fails to initiate a suit or take such other appropriate action under Section 10.3(b)(iv) above (such Party, the “Responsible Party”) within [**] days after becoming aware of the Competitive Infringement, then the other Party may, in its discretion, provide the Responsible Party with written notice of the other Party’s intent to initiate a suit or take other appropriate action. If the other Party provides such notice and the Responsible Party fails to initiate a suit or take such other appropriate action within [**] days after receipt of such notice from the other Party, then the Party that is not the Responsible Party shall have the right to initiate a suit or take other appropriate action that it believes is reasonably required to protect the applicable Agios Intellectual Property, Agios Collaboration Intellectual Property, Celgene Collaboration Patent Rights (but only to the extent provided in Section 10.3(b)(iv)) and Joint Inventions related to the applicable Program, Celgene Reverted Program, or Agios Reverted Program, as applicable. The Party that is not the Responsible Party shall give the Responsible Party advance notice of its intent to file any such suit or take any such action and the reasons therefor and shall provide the Responsible Party with an opportunity to make suggestions and comments regarding such suit or action. Thereafter, the Party that is not the Responsible Party shall keep the Responsible Party promptly informed and shall from time to time consult with the Responsible Party regarding the status of any such suit or action and shall provide the Responsible Party with copies of all material documents (e.g., complaints, answers, counterclaims, material motions, orders of the court, memoranda of law and legal briefs, interrogatory responses, depositions, material pre-trial filings, expert reports, affidavits filed in court, transcripts of hearings and trial testimony, trial exhibits and notices of appeal) filed in, or otherwise relating to, such suit or action.

(d) Conduct of Action; Costs. The Party initiating suit shall have the sole and exclusive right to select counsel for any suit initiated by it under this Section 10.3, which counsel must be reasonably acceptable to the other Party. If required under applicable Law in order for such Party to initiate and/or maintain such suit, the other Party shall join as a party to the suit. If requested by the Party initiating suit, the other Party shall provide reasonable assistance to the Party initiating suit in connection therewith at no charge to such Party except that the initiating Party shall reimburse the other Party for Out-of-Pocket Costs incurred in rendering such assistance. The Party initiating suit shall assume and pay all of its own Out-of-Pocket Costs incurred in connection with any litigation or proceedings described in this Section 10.3, including the fees and expenses of the counsel selected by it. The other Party shall have the right to participate and be represented in any such suit by its own counsel at its own expense.

(e) Recoveries. To the extent that any such suit or action pertains to Licensed Compounds or Licensed Products, Celgene Reverted Compounds or Celgene Reverted Products, or Agios Reverted Compounds or Agios Reverted Products (but only, with respect to Agios Reverted Compounds or Agios Reverted Products, to the extent such suit or action pertains to Celgene Collaboration Patent Rights exclusively licensed to Agios as described in Section 10.3(b)(iv)), any recovery obtained as a result of any proceeding described in this Section 10.3 or from any counterclaim or similar claim asserted in a proceeding described in Section 10.4, by settlement or otherwise, shall be applied in the following order of priority:

(i) first, the Party initiating the suit or action shall be reimbursed for all Out-of-Pocket Costs in connection with such proceeding; and

(ii) second, any remainder shall be paid [**] percent ([**]%) to the Party initiating the suit or action, and [**] percent ([**]%) to the other Party.

(f) Existing Third Party Agreements. In the event that (i) a Patent Right covered by one of the Existing Third Party Agreements is at issue in an action under this Section 10.3 or Section 10.4, (ii) Agios has a right to enforce the Agios Patent Rights under such Existing Third Party Agreement, and (iii) Celgene desires to enforce such Patent in accordance with the procedures under this Section 10.3 or Section 10.4, as applicable, then Agios shall either obtain the licensor’s consent under the Existing Third Party Agreement so that Celgene may file such an action in its own name or shall undertake such an action on Celgene’s behalf.

Section 10.4 Claimed Infringement; Claimed Invalidity.

(a) Infringement of Third Party Rights. Each Party shall promptly notify the other Party in writing of any allegation by a Third Party that the activity of either Party or their Affiliates or Licensee Partners under this Agreement infringes or may infringe the intellectual property rights of such Third Party. Unless otherwise agreed by the Parties, the Lead Party shall have the first right, at its expense, to control the defense of any claim alleging that the Development, Manufacture or Commercialization of any Licensed Product or Licensed Compound in the Territory infringes any such Third Party rights. If the Lead Party fails to proceed in a timely manner with respect to such defense, the other Party shall have the right to control the defense of any such claim. Irrespective of which Party defends the claim, the Parties shall mutually agree on the choice of counsel and shall collaborate on strategic decisions and their implementation with respect to such activities. Each Party shall have the right to participate in the defense of any such claim with counsel of its own choice at its own expense. Neither Party shall have the right to settle any claim or litigation described in this Section 10.4 without the other Party’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(b) Patent Invalidity Claim. If a Third Party at any time asserts a claim that any Agios Patent Right or Agios Collaboration Patent Right (including Joint Patents) is invalid or otherwise unenforceable (an “Invalidity Claim”), whether as a defense in an infringement action brought by Agios or Celgene pursuant to Section 10.3, in a declaratory judgment action or in a Third-Party Infringement claim brought against Agios or Celgene, the Parties shall cooperate with each other in preparing and formulating a response to such Invalidity Claim; provided that, subject to the terms and conditions of the Existing Third Party Agreements to the extent any such agreement applies to such Agios Patent Right or Agios Collaboration Patent Right, the Lead Party shall have the sole right to control the defense and settlement of any such Invalidity Claim primarily involving any Agios Patent Right or Agios Collaboration Patent Right (including Joint Patents), in either case, relating to the Program for which such Party is the Lead Party, and Agios shall have the sole right to control the defense and settlement of any such Invalidity Claim primarily involving any other Agios Patent Right or Agios Collaboration Patent Rights; provided further that the Lead Party shall not settle or compromise any Invalidity Claim without the consent of the other Party.

Section 10.5 Patent Term Extensions. The Parties shall, as necessary and appropriate, use reasonable efforts to agree upon a joint strategy for obtaining, and cooperate with each other in obtaining, patent term extensions for Agios Patent Rights and Agios Collaboration Patent Rights, or at Celgene’s election Celgene Patent Rights and Celgene Collaboration Patent Rights, that Cover Licensed Products; provided that, if elections with respect to obtaining such patent term extensions are to be made, Celgene shall have the right to make the election to seek patent term extension, subject to the terms and conditions of the Existing Third Party Agreements to the extent any such agreement applies to such Agios Patent Right or Agios Collaboration Patent Right (except that with respect to a Split Program, Agios shall have the right to make such election in the US Territory). The Parties shall also, as necessary and appropriate, use reasonable efforts to agree upon a joint strategy for obtaining, and cooperate with each other in obtaining, Regulatory Exclusivity regarding any product that the Parties propose to Commercialize as part of the Collaboration under this Agreement.

Section 10.6 Patent Marking. Each Party shall comply with the patent marking statutes in each country in which the Licensed Product is Manufactured or Commercialized by or on behalf of a Party or their respective Affiliates or sublicensees, as applicable, hereunder.

Section 10.7 CREATE Act Application. It is agreed and acknowledged that this Agreement establishes a qualifying collaboration within the scope of the U.S. CREATE Act and, accordingly, shall be deemed to constitute a “Joint Research Agreement” for all purposes under the CREATE Act. Neither Party shall invoke the provisions of the CREATE Act, or file this Agreement, in connection with the prosecution of any patent application claiming, in whole or in part, any CREATE Act invention without the prior written consent of the other Party. In the event that a Party, during the course of prosecuting a patent application claiming a CREATE Act invention (a “CREATE Act Patent”), deems it necessary to file a terminal disclaimer to overcome an obviousness type double patenting rejection in view of an earlier filed patent held by the other Party (the “Earlier Patent”), then, if the Parties agree, the Parties shall coordinate the filing of such terminal disclaimer in good faith, and, to the extent required under the CREATE Act, both Parties shall agree, in such terminal disclaimer, that they shall not separately enforce the CREATE Act Patent independently from the Earlier Patent. To this end, to the extent required under the CREATE Act, following the filing of such terminal disclaimer, the Parties shall, in good faith, coordinate all enforcement actions with respect to the CREATE Act Patent.

Section 10.8 Challenges to Patent Rights.

(a) Without limiting Celgene’s obligations pursuant to Section 8.7(b), if Celgene or any of its Affiliates or any of its sublicensees under the licenses granted to Celgene in this Agreement (i) initiates or requests an interference or opposition proceeding with respect to any Agios Patent Right or Agios Collaboration Patent Right that is directed to a Collaboration Target, Licensed Compound or Licensed Product, (ii) makes, files or maintains any claim, demand, lawsuit, or cause of action to challenge the validity or enforceability of any Agios Patent Right or Agios Collaboration Patent Right that is directed to a Collaboration Target, Licensed Compound or Licensed Product, or (iii) funds or otherwise provides material assistance to any other Person with respect to any of the foregoing (any of the actions described in the foregoing clauses (i), (ii) and (iii), a “Challenge”), and if the outcome of such Challenge is that any claim of an Agios Patent Right or Agios Collaboration Patent Right that Covers a Collaboration Target, Licensed Compound or Licensed Products and that is subject to such Challenge remains valid and enforceable, then (A) Celgene shall [**] Agios in connection with such Challenge, and (B) all royalty amounts payable by Celgene to Agios hereunder with respect to any Licensed Product Covered by any such remaining valid and enforceable claim of a Challenged Agios Patent Right or Agios Collaboration Patent Rights shall [**] of the otherwise applicable royalty amounts payable hereunder.

(b) Without limiting Celgene’s obligations pursuant to Section 10.8(a), Celgene shall not, and shall ensure that its Affiliates and its sublicensees under the licenses granted to Celgene in this Agreement do not, use or disclose any Confidential Information of Agios or any nonpublic information regarding the filing, prosecution, maintenance or enforcement of any Agios Patent Rights or Agios Collaboration Patent Rights to which Celgene or any of its Affiliates or sublicensees are or become privy as a consequence of the rights granted to Celgene pursuant to this Article X, in initiating, requesting, making, filing or maintaining, or in funding or otherwise assisting any other Person with respect to, any Challenge.

(c) The provisions of Sections 10.8(a) and 10.8(b) shall apply with respect to Celgene Collaboration Patent Rights exclusively licensed to Agios pursuant to Section 8.2, in each case, substituting “Celgene” for “Agios” and vice versa with respect to all obligations and definitions, and otherwise mutatis mutandis.

Article XI

Confidentiality

Section 11.1 Confidential Information. All Confidential Information of a Party (“Disclosing Party”) shall not be used by the other Party (the “Receiving Party”) except in performing its obligations or exercising rights explicitly granted under this Agreement and shall be maintained in confidence by the Receiving Party and shall not otherwise be disclosed by the Receiving Party to any Third Party, without the prior written consent of the Disclosing Party with respect to such Confidential Information, except to the extent that the Confidential Information:

(a) was known by the Receiving Party or its Affiliates prior to its date of disclosure to the Receiving Party; or

(b) is lawfully disclosed to the Receiving Party or its Affiliates by sources other than the Disclosing Party rightfully in possession of the Confidential Information; or

(c) becomes published or generally known to the public through no fault or omission on the part of the Receiving Party, its Affiliates or its sublicensees; or

(d) is independently developed by or for the Receiving Party or its Affiliates without reference to or reliance upon such Confidential Information, as established by written records.

Section 11.2 Permitted Disclosure. The Receiving Party may provide the Disclosing Party’s Confidential Information:

(a) to the Receiving Party’s respective employees, consultants and advisors, and to the employees, consultants and advisors of such Party’s Affiliates, who have a need to know such information and materials for performing obligations or exercising rights expressly granted under this Agreement and have an obligation to treat such information and materials as confidential;

(b) to patent offices in order to seek or obtain Patent Rights or to Regulatory Authorities in order to seek or obtain approval to conduct Clinical Trials or to gain Regulatory Approval with respect to Agreement Compounds as contemplated by this Agreement; provided that such disclosure may be made only following reasonable notice to the Disclosing Party and to the extent reasonably necessary to seek or obtain such Patent Rights or approvals; or

(c) if such disclosure is required by judicial order or applicable Law or to defend or prosecute litigation or arbitration; provided that, prior to such disclosure, to the extent permitted by Law, the Receiving Party promptly notifies the Disclosing Party of such requirement, cooperates with the Disclosing Party to take whatever action it may deem appropriate to protect the confidentiality of the information and furnishes only that portion of the Disclosing Party’s Confidential Information that the Receiving Party is legally required to furnish.

Section 11.3 Publicity; Terms of this Agreement; Non-Use of Names.

(a) Except as required by judicial order or applicable Law (in which case, Section 11.3(b) must be complied with) or as explicitly permitted by this Article XI, neither Party shall make any public announcement concerning this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. The Party preparing any such public announcement shall provide the other Party with a draft thereof at least [**] Business Days prior to the date on which such Party would like to make the public announcement (or, in extraordinary circumstances, such shorter period as required to comply with applicable Law). Notwithstanding the foregoing, the Parties shall issue a press release, in the form attached as Schedule 11.3, within [**] after the Effective Date. Neither Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity or news release relating to this Agreement or its subject matter, without the prior express written permission of the other Party. For purposes of clarity, either Party may issue a press release or public announcement or make such other disclosure relating to this Agreement if the contents of such press release, public announcement or disclosure (x) (i) does not consist of financial information and has previously been made public other than through a breach of this Agreement by the issuing Party or its Affiliates, (ii) is contained in such Party’s financial statements prepared in accordance with Accounting Standards, or (iii) is contained in the Redacted Version of this Agreement, and (y) is material to the event or purpose for which the new press release or public announcement is made.

(b) Notwithstanding the terms of this Article XI:

(i) Either Party shall be permitted to disclose the existence and terms of this Agreement to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with applicable Laws, including the rules and regulations promulgated by the Securities and Exchange Commission or any other governmental authority. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 11.3(b), the Parties will coordinate in advance with each other in connection with the redaction of certain provisions of this Agreement with respect to any filings with the Securities and Exchange Commission, London Stock Exchange, the UK Listing Authority, NYSE, the NASDAQ Stock Market or any other stock exchange on which securities issued by a Party or a Party’s Affiliate are traded (the “Redacted Version”), and each Party will use commercially reasonable efforts to seek confidential treatment for such terms as may be reasonably requested by the other Party; provided that the Parties will use commercially reasonable efforts to file redacted versions with any governing bodies which are consistent with the Redacted Version.

(ii) Either Party may disclose the existence and terms of this Agreement in confidence:

(A) to (1) its attorneys, professional accountants, and auditors, and (2) bankers or other financial advisors in connection with an initial public offering, other strategic transaction, or corporate valuation for internal purposes; provided that any such disclosure to such professional accountants, auditors, bankers or other financial advisors is under an agreement to keep the terms of confidentiality and non-use no less rigorous than the terms contained in this Agreement and to use such information solely for the applicable purpose permitted pursuant to this Section 11.3(b)(ii)(A);

(B) to each licensor under an Existing Third Party Agreement; provided that such disclosure is under the confidentiality and non-use provisions of such agreement;

(C) to potential acquirers (and their respective attorneys and professional advisors), in connection with a potential merger, acquisition or reorganization; provided that (1) the Party making the disclosure has a bona fide offer from such Third Party for such a transaction, and (2) such disclosure is under an agreement to keep the terms of confidentiality and non-use no less rigorous than the terms contained in this Agreement and to use such information solely for the purpose permitted pursuant to this Section 11.3(b)(ii)(C);

(D) to existing investors, lenders or permitted assignees of such Party (and their respective attorneys and professional advisors); provided that such disclosure is under an agreement to keep the terms of confidentiality and non-use no less rigorous than the terms contained in this Agreement; and

(E) to potential investors, lenders or permitted assignees of such Party, or to potential licensees or sublicensees of such Party (and their respective attorneys and professional advisors); provided that (1) such disclosure shall not be made prior to [**] Business Days prior to the good faith anticipated closing date for the investment, loan, assignment or license, as applicable, and shall be made only if such Party reasonably concludes that such transaction with such disclosee is likely to be consummated; (2) if the disclosee is a Major Pharmaceutical Company or any of its Affiliates, the disclosure shall be limited to the Redacted Version plus such additional terms and conditions reasonably requested by the disclosing Party and consented to by the other Party (for purposes of clarity, the disclosing Party shall not be obligated to disclose the identity of the disclosee in order to request such consent); and (3) such disclosure is under an agreement to keep the terms of confidentiality and non-use no less rigorous than the terms contained in this Agreement. For purposes of this subsection, the term “Major Pharmaceutical Company” means, at a given time, one of the top [**] pharmaceutical companies based on sales of ethical pharmaceuticals for the prior fiscal year as published by Pharmaceutical Executive at the following URL or any subsequent URL: http://pharmexec.findpharma.com/pharmexec/data/articlestandard//pharmexec/352009/621548/article.pdf or, in the event that Pharmaceutical Executive no longer publishes such a list, by a comparable publisher.

(iii) Either Party may issue a press release or make a public disclosure to the extent that such press release or disclosure describes:

(A) clinical or regulatory achievements relating to, in the case of press releases or disclosures by Agios, Agios Reverted Products, Split Products (to the extent relating to the US Territory) and Buy-In Products for which Agios is the Commercializing Party, and, in the case of press releases or disclosures by Celgene, Celgene Reverted Products, Split Products (to the extent relating to the ROW Territory) and any other Licensed Products for which Celgene is the Commercializing Party;

(B) the exercise by Celgene of the Celgene Program Option for any Program, without the disclosure of any financial information without the other Party’s prior written consent;

(C) Publications approved in accordance with the provisions of Section 11.4; and

(D) receipt of milestone payments (but not the amount of such payments, except any amount associated with the achievement of any milestone related to a Phase III Study or Regulatory Approval) under Section 9.6, including a brief description of the Development milestone giving rise to such payments;

provided that the Party issuing such a press release or making such a public disclosure shall not refer to the other Party without the other Party’s prior written consent; provided further that the Party issuing such a press release or making such a public disclosure shall provide the other Party with a draft thereof at least [**] Business Days prior to the date on which such issuing Party would like to issue such press release or make the public announcement, and such issuing Party shall consider in good faith any comments or concerns of the other Party with respect to such press release or public disclosure. In addition to the foregoing, the Parties shall discuss in good faith the public disclosure of the commencement or “top line” results of Clinical Trials of Licensed Products.

Section 11.4 Publications. The Parties agree that decisions regarding the timing and content of Publications shall be subject to the oversight and approval by Mutual Consent of the JSC and neither Party nor its Affiliates shall have the right to make Publications pertaining to Agreement Compounds (other than Agios Reverted Compounds) or Targets except as provided herein. If a Party or its Affiliates desire to make a Publication, such Party must comply with the following procedure:

(a) The publishing Party shall provide the JSC and the non-publishing Party with an advance copy of the proposed Publication, and the JSC, by Mutual Consent, shall then have [**] days prior to submission for any Publication ([**] days in the case of an abstract or oral presentation) in which to determine whether the Publication meets the Publication Guidelines and may be published and under what conditions, including (i) delaying sufficiently long to permit the timely preparation and filing of a patent application or (ii) specifying changes the JSC reasonably believes are necessary to preserve any Patent Rights or Know-How belonging (whether through ownership or license, including under this Agreement) in whole or in part to the non-publishing Party.

(b) In addition, if the non-publishing Party informs the publishing Party that such Publication, in the non-publishing Party’s reasonable judgment, discloses any Confidential Information of the non-publishing Party or could be expected to have a material adverse effect on any Know-How which is Confidential Information of the non-publishing Party, such Confidential Information or Know-How shall be deleted from the Publication.

(c) Each Party shall have the right to present its Publications approved pursuant to this Section 11.4 at scientific conferences, including at any conferences in any country in the world, subject to any conditions imposed by the JSC in its approval.

(d) Notwithstanding the foregoing, the Parties acknowledge that, to the extent that any Publication relates to Agios Intellectual Property that is subject to the Existing Third Party Agreements, the parties to such Existing Third Party Agreements may have retained the right to publish certain information, and nothing in this Section 11.4 is intended to restrict the exercise of such rights; provided that, to the extent that Agios has the right to review and comment on any such publications, Agios shall, to the extent permissible under such Existing Third Party Agreements, exercise such rights after consultation with Celgene.

(e) For purposes of convenience, the JSC may by Mutual Consent delegate its responsibilities under this Section 11.4 to one or more representatives of Agios and Celgene.

Section 11.5 Term. All obligations under this Article XI shall expire [**] years following termination or expiration of this Agreement.

Section 11.6 Return of Confidential Information.

(a) Upon the expiration or termination of this Agreement, the Receiving Party shall return to the Disclosing Party all Confidential Information received by the Receiving Party from the Disclosing Party (and all copies and reproductions thereof). In addition, the Receiving Party shall destroy:

(i) any notes, reports or other documents prepared by the Receiving Party which contain Confidential Information of the Disclosing Party; and

(ii) any Confidential Information of the Disclosing Party (and all copies and reproductions thereof) which is in electronic form or cannot otherwise be returned to the Disclosing Party.

(b) Alternatively, upon written request of the Disclosing Party, the Receiving Party shall destroy all Confidential Information received by the Receiving Party from the Disclosing Party (and all copies and reproductions thereof) and any notes, reports or other documents prepared by the Receiving Party which contain Confidential Information of the Disclosing Party. Any requested destruction of Confidential Information shall be certified in writing to the Disclosing Party by an authorized officer of the Receiving Party supervising such destruction.

(c) Nothing in this Section 11.6 shall require the alteration, modification, deletion or destruction of archival tapes or other electronic back-up media made in the ordinary course of business; provided that the Receiving Party shall continue to be bound by its obligations of confidentiality and other obligations under this Article XI with respect to any Confidential Information contained in such archival tapes or other electronic back-up media.

(d) Notwithstanding the foregoing,

(i) the Receiving Party’s legal counsel may retain one copy of the Disclosing Party’s Confidential Information solely for the purpose of determining the Receiving Party’s continuing obligations under this Article XI; and

(ii) the Receiving Party may retain the Disclosing Party’s Confidential Information and its own notes, reports and other documents;

(A) to the extent reasonably required (1) to exercise the rights and licenses of the Receiving Party expressly surviving expiration or termination of this Agreement; or (2) to perform the obligations of the Receiving Party expressly surviving expiration or termination of this Agreement; or

(B) to the extent it is impracticable to do so without incurring disproportionate cost.

Notwithstanding the return or destruction of the Disclosing Party’s Confidential Information, the Receiving Party shall continue to be bound by its obligations of confidentiality and other obligations under this Article XI.

Article XII

Representations and Warranties

Section 12.1 Mutual Representations. Agios and Celgene each represents, warrants and covenants to the other Party, as of the Effective Date, that:

(a) Authority. It has full corporate right, power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(b) Consents. All necessary consents, approvals and authorizations of all government authorities and other Persons required to be obtained by it as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been or shall be obtained by the Effective Date.

(c) No Conflict. Notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement, the performance of such Party’s obligations in the conduct of the Collaboration and the licenses and sublicenses to be granted pursuant to this Agreement (i) do not and will not conflict with or violate any requirement of applicable Laws existing as of the Effective Date and (ii) do not and will not conflict with, violate, breach or constitute a default under any contractual obligations of such Party or any of its Affiliates existing as of the Effective Date.

(d) Enforceability. This Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms.

(e) Employee Obligations. To its knowledge, none of its or its Affiliates’ employees who have been, are or will be involved in the Collaboration are, as a result of the nature of such Collaboration to be conducted by the Parties, in violation of any covenant in any contract with a Third Party relating to non-disclosure of proprietary information, non-competition or non-solicitation.

Section 12.2 Additional Agios Representations. Agios represents, warrants and covenants to Celgene, as of the Effective Date, as follows:

(a) Agios possesses sufficient rights to enable Agios to grant all rights and licenses it purports to grant to Celgene with respect to the Agios Intellectual Property under this Agreement.

(b) Agios has not used, and during the Term will not knowingly use, any Know-How in a Discovery Program or Independent Program conducted by Agios that is encumbered by any contractual right of or obligation to a Third Party that conflicts or interferes with any of the rights or licenses granted or to be granted to Celgene hereunder.

(c) The Agios Patent Rights existing as of the Effective Date constitute all of the Patent Rights Controlled by Agios as of such date that are necessary or useful for the Development, Manufacture or Commercialization of Collaboration Compounds, Licensed Compounds and Licensed Product.

(d) Agios has not granted, and during the Term Agios will not grant, any right or license, to any Third Party relating to any of the intellectual property rights it Controls, that conflicts with the rights or licenses granted or to be granted to Celgene hereunder.

(e) There is no pending litigation, and Agios has not received any written notice of any claims or litigation, seeking to invalidate or otherwise challenge the Agios Patent Rights or Agios’ rights therein.

(f) There is no pending litigation, and Agios has not received any written notice of any claims or litigation, that alleges that Agios’ activities with respect to Collaboration Targets have infringed or misappropriated any intellectual property rights of any Third Party.

(g) [**] practice of the Agios Intellectual Property as contemplated under this Agreement does not (i) infringe any claims of any Patent Rights of any Third Party, or (ii) misappropriate any Know-How of any Third Party.

(h) None of (i) the Agios Patent Rights owned by Agios or both Controlled by and Prosecuted by Agios and (ii) [**], the Agios Patent Rights Controlled but not Prosecuted by Agios are subject to any pending re-examination, opposition, interference or litigation proceedings.

(i) All of (i) the Agios Patent Rights owned by Agios or both Controlled by and Prosecuted by Agios and (ii) [**], the Agios Patent Rights Controlled but not Prosecuted by Agios have been filed and diligently Prosecuted in accordance with all applicable Laws in the Territory and have been maintained, with all applicable fees with respect thereto having been paid.

(j) True and correct copies of the Existing Third Party Agreements have been provided to Celgene, and such agreements are in full force and effect and have not been modified or amended. Neither Agios nor, [**], any licensor under the Existing Third Party Agreements is in default with respect to a material obligation under, and none of such parties has claimed or has grounds upon which to claim that the other party is in default with respect to a material obligation under, the Existing Third Party Agreements.

(k) [**] Agios Patent Rights Controlled by Agios pursuant to the Existing Third Party Agreements were not and are not subject to any restrictions or limitations except as set forth in the Existing Third Party Agreements.

(l) Agios has not waived or allowed to lapse any of its rights under any Existing Third Party Agreement with respect to Collaboration Targets, Collaboration Compounds or Licensed Products, and no such rights have lapsed or otherwise expired or been terminated.

(m) Agios has and, [**] the applicable licensor under each Existing Third Party Agreement has complied with any and all obligations under [**] to perfect rights to the applicable Patent Rights or Know-How licensed thereunder.

(n) Agios has not employed and, to its knowledge, has not used a contractor or consultant that has employed, any individual or entity (i) debarred by the FDA (or subject to a similar sanction of another applicable Regulatory Authority), (ii) who is the subject of an FDA debarment investigation or proceeding (or similar proceeding of another applicable Regulatory Authority), or (iii) has been charged with or convicted under United States Law for conduct relating to the development or approval, or otherwise relating to the regulation of any Licensed Product under the Generic Drug Enforcement Act of 1992, in each case, in the conduct of its activities prior to the Effective Date.

Section 12.3 Additional Celgene Representations. Celgene represents, warrants and covenants to Agios, as of the Effective Date, that, [**] based on Celgene’s understanding of the mechanism of action of any therapeutic modality (including any small molecule or biologic) in Celgene’s current programs, Celgene has [**] directed to the Development, Manufacture or Commercialization of [**] to a Collaboration Target on the Target List as of the Effective Date, which program is Celgene’s program directed to [**].

Section 12.4 Employee Obligations. Agios and Celgene each covenants to the other Party that all of its and its Affiliates’ employees, officers, consultants and advisors who have been, are or will be involved in the Collaboration have executed (or, prior to becoming involved in the Collaboration, will have executed agreements) or have existing obligations under Law requiring assignment to such Party of all intellectual property made during the course of and as the result of their association with such Party, and obligating the individual to maintain as confidential such Party’s Confidential Information, to the extent required to support such Party’s obligations under this Agreement.

Section 12.5 No Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THE PARTIES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATIONS OR WARRANTIES AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

Article XIII

Indemnification

Section 13.1 By Celgene.

(a) Celgene agrees, at Celgene’s cost and expense, to defend, indemnify and hold harmless Agios and its Affiliates and their respective directors, officers, employees and agents (the “Agios Indemnified Parties”) from and against any losses, costs, damages, fees or expenses arising out of any Third Party claim relating to:

(i) any breach by Celgene of any of its representations, warranties or obligations pursuant to this Agreement;

(ii) the gross negligence or willful misconduct of Celgene;

(iii) the Development, Manufacture, Commercialization, use, sale or other disposition by Celgene, its Affiliates, licensees or sublicensees of any Collaboration Compound, Licensed Compound, Licensed Product, Celgene Reverted Compound or Celgene Reverted Product; and

(iv) the conduct by Celgene, its Affiliates or sublicensees of any Independent Program.

(b) In the event of any such claim against the Agios Indemnified Parties by any Third Party, Agios shall promptly, and in any event within [**] Business Days, notify Celgene in writing of the claim. Celgene shall have the right, exercisable by notice to Agios within [**] Business Days after receipt of notice from Agios of the claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the claim (including the right to settle the claim solely for monetary consideration) with counsel selected by Celgene and reasonably acceptable to Agios; provided that the failure to provide timely notice of a claim by a Third Party shall not limit an Agios Indemnified Party’s right for indemnification hereunder except to the extent such failure results in actual prejudice to Celgene. The Agios Indemnified Parties shall cooperate with Celgene and may, at their option and expense, be separately represented in any such action or proceeding. Celgene shall not be liable for any litigation costs or expenses incurred by the Agios Indemnified Parties without Celgene’s prior written authorization. In addition, Celgene shall not be responsible for the indemnification or defense of any Agios Indemnified Party to the extent arising from any negligent or intentional acts by any Agios Indemnified Party or the breach by Agios of any representation, obligation or warranty under this Agreement, or any claims compromised or settled without its prior written consent.

Section 13.2 By Agios.

(a) Agios agrees, at Agios’ cost and expense, to defend, indemnify and hold harmless Celgene and its Affiliates and their respective directors, officers, employees and agents (the “Celgene Indemnified Parties”) from and against any losses, costs, damages, fees or expenses arising out of any Third Party claim relating to:

(i) any breach by Agios of any of its representations, warranties or obligations pursuant to this Agreement;

(ii) the gross negligence or willful misconduct of Agios;

(iii) the Development, Manufacture, Commercialization, use, sale or other disposition by Agios, its Affiliates, licensees (other than Celgene) or sublicensees of any Collaboration Compound, Licensed Compound, Licensed Product, Agios Reverted Compound or Agios Reverted Product; and

(iv) the conduct by Agios, its Affiliates or sublicensees of any Independent Program.

(b) In the event of any such claim against the Celgene Indemnified Parties by any Third Party, Celgene shall promptly, and in any event within [**] Business Days, notify Agios in writing of the claim. Agios shall have the right, exercisable by notice to Celgene within [**] Business Days after receipt of notice from Celgene of the claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the claim (including the right to settle the claim solely for monetary consideration) with counsel selected by Agios and reasonably acceptable to Celgene; provided that the failure to provide timely notice of a claim by a Third Party shall not limit a Celgene Indemnified Party’s right for indemnification hereunder except to the extent such failure results in actual prejudice to Agios. The Celgene Indemnified Parties shall cooperate with Agios and may, at their option and expense, be separately represented in any such action or proceeding. Agios shall not be liable for any litigation costs or expenses incurred by the Celgene Indemnified Parties without Agios’ prior written authorization. In addition, Agios shall not be responsible for the indemnification or defense of any Celgene Indemnified Party to the extent arising from any negligent or intentional acts by any Celgene Indemnified Party or the breach by Celgene of any representation, obligation or warranty under this Agreement, or any claims compromised or settled without its prior written consent.

Section 13.3 Of [**].

(a) Celgene shall indemnify, defend and hold harmless [**] and its Affiliates and their respective trustees, directors, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the “[**] Indemnitees”), against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon the [**] Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability, including any theory of product liability (including actions in the form of contract, tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license to the extent sublicensed to Celgene under the [**] Agreement.

(b) Celgene agrees, at its own expense, to provide attorneys reasonably acceptable to [**] to defend against any actions brought or filed against any [**] Indemnitees with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought; provided, however, that any [**] Indemnitee shall have the right to retain its own counsel, at the expense of Celgene, if representation of such [**] Indemnitee by counsel retained by Celgene would be inappropriate because of actual or potential conflicts of interest of such [**] Indemnitees and any other party represented by such counsel. Celgene agrees to keep [**] informed of the progress in the defense and disposition of such claim and to consult [**] prior to any proposed settlement.

(c) Notwithstanding Celgene’s indemnification obligations for the [**] Indemnitees pursuant to Sections 13.3(a) and 13.3(b) above, which indemnification the Parties acknowledge is required pursuant to Section 8.1 of the [**] Agreement, as between Agios and Celgene, the obligation to indemnify the [**] Indemnitees will be allocated between Agios and Celgene in accordance with Sections 13.1 and 13.2.

Section 13.4 Joint Defendants. If a product liability suit is brought against either Party relating in any way to a Collaboration Compound, Licensed Product or Licensed Compound, and it is not clear from the allegations in the complaint or the known facts surrounding the allegations in the complaint as to whether a claim exists for which there is a right of indemnification pursuant to Section 13.1 or 13.2 above, then Celgene shall be responsible for controlling the defense of such suit in the first instance. During such period that Celgene is controlling such defense, with regard to the costs of such defense, including attorneys’ fees, Celgene and Agios each shall be responsible for 50% of all such costs. No settlement, consent judgment or other voluntary final disposition of any such suit may be entered into without the prior written consent of Agios, which consent shall not be unreasonably withheld or delayed. If, at any time in the course of such suit, it becomes apparent from discovery or otherwise that a claim exists for which indemnification may be obtained in accordance with Section 13.1 or 13.2, then the indemnification provisions of either Section 13.1 or 13.2, whichever is applicable, shall become applicable and govern further proceedings in the suit, and the Party determined to be responsible shall reimburse the other Party for all prior costs incurred by such other Party for which indemnification should have been obtained in accordance with Section 13.1 or 13.2.

Section 13.5 Limitation of Liability. EXCEPT WITH RESPECT TO A BREACH OF SECTION 8.8 OR ARTICLE XI, OR A PARTY’S LIABILITY PURSUANT TO SECTION 13.1, 13.2, OR 13.3, NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, MULTIPLE OR OTHER INDIRECT OR REMOTE DAMAGES, OR FOR LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, WHETHER BASED UPON WARRANTY, CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.

Section 13.6 Insurance. Agios, beginning on [**], and Celgene, beginning upon [**], and, both Parties, thereafter during the Term, shall maintain commercial general liability insurance (including product liability insurance) from a recognized, creditworthy insurance company, with coverage limits of at least $[**] per claim and annual aggregate. Celgene may elect to self-insure all or parts of the limits described above. Within [**] days following written request from the other Party, each Party shall furnish to the other Party a certificate of insurance evidencing such coverage. If such coverage is modified or cancelled, the insured Party shall notify the other Party and promptly provide such other Party with a new certificate of insurance evidencing that such insured Party’s coverage meets the requirements of this Section 13.6.

Article XIV

Term and Termination

Section 14.1 Term.

(a) The term of this Agreement (the “Term”) shall commence on the Effective Date and shall continue, unless earlier terminated pursuant to Section 14.2, until the following:

(i) expiration of this Agreement in its entirety, which shall occur following the First Commercial Sale of any Royalty-Bearing Product on the expiration of the last-to-expire of all Royalty Terms with respect to all Royalty-Bearing Products;

(ii) expiration of this Agreement on a Royalty-Bearing Product-by-Royalty-Bearing Product and country-by-country basis, which shall occur following the First Commercial Sale of any Royalty-Bearing Product in any country on the expiration of the Royalty Term with respect to such Royalty-Bearing Product in such country; or

(iii) expiration of this Agreement in its entirety, which shall occur upon the expiration of the Option Term (or, if applicable, with respect to any Extended Program, following any Post-Option Extension) if Celgene fails to exercise its Celgene Program Option with respect to at least one nominated Development Candidate, does not select any Picks pursuant to Section 3.7 (or, as applicable, Section 3.3(b)(iii), Section 3.6(c) or Section 15.5), and there are no existing Independent Programs or Celgene Reverted Programs.

(b) Upon the expiration of the Term in accordance with Section 14.1(a)(i) or (ii) above with respect to a Royalty-Bearing Product in a country, all licenses granted by one Party to the other Party under this Agreement for such Royalty-Bearing Product in such country shall become fully paid-up, perpetual, sublicensable, irrevocable, royalty-free licenses.

Section 14.2 Termination.

(a) Termination for Convenience. Celgene shall have the right to terminate this Agreement, in its entirety or on a Program-by-Program basis, for convenience upon ninety (90) days’ prior written notice to Agios; provided that Celgene shall not have the right to terminate this Agreement or any Program until six (6) months following the Effective Date; provided further that, if Celgene terminates this Agreement under this Section 14.2(a) with respect to any Independent Program conducted by Agios, such Independent Program shall be deemed an Agios Reverted Program and the rights and obligations under Section 3.12 associated with an Agios Reverted Program shall apply.

(b) Termination for Material Breach or Insolvency.

(i) If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) is in material breach of this Agreement, then the Non-Breaching Party may deliver written notice of such breach to the Breaching Party. If the Breaching Party fails to cure such breach, or take such steps as would be considered reasonable to effectively cure such breach, within the [**] day period after delivery of such notice, the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party, which termination shall apply (i) solely with respect to a Program if such breach is related solely to such Program, or (ii) either on a Program-by-Program basis or to this Agreement in its entirety at the discretion of the Non-Breaching Party if such breach is not related solely to a Program. Notwithstanding the foregoing, if such breach is capable of being cured, but is not reasonably capable of being cured within the [**]-day cure period, if the Breaching Party (A) proposes within such [**]-day period a written plan to cure such breach within a defined time frame extending for a period not to exceed an additional [**] days, and (B) makes good faith efforts to cure such default and to implement such written cure plan, then the Non-Breaching Party may not terminate this Agreement until the earlier of such time as the Breaching Party is no longer diligently pursuing such cure in accordance with such plan or the end of such additional period.

(ii) To the extent permitted by Law, this Agreement may be terminated by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that, in the event of any involuntary bankruptcy or receivership proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or receivership or such proceeding is not dismissed within ninety (90) days after the filing thereof.

Section 14.3 Effects Of Termination.

(a) Effects of Celgene Termination for Convenience or Agios Termination for Celgene Breach. Upon termination of this Agreement by Celgene under Section 14.2(a) or a termination of this Agreement by Agios under Section 14.2(b), in either case, in whole or with respect to a Terminated Program, the following shall apply:

(i) with respect to licenses,

(A) if the Terminated Program(s) is [**] shall terminate, and [**] shall stay in place, subject to [**] continuing to pay royalties to [**] pursuant to Section 9.7(b)(ii) [**], which royalties shall be reduced by [**] percent ([**]%) of the otherwise applicable royalty;

(B) if the Terminated Program(s) is [**] shall stay in place, subject to [**] continuing to pay royalties to [**] pursuant to Section 9.7(c), which royalties shall be reduced by [**] percent ([**]%) of the otherwise applicable royalty;

(C) if this Agreement is terminated [**] or by [**] shall terminate; and

(D) with respect to any other Terminated Program(s) (other than as set forth in Sections 14.3(a)(i)(A), (B) or (C) above, and other than for [**] with respect to the Terminated Program(s) shall terminate;

(ii) each Party shall be released from its Development, Manufacture and Commercialization obligations with respect to such Terminated Program(s) (except as set forth in Section 14.3(a)(iv)(E) and (F) below with respect to [**] transfer of Manufacturing to [**] hereunder);

(iii) within [**] days after such termination, with respect to Terminated Program(s) that [**], each Party shall provide the other with a report of the costs incurred by such Party that are subject to the Parties’ cost-sharing obligations through the effective date of termination for the purpose of calculating a final reconciliation of shared costs with respect to such Terminated Program(s) in accordance with Section 9.4(d); provided, however, that, with respect to Terminated Program(s) that [**] shall remain responsible for its applicable share of the Developments Costs of any Clinical Trials or other Development activities committed by [**] with respect to such Terminated Program(s) prior to the effective date of termination to the extent such Development Costs are within an approved Development Budget under an approved Development Plan in place prior to termination;

(iv) with respect to [**] or with respect to [**], the following shall apply,

(A) within [**] days after such termination, [**] shall provide to [**] a fair and accurate summary report of the status of Development and Commercialization activities conducted by [**] with respect to the Terminated Program(s);

(B) [**] hereby grants to [**], exercisable from and after such termination by [**], a non-exclusive, worldwide, perpetual, royalty-free, fully-paid license, with the right to grant sublicenses, under [**] only to the extent that such [**] is actually used by [**] or its Affiliates in connection with the Terminated Program(s) prior to the date of such termination; provided that the foregoing license under this Section 14.3(a)(iv)(B) shall be exclusive with respect to the applicable Terminated Program only to the extent of claims within the [**] Covering a composition of matter on the Terminated Product in the Terminated Program; provided further that [**] shall be solely responsible for any payments owed by [**] to any Third Party licensors of [**] and shall be responsible for complying with the terms of any license agreements with such Third Party licensors, in either case, directly related to [**] exercise of such license; and, if requested by [**] shall negotiate in good faith with [**] with respect to [**] granting to [**] a royalty-bearing license under [**] and its Affiliates’ interest in the [**] only to the extent that such [**] is (x) [**] by [**] or its Affiliates in connection with the Terminated Program(s) prior to the date of such termination and (y) [**] to Develop, Manufacture and/or Commercialize Terminated Products in the Territory;

(C) [**] shall promptly transfer and assign to [**] all of [**] and its Affiliates’ rights, title and interests in and to the product trademark(s) (but not any [**] house marks) owned by [**] and solely used for Terminated Products in the Territory;

(D) [**] shall as soon as reasonably practicable transfer and assign to [**] all Regulatory Approvals, the data comprising the Global Safety Database, and other Regulatory Documentation Controlled by [**] which are necessary for the Development, Manufacture and/or Commercialization of Terminated Products in the Territory; provided that [**] may retain a single copy of such items for its records; provided further that, if such approvals, data, or documentation are necessary or useful for the Development, Manufacture and/or Commercialization of a non-Terminated Product, in place of transferring or assigning the foregoing, [**] shall [**] Agios a Right of Reference or Use with respect to such approvals, data, or documentation with respect to such Terminated Products in the Territory;

(E) [**] shall have the option, exercisable within [**] days following the effective date of such termination of this Agreement, to obtain [**] inventory of Terminated Products at a price equal to [**] percent ([**]%) of [**] Manufacturing Costs for such inventory of Terminated Products; provided that, if [**], its Affiliates or sublicensees have outstanding orders, at [**] election, either [**] shall fulfill such orders or, notwithstanding [**] option to purchase inventory, [**] may retain sufficient inventory to fulfill such orders. [**] may exercise such option by written notice to [**] during such [**]-day period; provided that, in the event [**] exercises such right to purchase such inventory, [**] shall grant, and hereby does grant, a royalty-free right and license to any trademarks, names and logos of [**] contained therein for a period of [**] months solely to permit the orderly sale of such inventory, subject to [**] meeting reasonable quality control standards imposed by [**] on the use of such trademarks, names and logos, which shall be consistent with the standards used by [**] prior to such termination;

(F) to the extent that [**] is responsible for Manufacturing any Terminated Product(s) immediately prior to such termination, at [**] written request:

(1) in exchange for a payment equal to [**] percent ([**]%) of [**] Manufacturing Costs, [**] shall use Commercially Reasonable Efforts to supply [**] and its Affiliates with comparable quantities of such Terminated Product(s) in the form, formulation and presentation as were being Developed or Commercialized immediately prior to termination until the earlier of [**] months after the effective date of the termination and establishment by [**] of an alternative supply for such Terminated Product(s);

(2) in the event [**] was utilizing a Third Party manufacturer to Manufacture any Terminated Product(s), to the extent permitted by the terms of such contract, [**] shall promptly assign to [**] the manufacturing agreements with such Third Party with respect to such Terminated Product(s); and

(3) [**] shall transfer, or have transferred, to [**] or its designee, pursuant to a technology transfer plan to be mutually agreed by the Parties, all Manufacturing Technology Controlled by [**] within [**] that is both [**] to Manufacture such Terminated Product(s) as Manufactured by or on behalf of [**] and its Affiliates prior to termination and [**] in support of Development or Commercialization of such Terminated Product(s) (or is in the process of being incorporated), and [**] shall provide reasonable assistance in connection with the transfer of such Manufacturing Technology to [**] or its designee, all of which shall be transferred or provided at [**] Costs;

(v) notwithstanding anything to the contrary in Section 8.8, each Party shall have the right to pursue the Development, Manufacture and Commercialization of products directed to the same Target(s) as the Terminated Product(s), regardless of whether the applicable termination occurred during or after [**]; and

(vi) the provisions of ARTICLE X (other than Section 10.1) shall be terminated with respect to such Terminated Program(s), and [**] shall, if applicable, provide reasonable assistance to [**] and cooperation in connection with the transition of Prosecution and enforcement responsibilities to [**] with respect to [**] and [**] solely related to such Terminated Program(s), including execution of such documents as may be necessary to effect such transition.

(b) Effects of Celgene Termination for Agios Breach. Upon any termination of this Agreement by Celgene in whole or with respect to a Terminated Program under Section 14.2(b):

(i) [**] shall continue in full force in perpetuity;

(ii) all future royalties payable by Celgene under this Agreement with respect to such Terminated Program(s) shall be reduced by [**] percent ([**]%) of the otherwise applicable royalty, and all future milestones payable by Celgene under Article IX with respect to such Terminated Program(s) shall be reduced by [**] percent ([**]%) of the otherwise applicable payment amounts; provided that, if the termination of this Agreement or with respect to a Terminated Program is as a result of Agios’ breach of Section 8.8, all future milestones payable by Celgene under Article IX shall terminate;

(iii) if such termination [**], the following will apply:

(A) [**] shall apply;

(B) [**] shall continue under their terms, and [**] shall have the right immediately on such termination to [**];

(C) if [**], then (1) [**] shall become effective and shall continue in full force in perpetuity; (2) all future royalties payable by Celgene under this Agreement with respect to such a Program shall be reduced by [**] percent ([**]%) of the otherwise applicable royalty; and (3) all future milestone payments payable by Celgene under this Agreement with respect to each such Program shall be reduced by [**] percent ([**]%) of the otherwise applicable payment amounts; provided that, if the termination of this Agreement or with respect to a Terminated Program is as a result of Agios’ breach of Section 8.8, all future milestones payable by Celgene shall terminate;

(iv) [**] with respect to the Terminated Program(s) shall terminate; provided that, if this Agreement is terminated [**], then [**] shall be deemed to include [**] and, therefore, [**] shall also terminate;

(v) if the Terminated Program(s) is [**], [**], which royalties shall be reduced by [**] percent ([**]%) of the otherwise applicable royalty;

(vi) each Party shall be released from its Development, Manufacture and Commercialization obligations with respect to such Terminated Program(s) (except as set forth in clause (viii) below with respect to [**] transfer of Manufacturing to [**] hereunder);

(vii) with respect to Terminated Program(s) that [**], each Party shall provide the other with a report of the costs incurred by such Party that are subject to the Parties’ cost-sharing obligations through the effective date of termination for the purpose of calculating a final reconciliation of shared costs with respect to such Terminated Program(s) in accordance with Section 9.4(d); provided, however, that, with respect to Terminated Program(s) that [**] shall remain responsible for its applicable share of the Developments Costs of any Clinical Trials or other Development activities committed by [**] with respect to such Terminated Program(s) prior to the effective date of termination to the extent such Development Costs are within an approved Development Budget under an approved Development Plan in place prior to termination; and

(viii) with respect to a Terminated Program(s) that [**], the following shall apply [**]:

(A) within [**] days after such termination, [**] shall provide to Celgene a fair and accurate summary report of the status of Development and Commercialization activities conducted by [**] with respect to the Terminated Program(s);

(B) [**] shall continue in full force in perpetuity and [**]; provided that [**] shall be solely responsible for any payments owed by [**] to any [**] or [**] and shall be responsible for complying with the terms of any license agreements with such [**], in either case, directly related to [**] of such license; and

(C) the provisions of Section 14.3(a)(iv)(C), (D), (E), and (F), shall apply with respect to the Terminated Program(s) [**], in each case, substituting “[**]” for “[**]” and vice versa with respect to all obligations and definitions, and otherwise mutatis mutandis.

(ix) notwithstanding anything to the contrary in Section 8.8, [**] shall have the right to pursue the Development, Manufacture and Commercialization of products directed to the same Target(s) as the Terminated Product(s), regardless of whether the applicable termination occurred during or after [**]; and

(x) the provisions of ARTICLE X (other than Section 10.1) shall be terminated with respect to such Terminated Program(s) and [**] shall, if applicable, provide reasonable assistance to [**] and cooperation in connection with the transition of Prosecution and enforcement responsibilities to [**] with respect to [**] and [**] solely related to such Terminated Program(s), including execution of such documents as may be necessary to effect such transition.

(c) Sell-Down. Unless Agios exercises its option under Section [**], if Celgene, its Affiliates or sublicensees at termination of this Agreement possess Licensed Product, have started the manufacture thereof or have accepted orders therefor, Celgene, its Affiliates or sublicensees shall have the right, for up to [**] following the date of termination, to sell their inventories thereof, complete the manufacture thereof and Commercialize such fully-manufactured Licensed Product, in order to fulfill such accepted orders or distribute such fully-manufactured Licensed Product, subject to the obligation of Celgene to pay Agios any and all payments as provided in this Agreement.

(d) Survival. Upon any termination or expiration of this Agreement, unless otherwise specified in this Agreement and except for any rights or obligations that have accrued prior to the effective date of termination or expiration, all rights and obligations of each Party under this Agreement shall terminate in whole or with respect to Terminated Programs, as the case may be; provided, however, that Sections 3.12, 3.14(b), 8.9, 8.10, 8.11, 9.7(f)(iii), 9.9, 9.10, 10.1, 12.5 and 14.1(b), this Section 14.3 and Articles IX (to the extent any amounts are due but unpaid), XI, XIII and XV, as well as any other provision which by its terms or by the context thereof is intended to survive, shall survive any such termination or expiration of this Agreement.

(e) Equitable Relief. Termination of this Agreement shall be in addition to, and shall not prejudice, the Parties’ remedies at law or in equity, including the Parties’ ability to receive legal damages and/or equitable relief with respect to any breach of this Agreement, regardless of whether or not such breach was the reason for the termination.

(f) Accrued Liabilities. Except as otherwise specifically provided herein, termination of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. In addition, termination of this Agreement shall not terminate provisions which provide by their respective terms for obligations or undertakings following the expiration of the term of this Agreement.

Article XV

Miscellaneous

Section 15.1 Dispute Resolution. Except for any disagreements that are within the authority of any Committee as provided in Article II (which disagreements shall be resolved in accordance with Section 2.8 or Section 2.9, as applicable), the Parties agree that any disputes arising with respect to the interpretation, enforcement, termination or invalidity of this Agreement (each, a “Dispute”) shall first be presented to the Parties’ respective Executive Officers for resolution. If the Parties are unable to resolve a given dispute pursuant to this Section 15.1 after in-person discussions between the Executive Officers within [**] Business Days after referring such dispute to the Executive Officers, either Party may, at its sole discretion, seek resolution of such matter in accordance with Section 15.2.

Section 15.2 Submission to Court for Resolution. Subject to Section 15.1, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts located in the Southern District of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 15.7 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

Section 15.3 Governing Law. This Agreement and all questions regarding its validity or interpretation, or the performance or breach of this Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of laws principles.

Section 15.4 Assignment.

(a) Neither Party may assign this Agreement, in whole or in part, without the consent of the other Party, except that either Party may assign this Agreement, in whole or in part, without the consent of the other Party, (i) to any Affiliate of such Party, or (ii) to its successor in interest, whether by way of merger, acquisition, sale of all or substantially all of its business or assets to which this Agreement pertains, or otherwise; provided that, except pursuant to clause (i) or clause (ii), Agios shall not have the right under this sentence to assign individual Discovery Programs during the Discovery Term, and neither Party shall have the right to assign individual Independent Programs conducted by such Party unless and until the Buy-In Party’s Buy-In Right with respect to such Independent Program has expired; provided further that the assigning Party provides the other Party with written notice of such assignment (which notice must be at least [**] Business Days in advance of any such assignment pursuant to clause (ii)) and such assignee agrees in writing to be bound by the terms and conditions of this Agreement. The terms of this Agreement shall be binding upon and shall inure to the benefit of the successors, heirs, administrators and permitted assigns of the Parties. Any purported assignment in violation of this Section 15.4 shall be null and void.

(b) Each Party agrees that in the event that a Party (the “Acquired Party”) is acquired (whether by way of merger, acquisition, sale of all or substantially all of its business or assets to which this Agreement pertains, or otherwise) (an “Acquisition”) by a Third Party (the “Acquirer”), (i) the non-Acquired Party shall not obtain any rights or access under this Agreement to any Know-How or Patent Rights Controlled by such Acquirer which were not already within Agios Intellectual Property (if the Acquired Party is Agios) or Celgene Intellectual Property (if the Acquired Party is Celgene) immediately prior to the consummation of such Acquisition; and (ii) the provisions of Section 8.8 shall not apply to any activity otherwise prohibited therein if a Party’s involvement in such prohibited activity results from the Acquirer’s activities but only if (A) such Acquirer, prior to such acquisition or merger, was already engaged in such prohibited activity (the “Third Party Activity”), and (B) no Celgene Intellectual Property, Agios Intellectual Property, or Collaboration Intellectual Property is used in connection with such Third Party Activity.

(c) Each Party agrees that in the event that a Party acquires (whether by way of merger, acquisition, sale of all or substantially all of its business or assets to which this Agreement pertains, or otherwise) a Third Party (the “Acquired Third Party”), the provisions of Section 8.8 shall not apply to any activity otherwise prohibited therein if a Party’s involvement in such prohibited activity results from such acquisition, but only if (i) such Acquired Third Party, prior to such acquisition, was already engaged in such prohibited activity (the “Acquired Party Activity”), and (ii) the Party acquiring such Acquired Third Party shall, within [**] days after the date of the consummation of such acquisition, notify the other Party of such acquisition and comply with the other provisions of this Section 15.4(c). Following consummation of such an acquisition, the acquiring Party shall, at its option, either (A) use good faith efforts to identify a Third Party purchaser to whom such Party will divest its interest in the Acquired Party Activity and to enter into a definitive agreement with such Third Party for such divestiture as soon as reasonably practicable under the circumstances, but such divestiture must be completed no later than [**] months after the closing of such Party’s acquisition of the Acquired Party Activity, or (B) promptly discontinue such Acquired Party Activity; provided that notwithstanding which option is chosen, such divesture or discontinuation must be accomplished no later than [**] months after the closing of such Party’s acquisition of the Acquired Party Activity. During the time period following the consummation of an acquisition covered by this Section 15.4(c) through the divestiture or discontinuation of the Acquired Party Activity, the acquiring Party shall not use any Celgene Intellectual Property, Agios Intellectual Property, or Collaboration Intellectual Property in connection with such Acquired Party Activities. So long as the acquiring Party divests of, or discontinues, the Acquired Party Activity in accordance with this Section 15.4(c), such acquisition shall not be deemed a violation of Section 8.8.

Section 15.5 Certain Matters Relating to Change of Control. In the event that either Party is subject to a Change of Control, such Party shall notify the other Party at least [**]Business Days prior to the consummation of such Change of Control (or such lesser period of time as is practicable under the circumstances), and shall thereafter provide written notice to the other Party promptly following consummation of such Change of Control.

(a) Upon consummation of such Change of Control of Agios, the following shall occur:

(i) At Celgene’s written election within [**] days following consummation of such Change of Control of Agios (“Celgene Election Period”), the Option Term shall be deemed to have expired and the process for identifying Validated Programs pursuant to Section 3.7 shall apply. If Celgene does not elect to exercise such right and the Option Term stays in effect, then, until the expiration of the Option Term (or, if applicable, any Post-Option Extension), Agios shall maintain its corporate form as a separate entity from its acquirer.

(ii) The provisions of this Section 15.5(a)(ii) shall apply if the Change of Control is consummated on or prior to [**] months following the Effective Date and if Celgene elects to have the Option Term expire as a result of the Change of Control. Notwithstanding Section 3.7 or 9.3(b), all the Validated Programs shall be deemed Picks of Celgene, and Celgene shall not owe to Agios any Validated Program Discovery Costs. Furthermore, with respect to such Picked Validated Programs, all royalty obligations under Section 9.7 shall be reduced by [**] percent ([**]%), and all milestones pursuant to Section 9.6 shall terminate. In addition, the Discovery Programs directed at [**] (unless they have become

Licensed Programs) shall be included within Celgene’s Picks whether they are Validated Programs or not. Agios shall transfer to Celgene all information and materials concerning such Programs in the manner set forth in Section 3.15(c).

(iii) The provisions of this Section 15.5(a)(iii) shall apply if the Change of Control is consummated more than [**] months after the Effective Date but during the Option Term and if Celgene elects to have the Option Term expire as a result of the Change of Control. Notwithstanding Section 3.7, the Parties shall alternate turns selecting Validated Programs, with [**] being entitled to the [**] and [**] being entitled to the [**], and then repeating such picking order until all Validated Programs have been selected. Notwithstanding Section 9.3(b), Celgene shall not owe to Agios any Validated Program Discovery Costs. Furthermore, with respect to such Picked Validated Programs, all milestones pursuant to Section 9.6, other than the milestones pursuant to Sections 9.6(a)(3) and 9.6(a)(4), shall terminate, but royalty obligations under Section 9.7 shall not be changed. In addition, the Discovery Programs directed at [**] (unless they have become Licensed Programs) shall be included within the Parties’ Picks whether they are Validated Programs or not. Agios shall transfer to Celgene all information and materials concerning such Programs in the manner set forth in Section 3.15(c).

(iv) If Celgene elects to have the Option Term expire as a result of the Change of Control, with respect to all Discovery Programs that have reached the DC Selection Stage, notwithstanding anything in Section 3.6(b) to the contrary, at Celgene’s election, Celgene may either continue the process for exercise of the Celgene Program Option pursuant to Section 3.6(b) with respect to all such Discovery Programs, or Celgene may exercise the Celgene Program Option with respect to all such Discovery Programs within the Celgene Election Period; provided that, in each case, Agios shall continue to have a right to retain US Territory rights with respect to one [**] Licensed Programs in accordance with Section 3.10; provided further that, if Celgene elects to exercise the Celgene Program Option early pursuant to this Section 15.5(a)(iv):

(A) within [**] days following such election by Celgene, Agios will identify the Discovery Programs that are between DC Selection Stage and IND Acceptance as of the consummation of the Change of Control, in order based on the anticipated date of filing of an IND for such Discovery Program (as contemplated under the applicable Discovery Plans), and, in accordance with Section 3.10, Agios will designate the Discovery Program(s), if applicable, with respect to which Agios elects to retain its US Territory rights (including the right to make an Agios Deferral);

(B) the terms of Sections 15.5(a)(v)(A), (B), (C), (D) and (F) below shall apply (to the extent applicable to any Co-Commercialized Program or Split Program following such early exercise by Celgene of the Celgene Program Option pursuant to this Section 15.5(a)(iv)); and

(C) Celgene shall not be required to pay Agios the IND Amount with respect to such Discovery Program.

(v) If Celgene elects to have the Option Term expire as a result of the Change of Control, then, at Celgene’s written election during the Celgene Election Period, with respect to Programs that have already become Licensed Programs prior to the consummation of such Change of Control:

(A) Celgene shall be entitled to assume all Development, Manufacturing, and Commercialization responsibilities with respect to Co-Commercialized Products;

(B) Agios’ right to participate in the Commercialization of Co-Commercialized Products, as described in Section 6.3, shall cease;

(C) at Celgene’s election, all Committees overseeing any Buy-In Program with respect to which Celgene is the Commercializing Party or any Co-Commercialized Program shall disband, and all decisions allocated to such Committees shall be decisions of Celgene, including decisions requiring Mutual Consent;

(D) with respect to the [**] Split Program only:

(1) if any dispute arises at the JDC with respect to any changes to the Development Plan (including the Development Budget) or any Development activities conducted by a Party under such Split Program (including clinical Manufacturing activities), and such dispute is not resolved at the JDC or JSC level or by the Executive Officers pursuant to Section 2.8, [**] shall have final decision-making authority with respect to such dispute, including with respect to matters otherwise requiring Mutual Consent; provided that [**] shall exercise any such final decision-making authority in a manner consistent with a commitment of Commercially Reasonable Efforts to the Development and Commercialization of Split Product under such Split Program in the US Territory. [**] shall have such final decision-making authority for such [**] Split Program until (x) FDA approval of the first SPA for the first pivotal trial for such [**] Split Program, if the JDC decides to pursue a SPA, or (y) JDC approval of the protocol design for the first pivotal trial for such [**] Split Program, if the JDC decides not to pursue a SPA; and

(2) Celgene shall pay Agios [**] percent ([**]%) of all Development Costs associated with any Phase I Studies incurred by Agios after the consummation of such Change of Control;

(E) with respect to each Buy-In Program for which Celgene is the Buy-In Party, Celgene shall have the right to elect during the Celgene Election Period to either (1) continue to pay its [**] percent ([**]%) share of Development Costs under such Buy-In Program, in which event royalty payments under Section 9.7(c) for Buy-In Products under such Buy-In Program shall continue to be payable by Agios; or (2) discontinue paying its [**] percent ([**]%) share of Development Costs under such Buy-In Program, in which event royalty payments under Section 9.7(c) for Buy-In Products under such Buy-In Program shall be reduced by [**] percent ([**]%); and

(F) except as otherwise provided in this Section 15.5(a), all other financial obligations for any Licensed Programs, including milestone payments, royalty payments, and sharing of Global Development Costs for Split Programs, shall remain in place.

(vi) The obligation to pay the milestone under Section 9.6(b) shall terminate.

Agios shall transfer to Celgene all information and materials concerning such Programs in the manner set forth in Section 3.15(c).

(b) Upon consummation of such Change of Control of Celgene, at the written election of Celgene’s acquirer within [**] days following the consummation of such Change of Control, the Option Term shall be deemed to have expired and the process for identifying Validated Programs pursuant to Section 3.7 shall apply. If Celgene’s acquirer elects to have the Option Term expire as a result of the Change of Control, the following shall apply:

(i) Notwithstanding Section 3.7, the Parties shall alternate turns selecting Validated Programs, with [**] being entitled to the [**] and [**] being entitled to the [**], and then repeating such picking order until all Validated Programs have been selected. Celgene shall pay Validated Program Discovery Costs as required by Section 9.3(b). In addition, the Discovery Programs directed at [**] (unless they have become Licensed Programs) shall be included within the Parties’ Picks whether they are Validated Programs or not. Agios shall transfer to Celgene all information and materials concerning such Programs in the manner set forth in Section 3.15(c).

(ii) At Celgene’s written election during such [**]-day period, with respect to Programs that have already become Licensed Programs prior to the consummation of such Change of Control, Agios’ right to participate in the Commercialization of Co-Commercialized Products, as described in Section 6.3, shall cease. With respect to each Buy-In Program for which Agios is the Buy-In Party, Agios shall have the right to elect within [**] days following the election by Celgene’s acquirer under this Section 15.5(b) to have the Option Term expire, to either (1) continue to pay its [**] percent ([**]%) share of Development Costs under such Buy-In Program, in which event royalty payments under Section 9.7(c) for Buy-In Products under such Buy-In Program shall continue to be payable by Celgene; or (2) discontinue paying its [**] percent ([**]%) share of Development Costs under such Buy-In Program, in which event royalty payments under Section 9.7(c) for Buy-In Products under such Buy-In Program shall be reduced by [**] percent ([**]%).

(c) For purposes of this Section 15.5, “Change of Control” of a Party means any of the following, in a single transaction or a series of transactions: (i) the sale or disposition of all or substantially all of the assets of such Party to a Third Party, (ii) the direct or indirect acquisition by a Third Party (other than (A) an employee benefit plan (or related trust) sponsored or maintained by such Party or any of its Affiliates, and (B) in the case of Agios, any of its current shareholders and their respective Affiliates in a bona fide financing transaction) of beneficial ownership of more than fifty percent (50%) of the then-outstanding common shares or voting power of such Party, or (iii) the merger or consolidation of such Party with or into a Third Party, unless, following such merger or consolidation, the stockholders of such Party immediately prior to such merger or consolidation beneficially own directly or indirectly more than fifty percent (50%) of the then-outstanding common shares or voting power of the entity resulting from such merger or consolidation.

Section 15.6 Force Majeure. If the performance of any part of this Agreement by a Party is prevented, restricted, interfered with or delayed by an occurrence beyond the control of such Party (and which did not occur as a result of such Party’s financial condition, negligence or fault), including fire, earthquake, flood, embargo, power shortage or failure, acts of war or terrorism, insurrection, riot, lockout or other labor disturbance, governmental acts or orders or restrictions, acts of God (for the purposes of this Agreement, a “force majeure event”), such Party shall, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay; provided that the affected Party shall use its Commercially Reasonable Efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed.

Section 15.7 Notices. Unless otherwise agreed by the Parties or specified in this Agreement, all notices required or permitted to be given under this Agreement shall be in writing and shall be sufficient if: (a) personally delivered; (b) sent by registered or certified mail (return receipt requested and postage prepaid); (c) sent by express courier service providing evidence of receipt and postage prepaid where applicable; or (d) sent by facsimile transmission (receipt verified and a copy promptly sent by another permissible method of providing notice described in clauses (a), (b) or (c) above), to address for a Party set forth below, or such other address for a Party as may be specified in writing by like notice:

To Agios:	To Celgene:

Agios Pharmaceuticals, Inc. 38 Sidney Street Cambridge, MA 02139 Attention: J. Duncan Higgons Telephone: (617) 649-8634 Facsimile: (617) 649-8618	Celgene Corporation 86 Morris Avenue Summit, NJ 07901 Attention: George S. Golumbeski Telephone: (908) 673-9043 Facsimile: (908) 673-2769

With a copy to:	With a copy to:

WilmerHale LLP 60 State Street Boston, MA 02109 Attention: Steven D. Singer, Esq. Telephone: (617) 526-6000 Facsimile: (617) 526-5000	Celgene Corporation 86 Morris Avenue Summit, NJ 07901 Attention: Legal Department Telephone: (908) 673-9000 Facsimile: (908) 673-2771

Any such notices shall be effective upon receipt by the Party to whom it is addressed.

Section 15.8 Waiver. Except as otherwise expressly provided in this Agreement, any term of this Agreement may be waived only by a written instrument executed by a duly authorized representative of the Party waiving compliance. The delay or failure of either Party at any time to require performance of any provision of this Agreement shall in no manner affect such Party’s rights at a later time to thereafter enforce such provision. No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

Section 15.9 Severability. If any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. If the Parties cannot agree upon a substitute provision, the invalid, illegal or unenforceable provision of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid, illegal or unenforceable provision is of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal or unenforceable provision.

Section 15.10 Entire Agreement. This Agreement (including the Schedules and Exhibits attached hereto) constitutes the entire agreement between the Parties relating to its subject matter, and supersedes all prior and contemporaneous agreements, representations or understandings, either written or oral, between the Parties with respect to such subject matter. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein.

Section 15.11 Modification. No modification, amendment or addition to this Agreement, or any provision hereof, shall be effective unless reduced to writing and signed by a duly authorized representative of each Party. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by a duly authorized representative of each Party.

Section 15.12 Independent Contractors; No Intended Third Party Beneficiaries. Nothing contained in this Agreement is intended or shall be deemed or construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, nor to bind the other Party to any contract, agreement or undertaking with any Third Party. There are no express or implied third party beneficiaries hereunder, (a) except for the indemnitees identified in Sections 13.1, 13.2 and 13.3, and (b) except that [**] are intended third-party beneficiaries of certain provisions of this Agreement, as specifically referred to herein.

Section 15.13 Interpretation; Construction. The captions to the several Articles and Sections of this Agreement are included only for convenience of reference and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement. In this Agreement, unless the context requires otherwise, (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) references to the singular shall include the plural and vice versa; (c) references to masculine, feminine and neuter pronouns and expressions shall be interchangeable; (d) the words “herein” or “hereunder” relate to this Agreement; (e) “or” is disjunctive but not necessarily exclusive; (f) the word “will” shall be construed to have the same meaning and effect as the word “shall”; and (g) all references to “dollars” or “$” herein shall mean U.S. Dollars. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

Section 15.14 Performance by Affiliates. To the extent that this Agreement imposes obligations on Affiliates of a Party, such Party agrees to cause its Affiliates to perform such obligations.

Section 15.15 Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Discovery and Development Collaboration and License Agreement as of the Effective Date.

AGIOS PHARMACEUTICALS, INC.

By:	/s/ David Schenkein
Name:	David Schenkein
Title:	CEO, Agios

CELGENE CORPORATION

By:	/s/ Sol J. Barer
Name:	Sol J. Barer
Title:	Chair/CEO

Exhibit A

Certain Financial Definitions

“Accounting Standards” means (a) GAAP (United States Generally Accepted Accounting Principles); or (b) IFRS (International Financial Reporting Standards), in either case, consistently applied.

“Annual Net Sales” means, with respect to each Royalty-Bearing Product, the aggregate Net Sales of such Royalty-Bearing Product by the Commercializing Party or its Affiliates or sublicensees in any Calendar Year or, in the first and last years of the term of this Agreement, the portion of such Calendar Year during which this Agreement is in effect.

“Development Costs” means the costs and expenses that are actually incurred by or on behalf of a Party and specifically identifiable or specifically allocable to the Development of Collaboration Compounds, Licensed Compounds and Licensed Products. Development Costs shall not include costs associated with Phase IV Studies. “Development Costs” shall include:

(a) the FTE costs (determined by multiplying the number of FTE hours of service spent by the FTE Rate) of the relevant Party or its Affiliates with respect to such Development;

(b) all Out-of-Pocket Costs incurred by the Parties or their Affiliates, including payments made to Third Parties with respect to such Development (except to the extent that such costs have been included in FTE costs);

(c) Regulatory Expenses other than Regulatory Expenses included within Manufacturing Scale-Up Costs;

(d) the cost of contract research organizations (CROs); and

(e) Manufacturing Costs for clinical supply, including:

(i) costs of packaging of drug products and distribution of drug products used in Clinical Trials;

(ii) expenses incurred to purchase or package comparator drugs;

(iii) costs and expenses of disposal of clinical samples; and

(iv) costs and expenses incurred in scaling up Manufacturing activities related to pre-clinical or clinical supply, including formulation development activities;

all of such costs, as determined from the books and records of the applicable Party and its Affiliates maintained in accordance with the Accounting Standards. Notwithstanding anything in this definition to the contrary, only those Development Costs that are contemplated by, and materially consistent with, the Development Plan and Development Budget for the applicable Collaboration Compound, Licensed Compound or Licensed Product shall be chargeable as Development Costs.

Exhibit A-1

“Field-Based Costs” means all Agios’ costs associated with the Commercialization Activities related to Co-Commercialized Products in the US Territory allocated to Agios under the applicable Commercialization Plan, including, if applicable, sales representatives and training of the sales representatives, sales meetings, details, sales call reporting, work on managed care accounts, costs related to customer service and other sales and customer service related expenses; provided that the Commercialization Plan shall set forth the rate at which the Field-Based Costs of Agios will be reimbursed. If Agios’ personnel allocated to the Commercialization Activities sells products other than Co-Commercialized Products, only that portion of such personnel’s efforts that are related to the Co-Commercialized Products in the US Territory shall be included as Field-Based Costs hereunder.

“FTE” means a full-time equivalent person year (consisting of a total of [**] hours per year) of scientific, technical or commercialization work undertaken by a Party’s employees.

“FTE Rate” means $[**] per FTE for the period commencing on the Effective Date and ending December 31, 2011. On January 1, 2012 and on January 1st of each subsequent Calendar Year, the foregoing rate shall be increased for the Calendar Year then commencing by the percentage increase, if any, in the Consumer Price Index (“CPI”) as of December 31 of the then most recently completed Calendar Year with respect to the level of the CPI on December 31, 2010. As used in this definition, Consumer Price Index or CPI means the Consumer Price Index – Urban Wage Earners and Clerical Workers, US City Average, All Items, 1982-84 = 100, published by the United States Department of Labor, Bureau of Labor Statistics (or its successor equivalent index).

“Global Development Costs” means, with respect to a Split Product, all Development Costs other than Territory-Specific Development Costs.

“Global Study” means any study that is “used” in both the US Territory and the ROW Territory, with “used” meaning that it will be submitted to the relevant Regulatory Authorities in the United States and the ROW Territory, other than studies submitted solely to meet safety reporting obligations.

“Manufacturing Costs” means, with respect to Collaboration Compounds, Licensed Compounds or Licensed Products, the reasonable FTE costs and Out-of-Pocket Costs of a Party or any of its Affiliates or sublicensees incurred in Manufacturing such Collaboration Compounds, Licensed Compounds or Licensed Products, including Manufacturing Scale-Up Costs and including:

(a) to the extent that any such Collaboration Compound, Licensed Compound or Licensed Product is manufactured by a Party or any of its Affiliates or sublicensees, direct material and direct labor costs, plus manufacturing overhead attributable to such Collaboration Compound, Licensed Compound or Licensed Product (including facility start-up costs, all directly incurred manufacturing variances, and a reasonable allocation of related manufacturing administrative and facilities costs (including depreciation) and a reasonable allocation of the

Exhibit A-2

costs of failed batches to be further described in the applicable supply agreement, to be provided for such Collaboration Compound, Licensed Compound or Licensed Product, but excluding costs associated with excess capacity), all determined in accordance with the books and records of the applicable Party or its Affiliates or sublicensees maintained in accordance with the Accounting Standards, consistently applied; and

(b) to the extent that any such Collaboration Compound, Licensed Compound or Licensed Product is manufactured by a Third Party manufacturer, the Out-of-Pocket Costs paid by a Party or any of its Affiliates or sublicensees to the Third Party for the manufacture, supply, packaging and labeling of such Collaboration Compound, Licensed Compound or Licensed Product, and any reasonable Out-of-Pocket Costs and direct labor costs actually incurred by such Party or any of its Affiliates or sublicensees in managing or overseeing the Third Party relationship, determined in accordance with the books and records of the applicable Party or its Affiliates or sublicensees maintained in accordance with the Accounting Standards, consistently applied.

“Manufacturing Scale-Up Costs” means the reasonable FTE costs and Out-of-Pocket Costs of a Party or any of its Affiliates or sublicensees incurred in scaling up Manufacturing activities related to Licensed Compounds or Licensed Products for commercial supply, including (a) costs for process development work, analytical method optimization, and process validation, (b) costs for complete technology transfer to a commercial site (including costs for Manufacturing of demonstration batches on a suitable scale), and (c) Regulatory Expenses associated with such Manufacturing activities.

“Net Sales” means, with respect to any Royalty-Bearing Product, gross amounts invoiced by the Commercializing Party, its Affiliates or its sublicensees to Third Parties (that are not sublicensees) for the sale or other commercial disposition of such Royalty-Bearing Product anywhere within the Territory, including sales to wholesale distributors, less deductions from such amounts calculated in accordance with the Accounting Standards so as to arrive at “net sales” under the Accounting Standards, and further reduced by write-offs of accounts receivables or increased for collection of accounts that were previously written off.

Net Sales, and any and all set-offs against gross amounts invoiced, shall be determined from books and records maintained in accordance with the Accounting Standards, consistently applied throughout the organization and across all products of the entity whose sales of any Royalty-Bearing Product are giving rise to Net Sales. Sales or other commercial dispositions of Royalty-Bearing Products between the Commercializing Party and its Affiliates and its sublicensees, and Royalty-Bearing Products provided to Third Parties without charge, in connection with research and development, clinical trials, compassionate use, humanitarian and charitable donations, or indigent programs or for use as samples shall be excluded from the computation of Net Sales, and no payments will be payable on such sales or such other commercial dispositions, except where such an Affiliate or sublicensee is an end user of the Royalty-Bearing Product.

If a Royalty-Bearing Product is sold or otherwise commercially disposed of for consideration other than cash or in a transaction that is not at arm’s length between the buyer and the seller, then the gross amount to be included in the calculation of Net Sales shall be the

Exhibit A-3

amount that would have been invoiced had the transaction been conducted at arm’s length and for cash. Such amount that would have been invoiced shall be determined, wherever possible, by reference to the average selling price of the relevant Royalty-Bearing Product in arm’s length transactions in the relevant country.

Notwithstanding the foregoing, in the event a Royalty-Bearing Product is sold as a Combination Product, Net Sales shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A/(A+B), where A is the gross invoice price of the Royalty-Bearing Product if sold separately in a country and B is the gross invoice price of the other product(s) included in the Combination Product if sold separately in such country. If no such separate sales are made by the Commercializing Party, its Affiliates or sublicensees in a country, Net Sales of the Combination Product shall be calculated in a manner to be negotiated and agreed upon by the Parties, reasonably and in good faith, prior to any sale of such Combination Product, which shall be based upon the relative value of the active components of such Combination Product.

As used in this definition, “Combination Product” means any product that comprises a Royalty-Bearing Product sold in conjunction with another active component so as to be a combination product (whether packaged together or in the same therapeutic formulation). Pharmaceutical dosage form vehicles, adjuvants and excipients shall be deemed not to be “active ingredients.”

“Out-of-Pocket Costs” means, with respect to certain activities hereunder, direct expenses paid or payable by either Party or its Affiliates to Third Parties (other than employees of such Party or its Affiliates) that are specifically identifiable and incurred to conduct such activities for a Program hereunder and have been recorded in accordance with the Accounting Standards.

“Regulatory Expenses” means, with respect to a Collaboration Compound, Licensed Compound or Licensed Product, all Out-of-Pocket Costs incurred by or on behalf of a Party in connection with the preparation and filing of regulatory submissions for such Collaboration Compound, Licensed Compound or Licensed Product and obtaining of Regulatory Approvals and any applicable governmental price and reimbursement approvals.

“Territory-Specific Development Costs” means, with respect to a Split Product, any Development Costs that are incurred in connection with obtaining Regulatory Approval or Commercialization specifically related only to the US Territory (in which event such costs shall be the responsibility of Agios) or to the ROW Territory (in which event such costs shall be the responsibility of Celgene).

Exhibit A-4

Schedule 1.1

Baseline Activity

Screening Hits:

[**]

Active compound: [**]

Schedule 1.6

Agios Patent Rights

(as of the Effective Date)

Matter #	Appln No.	Filing Date	Subject	Application Title

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 5 pages were omitted. [**]

Schedule 1.6 - 1

Schedule 1.53

Existing Third Party Agreements

[**]

Agios has disclosed to Celgene that Agios intends to allocate a portion of the total consideration paid by Celgene pursuant to Section 9.1 and Section 9.2 of this Agreement to the foregoing agreements, as follows:

[**]

Schedule 1.65

IND Study Criteria

IND-Enabling Studies to include:

[**]

Schedule 1.91

Phase I MAD Protocol Criteria

Protocol shall be designed to evaluate [**].

The primary endpoints will be [**].

The study design, endpoints, and evaluation will be modified as mandated by the FDA.

The study may be conducted at [**].

Schedule 1.93

Phase I Report Criteria

[**]

Schedule 1.105

Publication Guidelines

Unless the JSC by Mutual Consent agrees otherwise, the Parties agree as follows:

[**]

Schedule 1.119

Target List

Target*1	Isoforms/Mutation Status	Name	UniProt identifier

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of three pages were omitted.

[**]

Schedule 1.119 - 1

Schedule 1.128

Validation Criteria

Target Validation (biology)

[**].

Validated Target:

A validated Target will satisfy criteria for Target validation above [**].

Schedule 3.5(a)

Target Inclusion Criteria

Available data from published literature or generated in the course of research activities in the Collaboration links a particular Target to [**].

Schedule 3.5(b)

Certain Rationale for Target/Program Exclusion

For purposes of illustration only and without limitation, the following may be presented as rationale for removing a Collaboration Target from the Target List:

[**]

Schedule 3.6(b)

Clinical Candidate Guidelines

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of three pages were omitted. [**]

Back-Up Compounds: [**].

Schedule 3.6(b) - 1

Schedule 10.2(f)

Countries for Filing Agios Collaboration Patent Rights

[**].

Schedule 11.3

Press Release

CELGENE CORPORATION AND AGIOS PHARMACEUTICALS ANNOUNCE GLOBAL

STRATEGIC COLLABORATION TO ADVANCE UNIQUE SCIENCE OF CANCER

METABOLISM

—Partnership leverages transformational science at Agios and translational capabilities of

Celgene to target areas of significant unmet medical need—

SUMMIT, N.J. & CAMBRIDGE, Mass.—April 15, 2010—(BUSINESS WIRE)—Celgene Corporation (NASDAQ: CELG) and Agios Pharmaceuticals Inc., a privately-held biotechnology company, today announced the formation of a global strategic collaboration focused on targeting cancer metabolism. The goal of the collaboration is to discover, develop, and deliver novel disease-altering therapies in oncology based on the transformational science of Agios’ innovative cancer metabolism research platform. This platform is based on the concept that targeting key metabolic enzymes unique to rapidly proliferating cancer cells can “starve” the cancer.

Under the terms of the agreement, Agios will receive a $130 million upfront payment, including an equity investment. In return, Celgene receives an initial period of exclusivity during which it has the option to develop any drugs resulting from the Agios cancer metabolism research platform, In addition, Celgene may extend this exclusivity period through additional funding. If successful, Agios would receive substantial regulatory, clinical and commercial milestones.

“Agios’ approach is unique and groundbreaking. We look for early opportunities in the IDH1 and PKM2 programs and see exceptional value in new targets Agios is uniquely positioned to prosecute,” said Thomas Daniel, M.D., President of Research for Celgene. “We believe the strategic alliance with Agios can expand our deep and diverse pipeline of innovative programs focused on changing treatment paradigms in serious and debilitating diseases.”

Agios will lead discovery and early translational development for all cancer metabolism programs. Celgene has an exclusive option to license any resulting clinical candidates at the end of Phase I, and will lead and fund global development and commercialization of licensed programs. On each program, Agios may receive up to $120 million in milestones as well as royalties on sales, and may also participate in the development and commercialization of certain products in the US.

“We are thrilled to establish this alliance with Celgene, a pre-eminent global biopharmaceutical company, that shares our passion and commitment to discovering breakthrough medicines that may improve the lives of cancer patients worldwide,” said David Schenkein, M.D., Chief Executive Officer of Agios. “This transformational alliance provides Agios with the long-term resources and flexibility to extend our leadership position in the cancer metabolism field and to advance our capabilities and programs as an integrated, independent company.”

About Cancer Metabolism

Cancer metabolism is a new and exciting field of biology that provides an innovative approach to treating cancer. Cancer cell metabolism is marked by profound changes in nutrient requirements and usage to ensure cell proliferation and survival. Research in the field has demonstrated that cancer cells become addicted to certain fuel sources and metabolic pathways. Identifying and disrupting certain enzymes in these metabolic pathways provides a powerful intervention point for discovery and development of cancer therapeutics.

About Agios Pharmaceuticals

Agios Pharmaceuticals, a private, independent biopharmaceutical company, is dedicated to the discovery and development of novel therapeutics in the emerging field of cancer metabolism. To support and drive these efforts, Agios has built a robust platform integrating biology, metabolomics, biochemistry and informatics to enable target and biomarker identification.

To date, Agios has put in place a world-class scientific team, built the largest research laboratory dedicated to cancer metabolism and created an emerging compound development pipeline of novel cancer therapeutics. The Company’s founders and scientific advisors represent the core thought leaders in the field of cancer metabolism, responsible for key advances, insights and discoveries in the field. Agios Pharmaceuticals is located in Cambridge, Massachusetts. The company is financed by Third Rock, Flagship, ARCH Venture Partners. For more information, please visit the company’s website at www.agios.com.

About Celgene

Celgene Corporation is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company’s website at www.celgene.com.

Forward-Looking Statements

This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company’s control. The Company’s actual results, performance, or achievements could be materially different from those projected by these forward-looking statements. The factors that could cause actual results, performance, or achievements to differ from the forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, such as the Company’s Form 10-K, 10-Q and 8-K reports. Given these risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements.

Contact:

Celgene Corporation

David W. Gryska, 908-673-9059

Senior Vice President and

Chief Financial Officer

or

Tim Smith, 908-673-9951

Director

Investor Relations

Agios Pharmaceuticals

Yates Public Relations

Kathryn Morris

845-635-9828

###

FINAL

FIRST AMENDMENT

TO

DISCOVERY AND DEVELOPMENT

COLLABORATION AND LICENSE AGREEMENT

This First Amendment to the Discovery and Development Collaboration and License Agreement (the “First Amendment”) is entered into as of October 3rd, 2011 (the “Amendment Effective Date”) by and between Agios Pharmaceuticals, Inc. (“Agios”) and Celgene Corporation (“Celgene”). Agios and Celgene may each be referred to herein individually as a “Party” and collectively as the “Parties.”

INTRODUCTION

1. Celgene and Agios are parties to that certain Discovery and Development Collaboration and License Agreement, dated as of April 14, 2010 (the “Agreement”).

2. Pursuant to the Agreement, the Parties have engaged in the Development of Collaboration Compounds against Collaboration Targets.

3. The Parties wish to amend the Agreement with respect to the use of PKR as a Target and to provide for certain rights for Agios to investigate PKR outside of the Collaboration.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Agios and Celgene agree as follows:

1. Definitions. Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement.

2. Amendments. The Agreement is amended as follows:

(a) Additional Defined Terms. Article I of the Agreement is hereby amended by adding the following additional defined terms to such Article in the sections set forth below:

Section 1.6A “Agios Final PKR Compounds” means the compounds designated by Agios pursuant to Section 3.17(c)(ii).

Section 1.6B “Agios Initial PKR Compounds” means the specific chemical entities set forth on Schedule 1.6A attached hereto.

Section 1.6C “Agios PKR Program” means the Development (excluding screening of PKR with Collaboration Compounds), Manufacture and Commercialization by Agios and its Affiliates and, subject to Section 3.17(c), licensees and sublicensees, of compounds that [**] to PKR (including the Agios Final PKR Compound).

Section 1.10A “Amendment Effective Date” means, October 3rd, 2011, which is the effective date of that certain First Amendment to the Discovery and Development Collaboration and License Agreement between the Parties.

Section 1.100B “PKR” means [**].

(b) Amendment of [**] Definition. Section 1.100 of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 1.100 “[**]” means [**]. Notwithstanding the foregoing, [**] shall not be included within, or be deemed to constitute a part of, [**].

(c) Agios PKR Program. Article III of the Agreement is hereby amended to include a new Section 3.17, as follows:

Section 3.17 Agios PKR Program.

(a) Generally. Celgene acknowledges that Agios intends to undertake the Agios PKR Program, either alone or in collaboration with one or more Affiliates and, subject to Section 3.17(c), Third Parties, and that activities undertaken pursuant to the Agios PKR Program for non-Oncology Indications that consist of [**] treating hereditary non-spherocytic haemolytic anemia [**] (the “PKR Indications”) shall not constitute activities of the Collaboration, and Celgene shall have no rights with respect to (i) the Agios PKR Program except for those provided in Section 3.17(b) or (ii) any products containing the Agios Final PKR Compound as an active ingredient. The foregoing sentence shall not be construed as granting Agios any rights to use Licensed Compounds and/or Licensed Products in any products containing the Agios Final PKR Compound. Agios agrees that it shall not screen PKR with Collaboration Compounds. Without limiting the generality of the foregoing, the Agios PKR Program shall not be deemed to constitute an Agios Reverted Program or an Independent Program. Agios acknowledges that its activities pursuant to the Agios PKR Program shall continue to be subject to the terms and conditions of Article I, Sections 8.8 (except, under Sections 8.8(a)(ii) and (d), with respect to the PKR Indications), 12.5, 13.2, 13.5, 14.2(b), and 14.3(d)-(f) the Agreement. Solely for purposes of Agios’ obligations under Section 8.8 with respect to the Agios PKR Program, [**] shall continue to be deemed [**], except, under Sections 8.8(a)(ii) and (d), with respect to the PKR Indications. Agios shall have no rights to, and shall not, use any intellectual property rights of Celgene (including any Celgene Collaboration Intellectual Property or Celgene Intellectual Property) in connection with the Agios PKR Program. For the avoidance of doubt, none of the licenses granted to Agios by Celgene under Article VIII shall include any licenses with respect to the Agios PKR Program, Agios Final PKR Compounds or Agios Initial PKR Compounds.

(b) Compounds Under the Agios PKR Program. Celgene acknowledges that Agios may (i) chemically modify the Agios Initial PKR Compounds set forth on Schedule 1.6A, or (ii) Develop (excluding screening of PKR with Collaboration Compounds), Manufacture and Commercialize other chemical entities against PKR, under the Agios PKR Program. Celgene acknowledges and agrees that Agios shall have the right to maintain the Agios Initial PKR Compounds set forth on Schedule 1.6A and a maximum of [**] chemically modified compounds under Section 3.17(b)(i), until expiration of the Designation Period (as defined below). Prior to the Designation Period, on a rolling basis, but in no event less than [**], excluding the Agios Initial PKR Compounds set forth on Schedule 1.6A and the [**]-chemically modified compounds under Section 3.17(b)(i), the chemically modified compounds under Section 3.17(b)(i) shall be deemed Collaboration Compounds and shall be subject to the terms and conditions of the Agreement, including any exclusive licenses granted to Celgene pursuant to Article VII. Agios shall provide the JDC with any available information and data, including, in vitro and in vivo results, generated under the Agios PKR Program with respect to such chemically modified compounds that are deemed Collaboration Compounds and such information and data shall be deemed Collaboration Know-How.

(c) Agios Initial PKR Compounds and Agios Final PKR Compounds.

(i) As of the Amendment Effective Date, Schedule 1.6A sets forth one (1) compound as a lead candidate and [**] compounds as back-up candidates, which shall cease to constitute Agreement Compounds and the Compound List for the Discovery Program related to [**] is hereby deemed amended to exclude the Agios Initial PKR Compounds set forth on Schedule 1.6A.

(ii) Upon the earlier of [**] or at any time prior to [**] of [**] of the Agios Initial PKR Compounds and [**]-chemically modified compounds under Section 3.17(b)(i), with notice to Celgene, Agios shall designate [**] compounds as the Agios Final PKR Compounds (the “Designation Period”). For the avoidance of doubt, the Agios Final PKR Compounds designated under this subsection shall not be deemed an Agreement Compound. Upon expiration of the Designation Period, excluding the Agios Final PKR Compounds, all compounds from the Agios Initial PKR Compounds and all remaining chemically modified compounds under Section 3.17(b)(i) (including the [**]-chemically modified compounds), shall be deemed Collaboration Compounds and shall be subject to the terms and conditions of the Agreement, including any exclusive licenses granted to Celgene pursuant to Article VIII and Schedule 1.6A shall be updated accordingly. Agios shall provide any available information and data, including, in vitro and in vivo results, generated under the Agios PKR Program, excluding the Agios Final PKR Compounds, with respect to such Agios Initial PKR Compounds and all remaining chemically modified compounds under Section 3.17(b)(i) (including the [**]-chemically modified compounds) and such information and data shall be deemed Collaboration Know-How.

(d) Third Party Licensees. Subject to the following right of first negotiation, Agios shall have the right to conduct the Agios PKR Program in collaboration with a Third Party, and shall have the right to grant licenses in connection therewith. For a period beginning on the Amendment Effective Date and ending on NDA approval of a chemical entity against PKR, under the Agios PKR Program, (the “ROFN Period”), if Agios or its Affiliates intend to enter into negotiations with Third Parties with respect to the Agios PKR Program, whether as part of a collaboration, license or otherwise (other than in connection with a Change of Control), Agios shall first so notify Celgene and Celgene shall have the right to, by notice to Agios within [**] days, to negotiate exclusively with Agios with respect to the Agios PKR Program. If Celgene provides such notice within such period, Agios and Celgene shall enter into good faith negotiations for a period of up to [**] days thereafter with respect to the Agios PKR Program. Agios and its Affiliates shall not negotiate with or grant any rights to any Third Party with respect to the Agios PKR Program during such negotiation period. In the event the Parties reach agreement during such [**]-day period (or such longer period as the Parties may agree upon), then the Agios PKR Program shall be subject to the agreement reached by the Parties. If the Parties do not reach agreement with respect to the Agios PKR Program during such [**]-day period (or such longer period as the Parties may agree upon), Agios shall be free during the next [**] months after the expiration of the foregoing [**]-day (or, if applicable, longer) negotiation period to commence negotiations with Third Parties and enter into collaboration and license agreements with such Third Parties with respect to the Agios PKR Program; provided that, if Agios does not enter into a collaboration, license or otherwise prior to the expiration of such [**]-month period, the Agios PKR Program shall again be subject to the provisions of this Section 3.17(d). With respect to the conduct of the Agios PKR Program, such Third Parties shall be subject to the terms and conditions of this First Amendment (including the provisions of Section 8.8 of the Agreement) to the same extent as Agios. For purposes of clarity, the right of first negotiation set forth above shall not apply to the use of Third Party Contractors by Agios or its Affiliates; provided that Agios shall be liable for any failure by its Affiliates and Third Party Contractors to comply with all relevant restrictions, limitations and obligations in this First Amendment.

(e) Patent Rights. All Agios Patent Rights and Collaboration Patent Rights shall continue to be subject to the terms and conditions of Article X of this Agreement (except, under Section 10.2(g), with respect to Agios Patent Rights and Agios Collaboration Patent Rights that are directed solely to the Agios Final PKR Compounds); provided that Agios shall have the final say in the prosecution and enforcement of Agios Patent Rights and Agios Collaboration Patent Rights are directed solely to the Agios Final PKR Compounds.

(d) Schedules. The Agreement is hereby amended by adding a new Schedule 1.6A in the form attached hereto as Annex A.

3. Acknowledgements. For purposes of clarity, the Parties acknowledge that (i) PKR shall be deemed to be removed from the Target List as of the Amendment Effective Date, and (ii) PKR shall not be deemed to constitute an Agios Reverted Target or an Independent Target. Notwithstanding the foregoing, the Agios PKR Program shall be subject to the terms and conditions of this First Amendment and Article I, Sections 8.8 (except, under Sections 8.8(a)(ii) and (d), with respect to the PKR Indications), 12.5, 13.2, 13.5, 14.2(b), and 14.3(d)-(f) the Agreement.

4. Incorporation. Article 15 of the Agreement is hereby incorporated mutatis mutandis into this First Amendment.

5. Effect on Agreement. Except as specifically amended by this First Amendment, the Agreement will remain in full force and effect and is hereby ratified and confirmed. To the extent a conflict arises between the terms of the Agreement and this First Amendment, the terms of this First Amendment shall prevail but only to the extent necessary to accomplish their intended purpose.

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IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the Amendment Effective Date.

AGIOS PHARMACEUTICALS, INC.

By:	/s/ David Schenkein
Title: CEO

CELGENE CORPORATION

By:	/s/ Robert J. Hugin
Title: CEO

CELGENE LEGAL

/s/ John [illegible]

Annex A

Schedule 1.6A to the Discovery and Development Collaboration and License Agreement

Agios Initial PKR Compounds: [**]

SECOND AMENDMENT

TO

DISCOVERY AND DEVELOPMENT

COLLABORATION AND LICENSE AGREEMENT

This Second Amendment to the Discovery and Development Collaboration and License Agreement (the “Second Amendment”) is entered into as of October 3rd, 2011 (the “Second Amendment Effective Date”) by and between Agios Pharmaceuticals, Inc. (“Agios”) and Celgene Corporation (“Celgene”). Agios and Celgene may each be referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement.

INTRODUCTION

1. Celgene and Agios are parties to that certain Discovery and Development Collaboration and License Agreement, dated April 14, 2010 and amended October 3rd, 2011 (the “Agreement”).

2. Pursuant to the Agreement, the Parties have engaged in a collaboration that applies Agios’ expertise and technology to the discovery and validation of novel targets, primarily cancer metabolism targets, and the discovery and development of associated therapeutics, primarily in the Oncology Field, and provides for the development and commercialization of such therapeutics.

3. The Parties wish to amend the Agreement in order to extend the term of the Initial Phase and amend the terms of the First Extension Phase.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Agios and Celgene agree as follows:

1. Amendment and Restatement of Section 3.3. Section 3.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 3.3 Option Term.

(a) Initial Phase. Except as otherwise set forth in Section 3.3(b)(iii) below, the initial phase of the Collaboration shall commence on the Effective Date and end four (4) years following the Effective Date (the “Initial Phase”).

(b) First Extension Phase.

(i) Celgene shall have the right to elect to extend the Option Term following the Initial Phase (“First Extension Option”) for a period (the “First Extension Phase”) ending upon the earlier of:

(A) the date following the Effective Date on which (1) FPD of [**] Collaboration Compounds has occurred and (2) the JRC has confirmed the nomination of an additional Development Candidate (the “Second Extension Option Trigger Event”); and

(B) [**] following the end of the Initial Phase.

(ii) Celgene may exercise the First Extension Option by (x) providing written notice to Agios of such election; and (y) paying to Agios [**] Dollars (US$[**]). If Celgene elects to exercise such option, such notice and payment shall be made as follows:

(A) Unless Section 3.3(b)(ii)(B) or 3.3(b)(ii)(C) below applies, if Celgene elects the First Extension Option, Celgene must provide such exercise notice [**] months prior to the end of the initial Phase and must pay such $[**] within [**] days following the end of the Initial Phase.

(B) If Agios has not nominated [**] Development Candidates that are confirmed by the JRC at least [**] months prior to the end of the Initial Phase but [**] Development Candidates are so confirmed prior to the end of the Initial Phase, then, if Celgene elects the First Extension Option, Celgene must provide such exercise notice within [**] months following such confirmation of [**] Development Candidates and must pay such $[**] within [**] days following the later of (1) delivery of such notice and (2) the end of the Initial Phase.

(C) If Celgene elects to have Agios continue Development of the Development Candidates into the Extended Initial Phase in accordance with Section 3.3(b)(iii), then, if Celgene elects the First Extension Option, Celgene must provide such exercise notice on or prior to the date that is [**] days following the end of the Extended Initial Phase and must pay such $[**] days following delivery of such notice.

(iii) Notwithstanding anything in this Section 3.3 to the contrary, if Agios believes that Agios will not be able to nominate at least [**] Development Candidates that meet the Clinical Candidate Guidelines by the end of the Initial Phase, Agios shall notify Celgene thereof (to the extent practicable, by no later than [**] months prior to the end of the Initial Phase). If the JRC has not confirmed at least [**] Development Candidates nominated by Agios that meet the Clinical Candidate Criteria within the Initial Phase, then Celgene shall have the right to either exercise its First Extension Option as provided in Section 3.3(b)(ii)(A) or to have Agios continue Development following the end of the Initial Phase. If Celgene elects to have Agios continue Development, the Initial Phase shall be extended until the earlier of (x) [**] following the end of the original [**]-year Initial Phase and (y) such time as the JRC has confirmed the nomination of at least [**] Development Candidates that meet the Clinical Candidate Guidelines following the Effective Date (the “Extended Initial Phase”).

(A) If Celgene elected to have Agios continue Development through the Extended Initial Phase and the JRC confirms [**] Development Candidates nominated by Agios that meet the Clinical Candidate Guidelines by the end of the Extended Initial Phase, Celgene shall have the right to elect, in its sole discretion (to be exercised in accordance with Section 3.3(b)(ii)(C)), to extend the Option Term following such Extended Initial Phase until the end of the period set forth in Section 3.3(b)(iii)(D). If Celgene does not elect to extend the Option Term through such period, the Option Term shall expire at the end of such Extended Initial Phase and the picking mechanism set forth in Section 3.7 shall apply with respect to Validated Programs at such time.

(B) If the JRC confirms [**] nominated by Agios that meets the Clinical Candidate Guidelines by the end of the Extended Initial Phase, but fails to confirm the nomination of [**] by the end of the Extended Initial Phase, Celgene shall have the right, in its sole discretion (to be exercised in accordance with Section 3.3(b)(ii)(C)), to extend the Option Term following such Extended Initial Phase until the end of the period set forth in Section 3.3(b)(iii)(D). If Celgene does not elect to extend the Option Term through such period, the Option Term shall expire at the end of such Extended Initial Phase and the picking mechanism set forth in Section 3.7 shall apply with respect to Validated Programs at such time; provided, however, that, notwithstanding anything in Section 3.7, 9.3(b) or 9.6(a) to the contrary, (1) [**] shall be entitled to the [**] Picks (including, if such Program has not reached the DC Selection Stage, [**]), and the Parties shall then alternate turns (with [**] having the first turn) selecting [**] until all Validated Programs have been selected; (2) Celgene shall not be obligated to pay any Validated Program Discovery Costs with respect to Celgene’s Picked Validated Program(s); and (3) Celgene shall be obligated to pay to Agios royalties as set forth in Section 9.7(d) but shall not be obligated to pay to Agios any of the milestone payments set forth in Section 9.6(a), in each case, with respect to Licensed Compounds and Licensed Products under Celgene’s Picked Validated Program(s).

(C) If the JRC fails to confirm the nomination of any Development Candidate by the end of the Extended Initial Phase, Celgene shall have the right, in its sole discretion (to be exercised in accordance with Section 3.3(b)(ii)(C)), to extend the Option Term following such Extended Initial Phase until the end of the period set forth in Section 3.3(b)(iii)(D). If Celgene does not elect to extend the Option

Term through such period, the Option Term shall expire at the end of such Extended Initial Phase and the picking mechanism set forth in Section 3.7 shall apply with respect to Validated Programs at such time; provided, however, that, notwithstanding anything in Section 3.7, 9.3(b) or 9.6(a) to the contrary, (1) Celgene shall have the right to select all Validated Programs remaining in the Collaboration at such time (including, if such Program has not reached the DC Selection Stage, [**]); (2) Celgene shall not be obligated to pay any Validated Program Discovery Costs with respect to Celgene’s Picked Validated Program(s); and (3) Celgene shall be obligated to pay to Agios royalties as set forth in Section 9.7(d) but shall not be obligated to pay to Agios any of the milestone payments set forth in Section 9.6(a), in each case, with respect to Licensed Compounds and Licensed Products under such Picked Validated Program(s).

(D) If Celgene elects to extend the Option Term following such Extended Initial Phase pursuant to Section 3.3(b)(iii)(A), 3.3(b)(iii)(B), or 3.3(b)(iii)(C), such First Extension Phase shall extend until the earlier of (1) the Second Extension Option Trigger Event and (2) [**] following the end of the Extended Initial Phase, and, in such event, such period shall be deemed the “First Extension Period.”

(E) For purposes of clarity, if the JRC confirms [**] Development Candidates nominated by Agios in the same Calendar Year prior to the end of the Extended Initial Phase, Agios shall be deemed to have met its obligation under this Section 3.3(b)(iii) to nominate at least [**] Development Candidates that the JRC confirms meet the Clinical Candidate Guidelines by the end of the Extended Initial Phase irrespective of whether Celgene defers (or has the right to defer) making the DC Commitment with respect to [**] pursuant to Section 3.6(d) below. In addition, if, during the Initial Phase (or, if applicable, the Extended Initial Phase):

(1) Celgene elects to unilaterally remove a Target from the Target List pursuant to Section 3.5(b) after a Development Candidate directed to such Target had been nominated by Agios and the JRC has not determined that such Development Candidate does not meet the Clinical Candidate Guidelines (as described in Section 3.6(b)(v)),

(2) Celgene elects to unilaterally remove a Target from the Target List within the [**] period prior to when a Development Candidate directed to such Target would have been nominated by Agios (as contemplated under the Discovery Plan); provided that the lead optimization chemical series in the Discovery Program related to such Target has demonstrated [**],

(3) Celgene decides to exercise its Celgene Program Option or to take a license early pursuant to Section 3.6(c) or Section 15.5, as applicable, to a Discovery Program under which a Development Candidate had been nominated by Agios prior to such early exercise,

(4) Celgene exercises its right pursuant to Section 14.2(a) to terminate for convenience any Discovery Program under which a Development Candidate had been nominated by Agios prior to such termination and the JRC has not determined that such Development Candidate does not meet the Clinical Candidate Guidelines (as described in Section 3.6(b)(v)), or

(5) Celgene terminates a Discovery Program for convenience within the [**] period prior to when a Development Candidate would have been nominated by Agios under such Discovery Program (as contemplated under the Discovery Plan); provided that the lead optimization chemical series in the Discovery Program related to such Target has demonstrated [**], then, in each of the foregoing cases, such nominated (or would-be nominated, as applicable) Development Candidate shall be counted as a Development Candidate that has been confirmed by the JRC as meeting the Clinical Candidate Guidelines for purposes of determining whether Agios has met its obligation under this Section 3.3(b) to nominate at least [**] Development Candidates that the JRC confirms meet the Clinical Candidate Guidelines.

(c) Second Extension Option. Celgene shall have the right to elect to extend the Option Term beyond the First Extension Phase (“Second Extension Option”) for an additional [**] months following the end of the First Extension Phase (“Second Extension Phase”). Celgene may exercise the Second Extension Option by (i) providing written notice to Agios of such election, and (ii) paying to Agios [**] Dollars (US$[**]) within [**] days following the end of the First Extension Phase. Such written notice shall be provided at least [**] months prior to the end of the First Extension Phase (or within [**] days following the Second Extension Option Trigger Event, as applicable); provided that, if the Parties enter into the Extended Initial Phase and such Extended Initial Phase continues until [**] following the end of the original Initial Phase, then such notice need not be provided until at least [**] months prior to the end of the First Extension Phase.

(d) Option Term. The “Option Term” shall refer to the period commencing on the Effective Date and ending upon the earliest of (i) the expiration of the Initial Phase (or Extended Initial Phase, if applicable), if Celgene does not exercise the First Extension Option; (ii) the expiration of the First Extension Phase, if Celgene exercises the First Extension Option but does not exercise the Second Extension Option; and (iii) the expiration of the Second Extension Phase, if Celgene exercises the Second Extension Option; provided that, notwithstanding the foregoing, if on the date of the events described in the foregoing clauses (i), (ii), and (iii), DC Selection Stage for a Development Candidate has been reached pursuant to Section 3.6(b)(ii) during the Option Term and the Celgene Program Option for such Development Candidate has not expired or been rejected, waived or not exercised within the applicable exercise period, then Celgene’s right to exercise such Celgene Program Option will continue for such Development Candidate (and associated Discovery Program) beyond the end of the Option Term as set forth in Section 3.6 until such Celgene Program Option has been exercised or been rejected or waived (such extended period, the “Post-Option Extension,” and the Discovery Program associated with such Development Candidate, the “Extended Program”). For purposes of clarity, except as provided in the proviso in the prior sentence or in Section 3.3(b)(iii), if Celgene does not provide written notice of election to Agios in a timely manner, the Option Term shall expire as of the end of the then-current Initial Phase (or Extended Initial Phase, if applicable), First Extension Phase or Second Extension Phase, as the case may be.

2. Second Amendment Payment. Article IX of the Agreement is hereby amended to include a new Section 9.1A as follows:

Section 9.1A Second Amendment Payment. In consideration of Agios’ performance of its obligation under the Collaboration during the period commencing three (3) years following the Effective Date and ending four (4) years following the Effective Date pursuant to the Second Amendment to this Agreement, Celgene shall make a nonrefundable payment to Agios of Twenty Million Dollars (US$20,000,000) within [**] days following the effective date of the Second Amendment to this Agreement.

3. Incorporation. Article 15 of the Agreement is hereby incorporated mutatis mutandis into this Amendment.

4. Effect on Agreement. Except as specifically amended by this Second Amendment, the Agreement will remain in full force and effect and is hereby ratified and confirmed. To the extent a conflict arises between the terms of the Agreement and this Second Amendment, the terms of this Second Amendment shall prevail but only to the extent necessary to accomplish their intended purpose.

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IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the Second Amendment Effective Date.

AGIOS PHARMACEUTICALS, INC.

By:	/s/ David Schenkein
Title: CEO

CELGENE CORPORATION

By:	/s/ Robert J. Hugin
Title: CEO

CELGENE CORPORATION

By:	/s/ Robert J. Hugin
Title: CEO

CELGENE LEGAL

/s/ John [illegible]